ALEXANDRIA® | *Building the Future of Life-Changing Innovation®*

ALEXANDRIA REAL ESTATE EQUITIES, INC.

EARNINGS PRESS RELEASE & SUPPLEMENTAL INFORMATION

THIRD QUARTER ENDED SEPTEMBER 30, 2023

"Alexandria has achieved the three outputs that define a great company: *Superior Results, Distinctive Impact, and Lasting Endurance.*"

JIM COLLINS
Renowned Author & Business Strategist

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2023

Table of Contents
September 30, 2023

COMPANY HIGHLIGHTS	Page		Page
Our Mission and Cluster Model	iii	Environmental, Social, and Governance Matters	xxxii

EARNINGS PRESS RELEASE	Page		Page
Third Quarter Ended September 30, 2023 Financial and Operating Results	1	Earnings Call Information and About the Company	8
Guidance	4	Consolidated Statements of Operations	9
Acquisitions	6	Consolidated Balance Sheets	10
Dispositions and Sales of Partial Interests	7	Funds From Operations and Funds From Operations per Share	11

SUPPLEMENTAL INFORMATION	Page		Page
Company Profile	14	External Growth / Investments in Real Estate
Investor Information	15	Investments in Real Estate	33
Financial and Asset Base Highlights	16	New Class A/A+ Development and Redevelopment Properties:
High-Quality and Diverse Client Base	18
High-Quality and Diverse Client Base in AAA Locations	19	Recent Deliveries	35
Occupancy	20	Current Projects	37
Internal Growth		Summary of Pipeline	43
Key Operating Metrics	21	Construction Spending and Capitalization of Interest	48
Same Property Performance	22	Joint Venture Financial Information	49
Leasing Activity	23	Balance Sheet Management
Contractual Lease Expirations	24	Investments	51
Top 20 Tenants	25	Key Credit Metrics	52
Summary of Properties and Occupancy	26	Summary of Debt	53
Property Listing	27	Definitions and Reconciliations
		Definitions and Reconciliations	57

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2023	ii

ALEXANDRIA®
Building the Future of Life-Changing Innovation®

OUR MISSION

To create and grow life science ecosystems and clusters that ignite and accelerate the world's leading innovators in their noble pursuit to advance human health by curing disease and improving nutrition

OUR CLUSTER MODEL

Alexandria has identified four critical components for life science companies to thrive: *location*, *innovation*, *talent*, and *capital*.

Our proven cluster model unites cutting-edge innovation with leading scientific and managerial talent and strategic investment capital in best-in-class locations immediately adjacent to the world's top academic institutions.

LOCATION
INNOVATION
TALENT
CAPITAL

THAT'S WHAT'S IN
OUR DNA®

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2023	iii

ALEXANDRIA'S OUTSTANDING LONG-TERM VALUE

Total Stockholder Return From ARE's IPO on May 27, 1997[1] to September 30, 2023

WELLTOWER
1,729%
ALEXANDRIA
1,160%
UNIVERSAL HEALTH REALTY INCOME TRUST
1,060%
LTC PROPERTIES
914%
FTSE NAREIT EQUITY HEALTH CARE INDEX(2)
877%
NATIONAL HEALTH INVESTORS
765%
MSCI U.S. REIT INDEX
669%
OMEGA HEALTHCARE INVESTORS
540%
HEALTHPEAK PROPERTIES
513%
VENTAS
367%
HEALTHCARE REALTY TRUST
252%

Source: S&P Global Market Intelligence. Assumes reinvestment of dividends.
(1)Alexandria’s IPO priced at $20.00 per share on May 27, 1997.
(2)REITs included in the FTSE Nareit Equity Health Care Index for which total stockholder return information since May 1997 is not available are not presented.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2023	iv

THE $5 TRILLION[1] SECULARLY GROWING LIFE SCIENCE INDUSTRY, WITH $450 BILLION IN ANNUAL R&D FUNDING FROM DIVERSE SOURCES, FUELS DEMAND FOR ALEXANDRIA'S LABSPACE® ASSETS

Global Public Biopharma R&D Spending(2)
$278B
U.S. Life Science Venture Capital and Public Markets(3)
$77B
Government Funding (NIH & NSF(4))
$53B
U.S. Medical Research Philanthropy(5)
$51B

2022 LIFE SCIENCE R&D FUNDING BY SOURCE

TOTAL LIFE SCIENCE R&D FUNDING

$2.1T+

SINCE 2018

$450B+

IN 2022

(1)Source: YCharts. Based on aggregate market capitalization for the life science industry, encompassing biotechnology companies, drug manufacturers, and diagnostics and research companies as of June 16, 2023.
(2)Source: Evaluate Pharma, October 2023.
(3)Source: PitchBook, BioCentury, and NASDAQ. Public Markets includes IPOs, follow-ons, and public equity financings.
(4)Source: Congressional Research Service, “National Institutes of Health (NIH) Funding: FY1996-FY2024,” updated May 17, 2023. National Science Foundation (NSF).
(5)Source: The Giving Institute, “Giving USA 2023: The Annual Report on Philanthropy for the Year 2022.”

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2023	v

VISIBILITY OF FUTURE GROWTH WITH ANNUAL NET OPERATING INCOME OF

$580 MILLION[(1)]

Placed Into Service

1H23	3Q23
$81M	$39M
840,587 RSF	450,134 RSF
100% LEASED	100% LEASED

Expected to Be Placed Into Service and Stabilized[(2)]

4Q23	2024	2025–3Q26
$114M	$127M	$339M
808,095 RSF	1.8M RSF	3.8M RSF
99% LEASED	92% LEASED	41% LEASED/NEGOTIATING

ALEXANDRIA'S OPERATIONAL EXCELLENCE DRIVES ACCELERATED DELIVERY OF 325 BINNEY AND ONBOARDING OF NET OPERATING INCOME

325 BINNEY STREET | GREATER BOSTON
Moderna

Refer to “Net operating income” in the “Definitions and reconciliations” of our Supplemental Information for additional details and its reconciliation from the most directly comparable financial measures presented in accordance with GAAP.
(1)Our share of annual incremental net operating income primarily commencing from 4Q23 through 3Q26 is $491 million.
(2)Represents projects under construction aggregating 5.6 million RSF and two near-term projects aggregating 0.8 million RSF expected to commence construction during the next three quarters after September 30, 2023.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2023	vi

ALEXANDRIA®
Building the Future of Life-Changing Innovation®
LATEST NEWS

ALEXANDRIA®
Building the Future of Life-Changing Innovation®

ALEXANDRIA REAL ESTATE EQUITIES, INC. ANNOUNCES ACCELERATED DELIVERY OF MODERNA'S NEW 462,100 RSF HQ AND R&D CENTER, DESIGNED TO BE THE MOST SUSTAINABLE LABORATORY BUILDING IN CAMBRIDGE, AT 325 BINNEY STREET ON THE ONE KENDALL SQUARE MEGA CAMPUS

October 3, 2023

FOR IMMEDIATE RELEASE

Alexandria earned the 2023 Visionary Award from the Cambridge Chamber of Commerce for developing 325 Binney Street, which will support Moderna as it advances a pipeline of mRNA medicines that leverage its paradigm-shifting mRNA technology – the platform behind the company's lifesaving COVID-19 vaccine

PASADENA, Calif. and CAMBRIDGE, Mass., Oct. 3, 2023 /PRNewswire/ -- Alexandria Real Estate Equities, Inc. (NYSE: ARE), the first, preeminent, longest-tenured and pioneering owner, operator and developer of collaborative life science, agtech and advanced technology mega campuses in AAA innovation cluster locations, today announced that it has accelerated delivery of 325 Binney Street to Moderna, with which it has had a longstanding strategic relationship for over a decade. The 462,100 RSF Class A+ property currently under construction is now set to deliver in November 2023. Ideally located on the Alexandria Center® at One Kendall Square mega campus in Cambridge, the state-of-the-art facility was selected by Moderna for its new global headquarters and core R&D operations and will support Moderna's growth as it makes progress on a pipeline of mRNA medicines that leverage its paradigm-shifting mRNA technology to address a wide range of diseases, including COVID-19. This mission-critical development project, which is also expected to be delivered under budget, will significantly contribute to Alexandria's incremental annual net operating income (NOI) commencing in 4Q23. As of June 30, 2023, the company's highly leased value-creation pipeline is expected to drive future annual incremental NOI aggregating $605 million through 2Q26.

"We value our longtime strategic relationship with Alexandria, and it has been a privilege to work with their team to develop our new HQ and science center, designed to be the most sustainable laboratory building in Cambridge," said Jamey Mock, chief financial officer of Moderna. "As we continue to innovate and grow our world-class mRNA platform, our future home will enable us to keep delivering on the promise of mRNA science and retain and recruit the best talent from the Massachusetts life science sector while also minimizing our environmental footprint."

325 Binney Street, which is targeting LEED Zero Energy, LEED Platinum Core & Shell, Fitwel Life Science and WiredScore Platinum certifications, integrates leading-edge laboratory and non-scientific space with engaging gathering spaces to foster collaboration and disruptive innovation. The ultra-efficient building is targeting a 92% reduction in fossil fuel use through the implementation of a geothermal

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2023	vii

ALEXANDRIA IS THE DOMINANT LANDLORD IN CAMBRIDGE'S KENDALL SQUARE, "THE MOST INNOVATIVE SQUARE MILE ON THE PLANET"

MEGA CAMPUS: ALEXANDRIA CENTER® AT KENDALL SQUARE 2.9M RSF
MEGA CAMPUS: ALEXANDRIA CENTER® AT ONE KENDALL SQUARE 1.4M RSF
MEGA CAMPUS: ALEXANDRIA TECHNOLOGY SQUARE® 1.2M RSF
BINNEY STREET
Massachusetts Institute of Technology

CAMBRIDGE SUBMARKET OVERVIEW

Alexandria Projects Under Construction	462K RSF (100% Leased)
Competitive Supply Under Construction	2.8M RSF (72% Leased)

Note: RSF amounts as of September 30, 2023. Refer to “Competitive supply” in the “Definitions and reconciliations” of our Supplemental Information for additional information.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2023	viii

ALEXANDRIA IS THE DOMINANT LANDLORD IN WATERTOWN, A DYNAMIC SUBMARKET CATALYZED BY OUR CONVINCTION AND FUELED BY OUR SUCCESS IN CAMBRIDGE

MEGA CAMPUS:
480 ARSENAL WAY AND 446, 458, 500, AND 550 ARSENAL STREET
533K RSF
MEGA CAMPUS:
THE ARSENAL ON THE CHARLES
1.1M RSF
99 COOLIDGE AVENUE
243K RSF
WATERTOWN
CAMBRIDGE
FENWAY

WATERTOWN SUBMARKET OVERVIEW

Alexandria Projects Under Construction	569K RSF (58% Leased)
Competitive Supply Under Construction	254K RSF (51% Leased)

Note: RSF amounts as of September 30, 2023. Refer to “Competitive supply” in the “Definitions and reconciliations” of our Supplemental Information for additional information.

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ALEXANDRIA'S FOUNDATIONAL FENWAY MEGA CAMPUS SOLIDIFIES OUR DOMINANCE IN THIS NEW COLLABORATIVE LIFE SCIENCE SUBMARKET

NORTH STATION
KENDALL SQUARE
PARK ST.
COPLEY
BACK BAY
HYNES
Massachusetts Institute of Technology
MEGA CAMPUS:
ALEXANDRIA CENTER®
FOR LIFE SCIENCE – FENWAY
1.4M RSF
FENWAY
90
FENWAY

FENWAY SUBMARKET OVERVIEW

Alexandria Projects Under Construction[1]	516K RSF (13% Leased)
Competitive Supply Under Construction	309K RSF (–% Leased)

Note: RSF amounts as of September 30, 2023. Refer to “Competitive supply” in the “Definitions and reconciliations” of our Supplemental Information for additional information.
(1)Includes active development, active redevelopment, and near-term projects expected to commence construction in the next three quarters.

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ALEXANDRIA'S BOLD, PIONEERING VISION IN MISSION BAY LED TO OUR POSITION AS THE DOMINANT LANDLORD IN THIS VIBRANT SUBMARKET

MEGA CAMPUS:
ALEXANDRIA CENTER® FOR
SCIENCE AND TECHNOLOGY
2.2M RSF
UCSF

MISSION BAY SUBMARKET OVERVIEW

Alexandria Projects Under Construction	213K RSF (–% Leased) [1]
Competitive Supply Under Construction	50K RSF (–% Leased)

Note: RSF amounts as of September 30, 2023. Refer to “Competitive supply” in the “Definitions and reconciliations” of our Supplemental Information for additional information.
(1)Represents a single- or multi-tenant project expanding our existing mega campus, which will be 100% funded by our joint venture partner. We are currently marketing the space for lease and have initial interest from publicly traded biotechnology and institutional tenants.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2023	xi

ALEXANDRIA IS THE PARTNER OF CHOICE TO THE MOST INNOVATIVE COMPANIES IN SOUTH SAN FRANCISCO, THE BIRTHPLACE OF BIOTECHNOLOGY

MEGA CAMPUS:
ALEXANDRIA TECHNOLOGY CENTER® – GATEWAY
1.6M RSF
MEGA CAMPUS:
213, 249, 259, 269, 279 EAST GRAND AVENUE
920K RSF
ALEXANDRIA CENTER® FOR LIFE SCIENCE – SOUTH SAN FRANCISCO
505K RSF
Genentech
101
Caltrain

SOUTH SAN FRANCISCO SUBMARKET OVERVIEW

Alexandria Projects Under Construction	585K RSF (60% Leased)
Competitive Supply Under Construction	3.0M RSF (19% Leased)

Note: RSF amounts as of September 30, 2023. Refer to “Competitive supply” in the “Definitions and reconciliations” of our Supplemental Information for additional information.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2023	xii

ALEXANDRIA IS THE DOMINANT LANDLORD IN TORREY PINES AND UTC, THE TWO MOST DESIRABLE LIFE SCIENCE SUBMARKETS IN SAN DIEGO

Continued demand for Alexandria's differentiated value-creation projects drives leasing outperformance

MEGA CAMPUS:
ONE ALEXANDRIA SQUARE & ONE ALEXANDRIA NORTH
1.2M RSF
MEGA CAMPUS:
CAMPUS POINT BY ALEXANDRIA
1.8M RSF
MEGA CAMPUS:
SD TECH BY ALEXANDRIA
1.3M RSF
MEGA CAMPUS:
SEQUENCE DISTRICT BY ALEXANDRIA
800K RSF
SBP Sanford Burnham Prebys MEDICAL DISCOVERY INSTITUTE
salk.
5
TORREY PINES
SORRENTO
UNIVERSITY TOWN CENTER
UC San Diego
805
MEGA CAMPUS:
5200 ILLUMINA WAY
793K RSF
MEGA CAMPUS:
UNIVERSITY DISTRICT
415K RSF

TORREY PINES AND UNIVERSITY TOWN CENTER (UTC) SUBMARKET OVERVIEW

Alexandria Projects Under Construction[1]	933K RSF (91% Leased/Neg)
Competitive Supply Under Construction	61K RSF (–% Leased)

SORRENTO SUBMARKET OVERVIEW

Alexandria Projects Under Construction	255K RSF (17% Leased/Neg)
Competitive Supply Under Construction	1.4M RSF (7% Leased)

Note: RSF amounts as of September 30, 2023. Refer to “Competitive supply” in the “Definitions and reconciliations” of our Supplemental Information for additional information.
(1)Includes active development projects and near-term projects expected to commence construction in the next three quarters.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2023	xiii

ALEXANDRIA'S STRONG AND FLEXIBLE BALANCE SHEET WITH SIGNIFICANT LIQUIDITY

S&P Global Ratings and Moody's Investors Service affirmed Alexandria's investment-grade credit ratings and outlook in September 2023 and October 2023, respectively, reinforcing the company's exceptional credit profile.

Bristol Myers Squibb

4135 CAMPUS POINT COURT | SAN DIEGO
Bristol Myers Squibb

SIGNIFICANT LIQUIDITY

$5.9B

DEBT MATURITIES

NO DEBT MATURING PRIOR TO 2025

PERCENTAGE OF DEBT AT FIXED RATES

99.0%

TOP 10% CREDIT RATING RANKING AMONG ALL PUBLICLY TRADED U.S. REITS[(1)]

BBB+ S&P Global Ratings
Positive [(1)]

Baa1 Moody's Investors Service
Stable [(1)]

NET DEBT AND PREFERRED STOCK TO ADJUSTED EBITDA[(2)]

≤5.1x

4Q23 GOAL

REMAINING DEBT TERM

13.1

YEARS

INTEREST RATE

3.70%

WEIGHTED AVERAGE

As of September 30, 2023.
(1)A credit rating is not a recommendation to buy, sell, or hold securities and may be subject to revision or withdrawal at any time. Top 10% ranking represents credit rating levels from S&P Global Ratings and Moody’s Investors Service for publicly traded U.S. REITs, from Bloomberg Professional Services as of September 30, 2023.
(2)Quarter annualized. Refer to “Net debt and preferred stock to Adjusted EBITDA” in the “Definitions and reconciliations” of our Supplemental Information for additional details.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2023	xiv

ALEXANDRIA'S INCREASE IN QUARTERLY FUNDS FROM OPERATIONS PER SHARE

32.2% Growth
(1Q19–3Q23)
$1.71
$1.73
$1.75
$1.77
$1.82
$1.81
$1.83
$1.84
$1.91
$1.93
$1.95
$1.97
$2.05
$2.10
$2.13
$2.14
$2.19
$2.24
$2.26
1Q 2Q 3Q 4Q
2019
1Q 2Q 3Q 4Q
2020
1Q 2Q 3Q 4Q
2021
1Q 2Q 3Q 4Q
2022
1Q 2Q 3Q
2023

Refer to “Funds from operations and funds from operations, as adjusted, attributable to Alexandria’s common stockholders” in the “Definitions and reconciliations” of our Supplemental Information for additional details.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2023	xv

ALEXANDRIA'S YEAR-OVER-YEAR INCREASE IN FUNDS FROM OPERATIONS PER SHARE

7.4% Average Annual Growth
$4.40
$4.80
$5.25
$5.51
$6.02
$6.60
$6.96
$7.30
$7.76
$8.42
$8.98
2013
2014
2015
2016
2017
2018
2019
2020
2021
2022
2023
Projected (1)
FUNDS FROM OPERATIONS PER SHARE – DILUTED, AS ADJUSTED, BY YEAR

Refer to “Funds from operations and funds from operations, as adjusted, attributable to Alexandria’s common stockholders” in the “Definitions and reconciliations” of our Supplemental Information for additional details.
(1)Represents the midpoint of our guidance range for 2023 funds from operations per share – diluted, as adjusted, as of October 23, 2023.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2023	xvi

ALEXANDRIA'S REIT INDUSTRY-LEADING CLIENT BASE OF OVER 800 TENANTS DRIVES STABLE, RESILIENT, AND LONG-DURATION CASH FLOWS

Multinational Pharmaceutical
18%
Life Science Product, Service, and Device
22%
Public Biotechnology – Preclinical or Clinical Stage
10%
Private Biotechnology
9%
Other(3)
4%
Investment-Grade or Large Cap Tech
8%
Future Change in Use(2)
4%
Institutional (Academic/Medical, Non-Profit, and U.S. Government)
11%
Public Biotechnology – Approved or Marketed Product
14%

PERCENTAGE OF ARE'S ANNUAL RENTAL REVENUE[4]

TENANT COLLECTIONS

99.9% 3Q23

99.7% October 2023

80% of Leasing Activity During the Last Twelve Months Was Generated From Alexandria's Existing Client Base

As of September 30, 2023, except for tenant collections, which is presented as of October 23, 2023.
(1)Represents the percentage of our annual rental revenue generated by our top 20 tenants that are also investment-grade or publicly traded large cap tenants. Refer to “Annual rental revenue” and “Investment-grade or publicly traded large cap tenants” in the “Definitions and reconciliations” of our Supplemental Information for additional details.
(2)Represents annual rental revenue currently generated from space that is targeted for a future change in use, including 1.1% of total annual rental revenue that is generated from covered land play projects for future development opportunities. The weighted-average remaining term of these leases is 4.1 years.
(3)Our “Other” tenants, which represent an aggregate of 4.0% of our annual rental revenue, comprise technology, professional services, finance, telecommunications, and construction/real estate companies, and (by less than 1.0% of our annual rental revenue) retail-related tenants.
(4)Represents annual rental revenue in effect as of September 30, 2023. Refer to “Annual rental revenue” in the “Definitions and reconciliations” of our Supplemental Information for additional details.

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ALEXANDRIA'S SUSTAINED OPERATIONAL EXCELLENCE AND STRENGTH IN TENANT COLLECTIONS

99.5%
99.8%
99.7%
99.8%
99.8%
99.9%
99.9%
99.7%
99.9%
99.9%
99.9%
1Q21
2Q21
3Q21
4Q21
1Q22
2Q22
3Q22
4Q22
1Q23
2Q23
3Q23

TENANT RENTS AND RECEIVABLES COLLECTED[1]

99.8%

AVERAGE TENANT COLLECTIONS FROM 1Q21 TO 3Q23

(1)Represents tenant rents and receivables collected for each period end as of each quarter’s respective earnings release date.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2023	xviii

ALEXANDRIA'S SOLID LEASING VOLUME IN 2023 REMAINS IN LINE WITH OUR HISTORICAL ANNUAL AVERAGE

(in millions)
10.0
9.0
8.0
7.0
6.0
5.0
4.0
3.0
2.0
1.0
0.0
4.2M RSF
Annual Average
(2013–2020)
Exceptional/
Record-Level
Leasing
2013
2014
2015
2016
2017
2018
2019
2020
2021
2022
YTD 3Q23
Annualized
RSF OF LEASES EXECUTED BY YEAR

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2023	xix

ALEXANDRIA'S EXCEPTIONAL LEASING VOLUME HAS NORMALIZED IN 2023 TO SOLID HISTORICAL LEVELS

(in millions)
4.5
2.5
2.0
1.5
1.0
0.5
0.0
Every Year Had at Least One Quarter of Leasing Volume Below Our Historical Average of 1.0M RSF
Exceptional/ Record-Level Leasing
1Q 2Q 3Q 4Q
2013
2014
2015
2016
2017
2018
2019
2020
2021
2022
2023
RSF OF LEASES EXECUTED BY QUARTER

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ALEXANDRIA'S WORLD-CLASS BRAND AND DOMINANCE OF DESIRABLE LIFE SCIENCE SPACE DRIVE CONTINUED RENTAL RATE GROWTH

Rental Rate Increase Quarterly Averages (2013–2020)
24.7%
12.4% (cash basis)
50%
40%
30%
20%
10%
0%
1Q 2Q 3Q 4Q
2013
2014
2015
2016
2017
2018
2019
2020
2021
2022
2023
Rental Rate Increase
Rental Rate Increase (Cash Basis)

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2023	xxi

ALEXANDRIA'S PREMIER LIFE SCIENCE SPACE GENERATES LONG LEASE TERMS

During YTD 3Q23, we achieved exceptionally long weighted-average lease term averaging 11.0 years

8.7 years
Weighted-Average
Lease Term
(2014–YTD 3Q23)
11.0 years
Weighted-Average
Lease Term
(YTD 3Q23)
(in years)
12.0
11.0
10.0
9.0
8.0
7.0
6.0
5.0
4.0
3.0
2.0
1.0
0.0
2014
2015
2016
2017
2018
2019
2020
2021
2022
YTD 3Q23
WEIGHTED-AVERAGE LEASE TERM FOR LEASES COMPLETED BY YEAR

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2023	xxii

ALEXANDRIA'S LEASE RENEWALS SHOW EXPANSION OF TENANT FOOTPRINTS

Our tenants who have renewed their leases, have in aggregate retained or expanded their original footprints, which is consistent with our historical trend

101.9%
1.3 million RSF renewed
104.4%
1.8 million RSF renewed
101.1%
3.0 million RSF renewed
102.8%
3.4 million RSF renewed
99.7%
1.5 million RSF renewed
2019
2020
2021
2022
YTD 3Q23

PERCENTAGE OF RSF LEASED BY TENANTS AT LEASE RENEWAL

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2023	xxiii

ALEXANDRIA'S OPERATIONAL EXCELLENCE DRIVES STEADY AND CONSISTENTLY HIGH OCCUPANCY

GREAT FINANCIAL CRISIS OF 2008–2009
ONLY A 70-BPS DECLINE
93.8
94.8
94.1
94.3
94.9
94.6
95.9
97.0
97.2
96.6
96.8
97.3
96.8
94.6
94.0
94.8
93.6
93.6
93.7
95.1
2007
2008
2009
2010
2011
2012
2013
2014
2015
2016
2017
2018
2019
2020
2021
2022
1Q23
2Q23
3Q23
2023 Projected(1)

OCCUPANCY PERCENTAGE[(2)]

(1)Represents the midpoint of our guidance range for 2023 occupancy percentage in North America as of October 23, 2023. Refer to “Guidance” in our Earnings Press Release for additional details.
(2)Represents occupancy percentage of operating properties in North America as of each period end.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2023	xxiv

ALEXANDRIA'S LOW NON-REVENUE-ENHANCING CAPITAL EXPENDITURES REFLECTS THE HIGH QUALITY OF OUR INFRASTRUCTURE

Our low level of non-revenue-enhancing capital expenditures as a percentage of net operating income demonstrates the high durability and reusability of our space through multiple lease terms

20%
17%
18%
13%
12%
2019
2020
2021
2022
YTD 3Q23

NON-REVENUE-ENHANCING CAPITAL EXPENDITURE AS A PERCENTAGE OF NET OPERATING INCOME

Note: Non-revenue-enhancing capital expenditures include all additions to real estate except for costs related to ground-up development or first-time conversion of non-laboratory space to laboratory space through redevelopment. Refer to “Development, redevelopment, and pre-construction” in the “Definitions and reconciliations” of our Supplemental Information for additional details.

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ALEXANDRIA'S EXECUTION OF SELF-FUNDING STRATEGY WITH DISPOSITIONS AND PARTIAL INTEREST SALES ACHIEVED STRONG VALUES AND CAP RATES

$1,626
$1,186
$981
$852
5.2%
4.5%
4.6%
5.4%
Cambridgeport/
Waltham Portfolio(1)
GREATER BOSTON
Route 128 and Cambridge
9625 Towne
Centre Drive
SAN DIEGO
University Town Center
11119 North
Torrey Pines Road(1)
SAN DIEGO
Torrey Pines
15 Necco
Street(2)
GREATER BOSTON
Seaport Innovation District

SELECT YTD 3Q23 DISPOSITIONS AND PARTIAL INTEREST SALES IN KEY SUBMARKETS

Dollars represent sales price per RSF, and percentages represent capitalization rates calculated based on net operating income (cash basis) annualized. Refer to “Capitalization rates” in the “Definitions and reconciliations” of our Supplemental Information for additional details.
(1)Represents sale of our entire interest in the properties.
(2)This asset is under construction and will not be delivered until the end of 2023, with cash flow commencing in mid-2024. Amount per RSF represents the estimated value per RSF upon completion of the asset.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2023	xxvi

ALEXANDRIA'S HISTORICALLY CONSISTENT, STRONG, AND INCREASING DIVIDENDS WITH A FOCUS ON RETAINING SIGNIFICANT CASH FLOWS FROM OPERATING ACTIVITIES AFTER DIVIDENDS FOR REINVESTMENT

During 3Q23, we declared a cash dividend of $1.24 per common share

$4.00
$4.24
$4.48
$4.72
$4.96
2019
2020
2021
2022
2023 (3)

ANNUAL COMMON STOCK DIVIDEND PER SHARE

DIVIDEND YIELD

5.0% [1]

LAST 5 YEARS [2]

6%

Average Annual Dividend Per-Share Growth

$1.7B

Cash Flows From Operating Activities After Dividends Retained for Reinvestment

(1)Based on a closing stock price on September 30, 2023 of $100.10 and the annualized dividend declared for the three months ended September 30, 2023 of $1.24 per common share. Refer to “Dividend yield” in the “Definitions and reconciliations” of our Supplemental Information for additional details.
(2)Represents the years ended December 31, 2019 through 2022 and the three months ended September 30, 2023 annualized.
(3)Represents common stock dividend declared for the three months ended September 30, 2023 annualized.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2023	xxvii

ALEXANDRIA'S WORLD-CLASS 1.5M RSF MEGA CAMPUS IN GREATER BOSTON'S WALTHAM SUBMARKET IS HIGHLY DIFFERENTIATED IN THE AREA WITH INSPIRING DESIGN, CURATED PLACEMAKING, AND SCALE

Central Utility Plant –
The Green Heart of the Campus
Cliff Building
Central Lawn With
Vertical Farm
Outdoor Pavilion
Learning Center
Hiking & Biking Trails
Walking Path Network

50 and 60 Sylvan Road, Waltham

50 and 60 Sylvan Road, Waltham

35 Gatehouse Drive, Waltham

Note: RSF amounts as of September 30, 2023.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2023	xxviii

THE ALEXANDRIA CENTER® FOR LIFE SCIENCE – SAN CARLOS, A PURPOSE-BUILT 2.1M RSF MEGA CAMPUS IN THE SAN FRANCISCO BAY AREA'S GREATER STANFORD SUBMARKET, OFFERS EXCEPTIONAL ACCESS TO TRANSIT AND AMENITIES

825 and 835 Industrial Road
Future Phases
Caltrain

ALEXANDRIA CENTER
FOR LIFE SCIENCE

825 and 835 Industrial Road, San Carlos

835

825 and 835 Industrial Road, San Carlos

Future Phases, San Carlos

Note: RSF amounts as of September 30, 2023.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2023	xxix

COMMUNICATIONS AND REPORTING EXCELLENCE

EIGHTH NAREIT INVESTOR CARE AWARD

WINNER OF THE MOST GOLD AWARDS BY ANY EQUITY REIT

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2023	xxx

- **High-Quality Per-Share Growth of Funds From Operations and Dividends**

  Driven by our operational excellence, trusted relationships, and visionary strategy

- **Strong Core Operating Metrics – Same Property Revenue and Net Operating Income**

  Favorable triple net lease structure with annual rent escalations

  Historically strong demand from innovative entities and rental rate growth on leasing activity and early renewals

- **Stable, Long-Duration Cash Flows**

  Weighted-average remaining lease term: 7.0 years

- **Unique Underwriting Expertise and Experience**

  Prudent underwriting of innovative life science, agtech, and technology tenants

  Development of strategic relationships

- **Prudent Management of Strong and Flexible Balance Sheet**

  Liquidity: $5.9 billion[1]

- **Long-Tenured Executive Management Team**

  Deep expertise, experience, and key relationships in the real estate, life science, agtech, and technology industries

- **Disciplined Allocation of Capital to Develop and Redevelop Highly Leased New Class A/A+ Properties**

  Visible, multiyear, highly leased value-creation pipeline expected to generate significant incremental NOI

- **A Leader in ESG (Environmental, Social, and Governance)**

  ESG innovations that benefit our tenants, employees, and communities and provide long-term value for our stockholders

As of September 30, 2023.
(1)Refer to “Key credit metrics” in our Supplemental Information for additional details.
(2)Refer to “Annual rental revenue” and “Investment-grade or publicly traded large cap tenants” in the “Definitions and reconciliations” of our Supplemental Information for additional details.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2023	xxxi

ALEXANDRIA'S MISSION-DRIVEN AND INDUSTRY-LEADING ESG PROGRAM ACHIEVEMENTS AND RECOGNITION

GRESB REAL ESTATE

GRESB 4 STAR RATINGS
Operating and Development Benchmarks

GREEN STAR DESIGNATION
2017–2023

"A" DISCLOSURE SCORE
2018–2023
Perfect Score of 100 and #1 Ranking in 2023

Newsweek: MOST TRUSTWORTHY COMPANIES IN AMERICA 2023 (statista)

ONE OF THE MOST TRUSTWORTHY COMPANIES IN AMERICA 2023

1 OF ONLY 6
S&P 500 REITS

Recognized by *Newsweek* in the Real Estate & Housing category

S&P Global — TOP 10% ESG SCORES[1]

BARRON'S — ONE OF THE MOST SUSTAINABLE U.S. REITS 2021 | 2022

ISS — TOP 10% SOCIAL SCORE[2]

2022 mass save™ CLIMATE LEADER — MASS SAVE CLIMATE LEADER 2022

CDP DISCLOSURE INSIGHT ACTION — ONLY 3% OF REITS WITH A HIGHER SCORE AMONG ALL PUBLICLY TRADED U.S. REITS[1]

Fitwel® Viral Response Certified DISTINCTION — FITWEL VIRAL RESPONSE 2020–2023

A REIT-INDUSTRY LEADER IN GREEN BONDS

$3.2B TOTAL ISSUANCE SINCE 2018

TOP 5 AMONG S&P 500 REITS

(1)Reflects current score for Alexandria and latest scores available for the FTSE Nareit All REITs Index companies from Bloomberg Professional Services as of September 30, 2023.
(2)Reflects current score for Alexandria and latest scores available for the FTSE Nareit All REITs Index companies on ISS’s website as of September 30, 2023.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2023	xxxii

ALEXANDRIA®

Building the Future of Life-Changing Innovation®

LATEST NEWS

ALEXANDRIA®

Building the Future of Life-Changing Innovation®

ALEXANDRIA REAL ESTATE EQUITIES, INC. AWARDED GRESB 4 STAR RATINGS AND SEVENTH CONSECUTIVE GREEN STAR DESIGNATION IN THE 2023 GRESB REAL ESTATE ASSESSMENT, REINFORCING ITS SUSTAINED ESG LEADERSHIP AND PERFORMANCE

October 09, 2023

FOR IMMEDIATE RELEASE

Alexandria's perfect score of 100 and #1 ranking in the GRESB public disclosure module represent its sixth consecutive "A" disclosure score and reflect the company's continued best-in-class transparency around its ESG initiatives, which are detailed in its 2022 ESG Report

PASADENA, Calif., Oct. 9, 2023 /PRNewswire/ -- Alexandria Real Estate Equities, Inc. (NYSE: ARE), the first, preeminent, longest-tenured and pioneering owner, operator and developer of collaborative life science, agtech and advanced technology mega campuses in AAA innovation cluster locations, today announced that it has earned 4 Star Ratings in the operating asset and development benchmarks of the 2023 GRESB Real Estate Assessment. The company also achieved its seventh consecutive Green Star designation. Additionally, Alexandria was awarded its sixth consecutive "A" disclosure score with a perfect score of 100 and a #1 ranking for its best-in-class transparency around ESG practices and reporting. GRESB is one of the leading global ESG benchmarks for real estate and infrastructure investments.

Alexandria continues to advance its approach to net zero through an innovative strategy that includes reducing emissions from the operation of its 24/7 Labspace® infrastructure through electrification, energy efficiency and renewable electricity. As a longstanding leader in championing the health and well-being of its tenants and employees, the company incorporates curated placemaking, creative amenities and wellness features to help prioritize physical and mental health. It is also continuing to pioneer efforts to catalyze the health and vitality of its local communities and make a distinctive impact on some of today's most pressing societal issues through its eight social responsibility pillars, which include accelerating medical innovation, combating hunger and improving nutrition, prioritizing the mental health crisis, revolutionizing addiction treatment, supporting our military and building principled leaders through education.

"At Alexandria, our dedication to making a positive and lasting impact on society drives us each and every day, and our ESG efforts are core to fulfilling our mission to improve human health and quality of life," said Eleni Reed, senior vice president and head of sustainability at Alexandria. "Our disciplined and long-term strategic approach to making continuous improvements to our ESG platform, year after year, contributed to our 2023 GRESB results. We remain deeply committed to enhancing the environmental performance of our buildings and deepening our strategic relationships with many of our tenants, including Bristol Myers Squibb, Eli Lilly and Moderna, by aligning our sustainability goals and priorities."

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2023	xxxiii

ALEXANDRIA'S LONGSTANDING AND RECOGNIZED SUSTAINABILITY LEADERSHIP

Mitigating greenhouse gas emissions and advancing climate resilience

Decarbonization Strategy: Toward Net Zero

DESIGNING FOR ELECTRIFICATION
230 HARRIET TUBMAN WAY

REDUCING CONSUMPTION OF NATURAL GAS AND ELECTRICITY
15 NECCO STREET

INVESTING IN RENEWABLE ELECTRICITY
GREATER BOSTON POWER PURCHASE AGREEMENT

2025 ENVIRONMENTAL GOALS AND PROGRESS FOR BUILDINGS IN OPERATION

20.4%
2015-2022 PROGRESS

30%[1]
CARBON EMISSIONS REDUCTION
(MTCO2e)

20.2%
2015-2022 PROGRESS

25%[1]
ENERGY USE REDUCTION
(kWh)

35.7%
2015-2022 PROGRESS

10%[1]
POTABLE WATER USE REDUCTION
(Gal)

40.2%
2022 PROGRESS

45%[2]
WASTE DIVERSION
(Ton)

Roadmap to Climate Resilience

PROACTIVELY MANAGING CLIMATE-RELATED RISK THROUGH RESILIENT DESIGN
325 BINNEY STREET

TCFD | TASK FORCE ON CLIMATE-RELATED FINANCIAL DISCLOSURES

ALEXANDRIA'S CLIMATE RESILIENCE ASSESSMENT COVERS

Sea Level Rise | Precipitation | Drought | Extreme Heat | Wildfire

Environmental data for 2022 reflected in the chart above received independent limited assurance from DNV Business Assurance USA, Inc. The Independent Assurance Statement from DNV is available at www.are.com/esg.html.
(1)2025 environmental goals relative to a 2015 baseline on a like-for-like basis for buildings in operation that Alexandria directly manages. The carbon emissions reduction goal relates to our Scope 1 and Scope 2 emissions.
(2)2025 environmental goal for buildings in operation that Alexandria indirectly and directly manages.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2023	xxxiv

ALEXANDRIA'S HIGHLY IMPACTFUL SOCIAL RESPONSIBILITY PILLARS

Developing and implementing collaborative and innovative solutions to some of society's most urgent challenges

Accelerating medical innovation to save lives

Supporting our military, our veterans, and their families

Building principled leaders through education

Inspiring future generations with the stories and values of our nation's heroes

Harnessing agtech to combat hunger and improve nutrition

Revolutionizing addiction treatment

Approaching homelessness as a healthcare problem, not a housing issue

Prioritizing the mental health crisis

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2023	xxxv

ALEXANDRIA®

Building the Future of Life-Changing Innovation®

LATEST NEWS

ALEXANDRIA®
Building the Future of Life-Changing Innovation®

ALEXANDRIA REAL ESTATE EQUITIES, INC. TO PRESENT MISSION-CRITICAL PANEL ON "A NATIONAL IMPERATIVE TO COMBAT MENTAL ILLNESS AND ADDICTION" AT THE 2023 GALIEN FORUM USA

October 11, 2023

FOR IMMEDIATE RELEASE

Alexandria's panel features congressmen and veterans Seth Moulton and Mike Waltz and Navy SEAL Foundation CEO Robin King, leading advocates of mental health and addiction recovery

NEW YORK, Oct. 11, 2023 /PRNewswire/ -- Alexandria Real Estate Equities, Inc. (NYSE: ARE), the first, preeminent, longest-tenured and pioneering owner, operator and developer of collaborative life science, agtech and advanced technology mega campuses in AAA innovation cluster locations, today announced that it will present a mission-critical panel titled "A National Imperative to Combat Mental Illness and Addiction" at the 2023 Galien Forum USA on October 26, 2023 at 10:15 am EDT at the Alexandria Center® for Life Science – New York City. Highlighting the immense need to break the stigma and bring awareness to these devastating crises, Alexandria's panel will feature national leaders and changemakers, Congressman Seth Moulton of Massachusetts, a U.S. Marine Corps veteran and lawmaker behind the creation of the 988 Suicide & Crisis Lifeline; Congressman Mike Waltz of Florida, a U.S. Army Green Beret and National Guard veteran and PTSD research and treatment advocate; and Robin King, chief executive officer of the Navy SEAL Foundation (NSF).

The pivotal discussion will explore critical issues, strategies and policies aimed at reshaping the perception and treatment of mental illness and addiction to improve patient outcomes and quality of life for all, including military personnel and veterans, who experience mental health and addiction concerns at dramatically higher rates. It will be co-moderated by Joel S. Marcus, executive chairman and founder of Alexandria, board director of the NSF and the National Medal of Honor Museum and co-founder of OneFifteen, a data-driven comprehensive care model for treating addiction that Alexandria pioneered in partnership with Verily; and Lynne Zydowsky, PhD, chief of science of Alexandria. For complimentary access to the live broadcast of the panel, please register on the Galien Foundation's website. A recording of Alexandria's panel will also be available on the Galien Foundation's YouTube channel beginning October 28, 2023.

"Mental health and addiction, prioritized focus areas among our impactful social responsibility pillars, represent two of the most complex public health issues of our time. An alarming almost 49,500 people took their own lives in the United States in 2022, the highest number in our country's history, and drug overdose deaths surpassed 111,000 lives, due in large part to the rise in fentanyl use," said Mr. Marcus. "In 2017, the opioid epidemic drove us to pioneer OneFifteen in Dayton, Ohio – a city with one of the highest per capita overdose death rates in the nation that year. We designed and developed a state-of-the-art campus with a full continuum of care, including crisis stabilization, residential housing and job placement. Since it opened its doors four years ago, OneFifteen has treated over 6,000 patients. Today,

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2023	xxxvi

Alexandria Real Estate Equities, Inc. Reports:
3Q23 and YTD 3Q23 Net Income per Share – Diluted of $0.13 and $1.08, respectively; and
3Q23 and YTD 3Q23 FFO per Share – Diluted, As Adjusted, of $2.26 and $6.69, respectively
PASADENA, Calif. – October 23, 2023 – Alexandria Real Estate Equities, Inc. (NYSE: ARE) announced financial and operating results for the third quarter ended September 30, 2023.

Key highlights			YTD
Operating results	3Q23	3Q22	3Q23	3Q22
Total revenues:
In millions	$713.8	$659.9	$2,128.5	$1,918.7
Growth	8.2%		10.9%
Net income attributable to Alexandria’s common stockholders – diluted
In millions	$21.9	$341.4	$184.4	$461.5
Per share	$0.13	$2.11	$1.08	$2.88
Funds from operations attributable to Alexandria’s common stockholders – diluted, as adjusted
In millions	$386.4	$344.7	$1,142.5	$1,008.1
Per share	$2.26	$2.13	$6.69	$6.28
An operationally excellent, industry-leading REIT with a high-quality, diverse client base of over 800 tenants to support growing revenues, stable cash flows, and strong margins

Percentage of total annual rental revenue in effect from investment-grade or publicly traded large cap tenants	49%
Sustained strength in tenant collections:
Low tenant receivables as of September 30, 2023	$6.9	million
October 2023 tenant rents and receivables collected as of October 23, 2023	99.7%
3Q23 tenant rents and receivables collected as of October 23, 2023	99.9%
Occupancy of operating properties in North America as of September 30, 2023	93.7%
Adjusted EBITDA margin	69%
Weighted-average remaining lease term as of September 30, 2023:
Top 20 tenants	8.9	years
All tenants	7.0	years
Solid leasing volume and rental rate increases and long lease terms
•Solid leasing volume during 3Q23 aggregating 867,582 RSF, despite minimal remaining contractual lease expirations for 2023 aggregating 622,654 RSF available for lease as of the beginning of 3Q23.
•Weighted-average lease terms of 13.0 years and 11.0 years for 3Q23 and YTD 3Q23, respectively, above our historically long weighted-average lease term of 8.7 years over the last 10 years.
•YTD 3Q23 annualized leasing volume of 4.6 million RSF is in line with 2013-2020 results.
•80% of our leasing activity during the last twelve months was generated from our client base of over 800 tenants.

	3Q23	YTD 3Q23
Total leasing activity – RSF	867,582	3,416,335
Leasing of development and redevelopment space – RSF	204,530	363,017
Lease renewals and re-leasing of space:
RSF (included in total leasing activity above)	396,334	2,569,244
Rental rate increase	28.8%	33.9%
Rental rate increase (cash basis)	19.7%	18.1%

Continued strong net operating income and internal growth
•Net operating income (cash basis) of $1.8 billion for 3Q23 annualized, up $129.6 million, or 7.9%, compared to 3Q22 annualized.
•Same property net operating income growth of 3.1% and 4.6% (cash basis) for 3Q23 over 3Q22 and 3.7% and 5.6% (cash basis) for YTD 3Q23 over YTD 3Q22.
•96% of our leases contain contractual annual rent escalations approximating 3%.
Strong and flexible balance sheet with significant liquidity, 13.1 years of remaining term of debt, and no debt maturities prior to 2025
•In September 2023, S&P Global Ratings affirmed Alexandria’s credit rating of BBB+ with a positive outlook, and in October 2023, Moody’s Investors Service affirmed Alexandria’s credit rating of Baa1 with a stable outlook. These ratings affirmations reflect several factors, including the scale and quality of our essential Labspace® assets and market leadership. Additionally, our investment-grade credit ratings continue to rank in the top 10% among all publicly traded U.S. REITs.
•Significant liquidity of $5.9 billion.
•No debt maturities prior to 2025.
•13.1 years weighted-average remaining term of debt.
•99.0% of our debt has a fixed rate.
•Net debt and preferred stock to Adjusted EBITDA of 5.4x and fixed-charge coverage ratio of 4.8x for 3Q23 annualized.
•Total debt and preferred stock to gross assets of 27%.
•$1.2 billion of expected capital contributions from existing real estate joint venture partners from 4Q23 through 2026 to fund construction.
Consistent dividend strategy focuses on retaining significant net cash flows from operating activities after dividends for reinvestment
•Common stock dividend declared for 3Q23 of $1.24 per common share, aggregating $4.90 per common share for the twelve months ended September 30, 2023, up 24 cents, or 5%, over the twelve months ended September 30, 2022.
•Dividend yield of 5.0% as of September 30, 2023.
•Dividend payout ratio of 55% for the three months ended September 30, 2023.
•Average annual dividend per-share growth of 6% from 2019 to 3Q23 annualized.
Ongoing execution of our value harvesting and asset recycling self-funding strategy
Our $1.65 billion value harvesting plan for 2023 is focused on the enhancement of our asset base through the following:

(in millions)	Completed During YTD 3Q23	Expected Completion During 4Q23
Value harvesting dispositions of 100% interest in properties not integral to our mega campus strategy	$603	$—
Strategic dispositions and partial interest sales	273	—
Pending transactions subject to signed letters of intent or purchase and sale agreements	—	699
Additional targeted non-core dispositions and partial interest sales in process	—	75
Completed and pending transactions	$876	$774
Total 2023 value harvesting plan	$1,650

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2023	1

Third Quarter Ended September 30, 2023 Financial and Operating Results (continued)
September 30, 2023

External growth and investments in real estate
Alexandria’s highly leased value-creation pipeline delivers annual incremental net operating income of $120 million commencing during YTD 3Q23, including $39 million from 3Q23, and drives future annual incremental net operating income aggregating $580 million

(dollars in millions)	Incremental Annual Net Operating Income	RSF	Leased/Negotiating Percentage
Placed into service(1):
1H23	$81	840,587	100%
3Q23	39	450,134	100
YTD 3Q23	$120	1,290,721	100%

Expected to be placed into service and stabilized(2):
4Q23	$114	808,095	99%
2024	127	1,786,735	92
4Q23 through 4Q24	241	2,594,830	94

1Q25 through 3Q26	339	3,776,614	41
	$580	6,371,444	66%	(3)

(1)    Annual net operating income (cash basis) is expected to increase by $42 million upon the burn-off of initial free rent from recently delivered projects, which has a weighted-average burn-off of seven months.
(2)    Refer to “New Class A/A+ development and redevelopment properties: current projects” of our Supplemental Information for additional details.
(3)    76% of the leased RSF of our value-creation projects was generated from our client base.
Strong balance sheet management
Key metrics as of September 30, 2023
•$28.3 billion in total market capitalization.
•$17.1 billion in total equity capitalization, which ranks in the top 10% among all publicly traded U.S. REITs.

	3Q23		Goal
	Quarter	Trailing	4Q23
	Annualized	12 Months	Annualized
Net debt and preferred stock to Adjusted EBITDA	5.4x	5.5x	Less than or equal to 5.1x
Fixed-charge coverage ratio	4.8x	4.9x	4.5x to 5.0x

Key capital events
•As of 3Q23, we have outstanding forward equity agreements from 2022 aggregating 699 thousand shares of common stock, with expected net proceeds of $103.1 million.
•As of September 30, 2023, the remaining aggregate amount available under our ATM program for future sales of common stock was $141.9 million. We plan to file a new program in the near future.
Investments
•As of September 30, 2023:
•Our non-real estate investments aggregated $1.4 billion.
•Unrealized gains presented in our consolidated balance sheet were $176.0 million, comprising gross unrealized gains and losses aggregating $311.4 million and $135.4 million, respectively.
•Investment loss of $80.7 million for 3Q23, presented in our consolidated statement of operations, consisted of $77.2 million of unrealized losses and $3.5 million of realized losses, including $28.5 million of impairments.

Other key highlights
Executive management change, effective September 15, 2023
Effective on September 15, 2023, Dean A. Shigenaga resigned from his positions as President and Chief Financial Officer and Marc E. Binda, who previously served the Company as Executive Vice President – Finance & Treasurer, was appointed as Chief Financial Officer and Treasurer. Mr. Shigenaga is expected to remain a full-time employee through December 31, 2023, and a part-time employee thereafter.

Key items included in net income attributable to Alexandria’s common stockholders:
					YTD
	3Q23	3Q22	3Q23	3Q22	3Q23	3Q22	3Q23	3Q22
(In millions, except per share amounts)	Amount		Per Share – Diluted		Amount		Per Share – Diluted
Unrealized losses on non-real estate investments	$(77.2)	$(56.5)	$(0.45)	$(0.35)	$(221.0)	$(388.1)	$(1.29)	$(2.42)
Gain on sales of real estate	—	323.7	—	2.00	214.8	537.9	1.26	3.35
Impairment of non-real estate investments	(28.5)	—	(0.17)	—	(51.5)	—	(0.30)	—
Impairment of real estate	(20.6)	(38.8)	(0.12)	(0.24)	(189.2)	(38.8)	(1.11)	(0.24)
Loss on early extinguishment of debt	—	—	—	—	—	(3.3)	—	(0.02)
Acceleration of share-based compensation expense due to executive officer resignation	(1.9)	(7.2)	(0.01)	(0.04)	(1.9)	(7.2)	(0.01)	(0.04)
Total	$(128.2)	$221.2	$(0.75)	$1.37	$(248.8)	$100.5	$(1.45)	$0.63
Refer to “Funds from operations and funds from operations per share” of this Earnings Press Release for additional details.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2023	2

Third Quarter Ended September 30, 2023 Financial and Operating Results (continued)
September 30, 2023

Subsequent event
•In October 2023, we recognized a real estate impairment charge of approximately $90.8 million to reduce the carrying amounts of two non-laboratory properties located in our Greater Boston market to their current fair values, less costs to sell. We initially acquired these industrial and self-storage properties with an intention to entitle the site as a life science campus, demolish the properties upon expiration of the existing in-place leases, and ultimately develop life science properties. Since our acquisition, the macroeconomic environment has changed. Upon our reevaluation of the project’s financial outlook and its alignment with our mega campus strategy, we decided not to proceed with this project. The impairment charge was recognized upon meeting the criteria for classification as held for sale. We expect to complete the sale of these properties in 4Q23.

Industry and ESG leadership: catalyzing and leading the way for positive change to benefit human health and society
•Alexandria has a longstanding, impactful partnership with the Galien Foundation, the premier global institution dedicated to honoring life science innovations that improve human health through a range of programs, including the annual Galien Forum USA and Prix Galien USA Awards, which will be held this week, on October 26, 2023, in New York City.
•Alexandria will present a mission-critical panel, titled “A National Imperative to Combat Mental Illness and Addiction,” featuring leading advocates of mental health and addiction recovery, congressmen and veterans Seth Moulton (MA-6) and Michael Waltz (FL-6) and Navy SEAL Foundation CEO Robin King, at the 2023 Galien Forum USA. The Galien Forum will take place at the Alexandria Center® for Life Science – New York City.
•Mr. Marcus, as a member of the Prix Galien USA Awards esteemed jury again this year, will honor transformational innovations in life science. He, alongside other influential life science leaders, will serve on the Prix Galien USA Awards committee responsible for evaluating and recognizing the Best Digital Health Solution; Best Medical Technology; Best Incubators, Accelerators and Equity; and Best Startup.
•In October 2023, Alexandria’s sustained ESG leadership and performance was reinforced by several achievements in the 2023 GRESB Real Estate Assessment: (i) 4 Star Ratings in the operating asset and development benchmarks, (ii) our seventh consecutive Green Star designation, and (iii) our sixth consecutive “A” disclosure score, with a perfect score of 100 and a #1 ranking for our best-in-class transparency around ESG practices and reporting in 2023. GRESB is one of the leading global ESG benchmarks for real estate and infrastructure investments.
•In September 2023, Alexandria received the Cambridge Chamber of Commerce’s 2023 Visionary Award for developing 325 Binney Street, designed to be the most sustainable laboratory building in Cambridge and selected by Moderna as its new global headquarters and R&D center. The Chamber’s annual awards recognize innovators from the business, institutional, and non-profit communities that are effecting change and making an extraordinary, positive impact on people’s lives in Cambridge and beyond.
•In August 2023, 685 Gateway Boulevard, an amenities hub designed at the forefront of sustainability in our South San Francisco submarket, was awarded a 2023 AIA California Design Award in the Climate Action category. The building, which is designated as Zero Energy Ready and is on track to achieve ILFI Zero Energy certification, was one of two projects recognized at the highest level in the awards program. The AIA California Design Award winners embody design excellence and address climate change.
About Alexandria Real Estate Equities, Inc.
Alexandria Real Estate Equities, Inc. (NYSE: ARE), an S&P 500® company, is a best-in-class, mission-driven life science REIT making a positive and lasting impact on the world. As the pioneer of the life science real estate niche since our founding in 1994, Alexandria is the preeminent and longest-tenured owner, operator, and developer of collaborative life science, agtech, and advanced technology mega campuses in AAA innovation cluster locations, including Greater Boston, the San Francisco Bay Area, New York City, San Diego, Seattle, Maryland, and Research Triangle. The trusted partner to over 800 tenants, Alexandria has a total market capitalization of $28.3 billion and an asset base in North America of 75.1 million SF as of September 30, 2023, which includes 41.5 million RSF of operating properties and 5.6 million RSF of Class A/A+ properties undergoing construction, 8.9 million RSF of near-term and intermediate-term development and redevelopment projects, and 19.1 million SF of future development projects. Alexandria has a longstanding and proven track record of developing Class A/A+ properties clustered in life science, agtech, and advanced technology mega campuses that provide our innovative tenants with highly dynamic and collaborative environments that enhance their ability to successfully recruit and retain world-class talent and inspire productivity, efficiency, creativity, and success. Alexandria also provides strategic capital to transformative life science, agrifoodtech, climate innovation, and technology companies through our venture capital platform. We believe our unique business model and diligent underwriting ensure a high-quality and diverse tenant base that results in higher occupancy levels, longer lease terms, higher rental income, higher returns, and greater long-term asset value. For additional information on Alexandria, please visit www.are.com.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2023	3

Guidance
September 30, 2023
(Dollars in millions, except per share amounts)

Guidance for 2023 has been updated to reflect our current view of existing market conditions and assumptions for the year ending December 31, 2023. There can be no assurance that actual amounts will not be materially higher or lower than these expectations. Also, refer to our discussion of “forward-looking statements” on page 8 of this Earnings Press Release for additional details.

Key changes to our guidance include an increase to the midpoint of our guidance for funds from operations per share, as adjusted by two cents driven by the accelerated delivery of our under construction 462,100 RSF Class A+ property at 325 Binney Street that is now set to deliver to Moderna, Inc. in November 2023 and general and administrative savings after September 15, 2023, resulting from the resignation of Dean A. Shigenaga, our President and Chief Financial Officer. Additionally, changes to our key sources and uses of capital include a $100 million decrease to our guidance range for dispositions and sales of partial interests and a corresponding $100 million increase to our guidance range for incremental debt for the year ending December 31, 2023. These updates are primarily due to changes in the mix and timing of dispositions pending and under executed letters of intent or purchase and sales agreements that are expected to close in 4Q23.

Projected 2023 Earnings per Share and Funds From Operations per Share Attributable to Alexandria’s Common Stockholders – Diluted
	As of 10/23/23	As of 7/24/23	Key Changes
Earnings per share(1)	$1.36 to $1.38	$2.72 to $2.78
Depreciation and amortization of real estate assets	5.60	5.55
Gain on sales of real estate	(1.26)	(1.26)
Impairment of real estate – rental properties	1.62	0.98	(2)
Allocation to unvested restricted stock awards	(0.03)	(0.04)
Funds from operations per share(3)	$7.29 to $7.31	$7.95 to $8.01
Unrealized losses on non-real estate investments	1.29	0.84
Impairment of non-real estate investments	0.30	0.13	(4)
Impairment of real estate	0.02	0.02
Acceleration of stock compensation due to executive officer resignation	0.09	—	(5)
Allocation to unvested restricted stock awards	(0.02)	(0.01)
Funds from operations per share, as adjusted(3)	$8.97 to $8.99	$8.93 to $8.99	2-cent increase to midpoint; narrowed range by 4 cents
Midpoint	$8.98	$8.96

	As of 10/23/23		As of 7/24/23
Key Assumptions	Low	High	Low	High	Key Changes

Occupancy percentage in North America as of December 31, 2023	94.6%	95.6%	94.6%	95.6%	No Change
Lease renewals and re-leasing of space:
Rental rate increases	28.0%	33.0%	28.0%	33.0%
Rental rate increases (cash basis)	12.0%	17.0%	12.0%	17.0%
Same property performance:
Net operating income increases	2.0%	4.0%	2.0%	4.0%
Net operating income increases (cash basis)	4.0%	6.0%	4.0%	6.0%
Straight-line rent revenue	$130	$145	$130	$145
General and administrative expenses	$197	$207	$183	$193	$14 million increase	(5)
Capitalization of interest	$346	$366	$342	$362	$4 million increase	(6)
Interest expense	$70	$90	$74	$94	$4 million decrease	(6)

(1)Excludes unrealized gains or losses after September 30, 2023 that are required to be recognized in earnings and are excluded from funds from operations per share, as adjusted.
(2)Includes a real estate impairment charge of approximately $90.8 million recognized in October 2023 to reduce the carrying amounts of two non-laboratory properties located in our Greater Boston market to their current fair values, less costs to sell upon meeting the criteria for classification as held for sale. Refer to “Subsequent event” and “Funds from operations and funds from operations per share” in this Earnings Press Release for additional information.
(3)Refer to “Funds from operations and funds from operations, as adjusted, attributable to Alexandria’s common stockholders” in the “Definitions and reconciliations” of our Supplemental Information for additional details.
(4)Refer to “Funds from operations and funds from operations per share” in this Earnings Press Release for additional information.
(5)Effective on September 15, 2023, Dean A. Shigenaga resigned from his positions as President and Chief Financial Officer and is expected to remain a full-time employee through December 31, 2023, and a part-time employee thereafter. In connection with Mr. Shigenaga’s resignation, stock-based compensation expense aggregating $15.6 million was accelerated through December 31, 2023, of which $1.9 million was recognized during the three months ended September 30, 2023. The increase in general and administrative expenses for the year ending December 31, 2023 was partially offset by a reduction to his compensation after September 15, 2023.
(6)The changes to our guidance ranges for capitalization of interest and interest expense for the year ending December 31, 2023 are primarily due to a five-week change in the delivery of our 140 First Street redevelopment project in our Cambridge submarket and a two-and-a-half-month change in the timing of our disposition of 268,023 RSF in a 660,034 RSF near-term development project at 421 Park Drive in our Fenway submarket. Both the delivery and the partial disposition were completed during 3Q23.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2023	4

Guidance (continued)
September 30, 2023
(Dollars in millions)

Key Credit Metrics	As of 10/23/23	As of 7/24/23	Key Changes

Net debt and preferred stock to Adjusted EBITDA – 4Q23 annualized	Less than or equal to 5.1x	Less than or equal to 5.1x	No change
Fixed-charge coverage ratio – 4Q23 annualized	4.5x to 5.0x	4.5x to 5.0x

	As of 10/23/23					As of 7/24/23 Midpoint	Key Changes
Key Sources and Uses of Capital	Range		Midpoint	Certain Completed Items
Sources of capital:
Incremental debt	$660	$810	$735	See below		$635	$100 million increase(1)
Excess 2022 bond capital held as cash at December 31, 2022	300	300	300	$300	(2)	300	No change
Net cash provided by operating activities after dividends	350	400	375			375
Dispositions and sales of partial interests (refer to page 7)	1,550	1,750	1,650	$875	(3)	1,750	$100 million decrease(1)
Future settlement of forward equity sales agreements outstanding as of December 31, 2022	100	100	100	$100	(4)	100	No change
Total sources of capital before excess cash expected to be held at December 31, 2023	2,960	3,360	3,160			$3,160
Cash expected to be held at December 31, 2023(5)	125	425	275			$275
Total sources of capital	$3,085	$3,785	$3,435
Uses of capital:
Construction (refer to page 48)	$2,785	$3,085	$2,935			$2,935	No change
Acquisitions (refer to page 6)	175	275	225	$259		225
Total uses of capital	$2,960	$3,360	$3,160			$3,160
Incremental debt (included above):
Issuance of unsecured senior notes payable	$1,000	$1,000	$1,000	$1,000	(6)
Unsecured senior line of credit, commercial paper, and other	(340)	(190)	(265)
Net incremental debt	$660	$810	$735

(1)The changes to our guidance ranges for incremental debt and dispositions and sales of partial interests for the year ending December 31, 2023 is primarily due to changes in the mix and timing of dispositions pending and under executed letters of intent or purchase and sale agreements that are expected to close in 4Q23.
(2)Represents $300.0 million of excess 2022 bond capital proceeds held as cash at December 31, 2022, which we used to reduce our 2023 debt capital needs.
(3)In addition to completed transactions, we have pending transactions subject to signed letters of intent or purchase and sale agreements aggregating $699.3 million as of October 23, 2023.
(4)Represents outstanding forward equity sales agreements to sell 699 thousand shares of common stock under our ATM program entered into during 2022 and expected to be settled during 4Q23.
(5)Represents estimated excess 2023 bond capital proceeds expected to be held as cash at December 31, 2023, which reduces our 2024 debt capital needs.
(6)Represents $1.0 billion of unsecured senior notes payable issued in February 2023.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2023	5

Acquisitions
September 30, 2023
(Dollars in thousands)

Property	Submarket/Market	Date of Purchase	Number of Properties	Operating Occupancy	Square Footage				Purchase Price
					Acquisitions With Development/Redevelopment Opportunities(1)
					Future Development	Active Development/Redevelopment	Operating With Future Development/ Redevelopment	Total(2)

Completed in YTD 3Q23:
Canada	Canada	1/30/23	1	100%	—	—	247,743	247,743	$100,837
Other	Various		4	100	1,089,349	110,717	185,676	1,385,742	150,139
			5	100%	1,089,349	110,717	433,419	1,633,485	250,976
Completed in October 2023									8,000
2023 acquisitions completed as of October 23, 2023									$258,976

2023 guidance range								$175,000 – $275,000

(1)We expect to provide total estimated costs and related yields for development and redevelopment projects in the future, subsequent to the commencement of construction.
(2)Represents total square footage upon completion of development or redevelopment of one or more new Class A/A+ properties. Square footage presented includes RSF of buildings currently in operation with future development or redevelopment opportunities. Refer to “Investments in real estate” in the “Definitions and reconciliations” of our Supplemental Information for additional details on value-creation square feet currently included in rental properties.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2023	6

Dispositions and Sales of Partial Interests
September 30, 2023
(Dollars in thousands, except per RSF amounts)

Property	Submarket/Market	Date of Sale	Interest Sold	RSF	Capitalization Rate	Capitalization Rate (Cash Basis)	Sales Price	Sales Price per RSF
Value harvesting of dispositions and recycling of assets not integral to our mega campus strategy
225, 266, and 275 Second Avenue and 780 and 790 Memorial Drive	Route 128 and Cambridge/Inner Suburbs/Greater Boston	6/13/23	100%	428,663	5.0%	5.2%	$365,226	$852
11119 North Torrey Pines Road	Torrey Pines/San Diego	5/4/23	100%	72,506	4.4%	4.6%	86,000	$1,186
275 Grove Street	Route 128/Greater Boston	6/27/23	100%	509,702	N/A	N/A	109,349	N/A
Other							42,092
							602,667
Strategic dispositions and partial interest sales
421 Park Drive(1)	Fenway/Greater Boston	9/19/23	(1)	(1)	N/A	N/A	174,412	N/A
15 Necco Street	Seaport Innovation District/ Greater Boston	4/11/23	18%	345,995	6.6%	5.4%	66,108	$1,626
9625 Towne Centre Drive	University Town Center/San Diego	6/21/23	20.1%	163,648	4.2%	4.5%	32,261	$981
							272,781
Dispositions and sales of partial interests completed in YTD 3Q23							875,448

Pending and under executed letters of intent or purchase and sale agreements							699,274

							1,574,722
Additional targeted non-core dispositions in process							75,278
2023 dispositions and sales of partial interests (midpoint)							$1,650,000

2023 guidance range				$1,550,000 – $1,750,000

(1)Represents the disposition of 268,023 RSF in a 660,034 RSF near-term development at 421 Park Drive. The proceeds from this transaction will help fund the construction of our remaining 392,011 RSF of the project. The project is expected to commence vertical construction in 4Q23 and be substantially complete in 2026. The buyer will fund the remaining costs to construct its 268,023 RSF, and these costs are not included in our projected construction spending. We will develop and operate the completed project and will earn development fees over the next three years.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2023	7

Earnings Call Information and About the Company
September 30, 2023

We will host a conference call on Tuesday, October 24, 2023, at 3:00 p.m. Eastern Time (“ET”)/noon Pacific Time (“PT”), which is open to the general public, to discuss our financial and operating results for the third quarter ended September 30, 2023. To participate in this conference call, dial (833) 366-1125 or (412) 902-6738 shortly before 3:00 p.m. ET/noon PT and ask the operator to join the call for Alexandria Real Estate Equities, Inc. The audio webcast can be accessed at www.are.com in the “For Investors” section. A replay of the call will be available for a limited time from 5:00 p.m. ET/2:00 p.m. PT on Tuesday, October 24, 2023. The replay number is (877) 344-7529 or (412) 317-0088, and the access code is 4808355.

Additionally, a copy of this Earnings Press Release and Supplemental Information for the third quarter ended September 30, 2023 is available in the “For Investors” section of our website at www.are.com or by following this link: https://www.are.com/fs/2023q3.pdf.

For any questions, please contact Joel S. Marcus, executive chairman and founder; Peter M. Moglia, chief executive officer and chief investment officer; Marc E. Binda, chief financial officer and treasurer; Paula Schwartz, managing director of Rx Communications Group, at (917) 633-7790; or Sara M. Kabakoff, senior vice president – chief content officer.

About the Company

Alexandria Real Estate Equities, Inc. (NYSE: ARE), an S&P 500® company, is a best-in-class, mission-driven life science REIT making a positive and lasting impact on the world. As the pioneer of the life science real estate niche since our founding in 1994, Alexandria is the preeminent and longest-tenured owner, operator, and developer of collaborative life science, agtech, and advanced technology mega campuses in AAA innovation cluster locations, including Greater Boston, the San Francisco Bay Area, New York City, San Diego, Seattle, Maryland, and Research Triangle. The trusted partner to over 800 tenants, Alexandria has a total market capitalization of $28.3 billion and an asset base in North America of 75.1 million SF as of September 30, 2023, which includes 41.5 million RSF of operating properties and 5.6 million RSF of Class A/A+ properties undergoing construction, 8.9 million RSF of near-term and intermediate-term development and redevelopment projects, and 19.1 million SF of future development projects. Alexandria has a longstanding and proven track record of developing Class A/A+ properties clustered in life science, agtech, and advanced technology mega campuses that provide our innovative tenants with highly dynamic and collaborative environments that enhance their ability to successfully recruit and retain world-class talent and inspire productivity, efficiency, creativity, and success. Alexandria also provides strategic capital to transformative life science, agrifoodtech, climate innovation, and technology companies through our venture capital platform. We believe our unique business model and diligent underwriting ensure a high-quality and diverse tenant base that results in higher occupancy levels, longer lease terms, higher rental income, higher returns, and greater long-term asset value. For additional information on Alexandria, please visit www.are.com.

***********

This document includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such forward-looking statements include, without limitation, statements regarding our 2023 earnings per share attributable to Alexandria’s common stockholders – diluted, 2023 funds from operations per share attributable to Alexandria’s common stockholders – diluted, net operating income, and our projected sources and uses of capital. You can identify the forward-looking statements by their use of forward-looking words, such as “forecast,” “guidance,” “goals,” “projects,” “estimates,” “anticipates,” “believes,” “expects,” “intends,” “may,” “plans,” “seeks,” “should,” “targets,” or “will,” or the negative of those words or similar words. These forward-looking statements are based on our current expectations, beliefs, projections, future plans and strategies, anticipated events or trends, and similar expressions concerning matters that are not historical facts, as well as a number of assumptions concerning future events. There can be no assurance that actual results will not be materially higher or lower than these expectations. These statements are subject to risks, uncertainties, assumptions, and other important factors that could cause actual results to differ materially from the results discussed in the forward-looking statements. Factors that might cause such a difference include, without limitation, our failure to obtain capital (debt, construction financing, and/or equity) or refinance debt maturities, lower than expected yields, increased interest rates and operating costs, adverse economic or real estate developments in our markets, our failure to successfully place into service and lease any properties undergoing development or redevelopment and our existing space held for future development or redevelopment (including new properties acquired for that purpose), our failure to successfully operate or lease acquired properties, decreased rental rates, increased vacancy rates or failure to renew or replace expiring leases, defaults on or non-renewal of leases by tenants, adverse general and local economic conditions, an unfavorable capital market environment, decreased leasing activity or lease renewals, failure to obtain LEED and other healthy building certifications and efficiencies, and other risks and uncertainties detailed in our filings with the Securities and Exchange Commission (“SEC”). Accordingly, you are cautioned not to place undue reliance on such forward-looking statements. All forward-looking statements are made as of the date of this Earnings Press Release and Supplemental Information, and unless otherwise stated, we assume no obligation to update this information and expressly disclaim any obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise. For more discussion relating to risks and uncertainties that could cause actual results to differ materially from those anticipated in our forward-looking statements, and risks to our business in general, please refer to our SEC filings, including our most recent annual report on Form 10-K and any subsequent quarterly reports on Form 10-Q.

This document is not an offer to sell or a solicitation to buy securities of Alexandria Real Estate Equities, Inc. Any offers to sell or solicitations to buy our securities shall be made only by means of a prospectus approved for that purpose. Unless otherwise indicated, the “Company,” “Alexandria,” “ARE,” “we,” “us,” and “our” refer to Alexandria Real Estate Equities, Inc. and our consolidated subsidiaries. Alexandria®, Lighthouse Design® logo, Building the Future of Life-Changing Innovation®, That’s What’s in Our DNA®, At the Vanguard and Heart of the Life Science Ecosystem™, Alexandria Center®, Alexandria Technology Square®, Alexandria Technology Center®, and Alexandria Innovation Center® are copyrights and trademarks of Alexandria Real Estate Equities, Inc. All other company names, trademarks, and logos referenced herein are the property of their respective owners.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2023	8

Consolidated Statements of Operations
September 30, 2023
(Dollars in thousands, except per share amounts)

	Three Months Ended					Nine Months Ended
	9/30/23	6/30/23	3/31/23	12/31/22	9/30/22	9/30/23	9/30/22
Revenues:
Income from rentals	$707,531	$704,339	$687,949	$665,674	$656,853	$2,099,819	$1,910,366
Other income	6,257	9,561	12,846	4,607	2,999	28,664	8,315
Total revenues	713,788	713,900	700,795	670,281	659,852	2,128,483	1,918,681

Expenses:
Rental operations	217,687	211,834	206,933	204,352	201,189	636,454	578,801
General and administrative	45,987	45,882	48,196	42,992	49,958	140,065	134,286
Interest	11,411	17,072	13,754	17,522	22,984	42,237	76,681
Depreciation and amortization	269,370	273,555	265,302	264,480	254,929	808,227	737,666
Impairment of real estate	20,649	168,575	—	26,186	38,783	189,224	38,783
Loss on early extinguishment of debt	—	—	—	—	—	—	3,317
Total expenses	565,104	716,918	534,185	555,532	567,843	1,816,207	1,569,534

Equity in earnings of unconsolidated real estate joint ventures	242	181	194	172	40	617	473
Investment loss	(80,672)	(78,268)	(45,111)	(19,653)	(32,305)	(204,051)	(312,105)
Gain on sales of real estate	—	214,810	—	—	323,699	214,810	537,918
Net income	68,254	133,705	121,693	95,268	383,443	323,652	575,433
Net income attributable to noncontrolling interests	(43,985)	(43,768)	(43,831)	(40,949)	(38,747)	(131,584)	(108,092)
Net income attributable to Alexandria Real Estate Equities, Inc.’s stockholders	24,269	89,937	77,862	54,319	344,696	192,068	467,341
Net income attributable to unvested restricted stock awards	(2,414)	(2,677)	(2,606)	(2,526)	(3,257)	(7,697)	(5,866)
Net income attributable to Alexandria Real Estate Equities, Inc.’s common stockholders	$21,855	$87,260	$75,256	$51,793	$341,439	$184,371	$461,475

Net income per share attributable to Alexandria Real Estate Equities, Inc.’s common stockholders:
Basic	$0.13	$0.51	$0.44	$0.31	$2.11	$1.08	$2.88
Diluted	$0.13	$0.51	$0.44	$0.31	$2.11	$1.08	$2.88

Weighted-average shares of common stock outstanding:
Basic	170,890	170,864	170,784	165,393	161,554	170,846	160,400
Diluted	170,890	170,864	170,784	165,393	161,554	170,846	160,400

Dividends declared per share of common stock	$1.24	$1.24	$1.21	$1.21	$1.18	$3.69	$3.51

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2023	9

Consolidated Balance Sheets
September 30, 2023
(In thousands)

	9/30/23	6/30/23	3/31/23	12/31/22	9/30/22
Assets
Investments in real estate	$31,712,731	$31,178,054	$30,889,395	$29,945,440	$28,771,745
Investments in unconsolidated real estate joint ventures	37,695	37,801	38,355	38,435	38,285
Cash and cash equivalents	532,390	924,370	1,263,452	825,193	533,824
Restricted cash	35,321	35,920	34,932	32,782	332,344
Tenant receivables	6,897	6,951	8,197	7,614	7,759
Deferred rent	1,012,666	984,366	974,865	942,646	918,995
Deferred leasing costs	512,216	520,610	527,848	516,275	506,864
Investments	1,431,766	1,495,994	1,573,018	1,615,074	1,624,921
Other assets	1,501,611	1,475,191	1,602,403	1,599,940	1,633,877
Total assets	$36,783,293	$36,659,257	$36,912,465	$35,523,399	$34,368,614

Liabilities, Noncontrolling Interests, and Equity
Secured notes payable	$109,110	$91,939	$73,645	$59,045	$40,594
Unsecured senior notes payable	11,093,725	11,091,424	11,089,124	10,100,717	10,098,588
Unsecured senior line of credit and commercial paper	—	—	374,536	—	386,666
Accounts payable, accrued expenses, and other liabilities	2,653,126	2,494,087	2,479,047	2,471,259	2,393,764
Dividends payable	214,450	214,555	209,346	209,131	193,623
Total liabilities	14,070,411	13,892,005	14,225,698	12,840,152	13,113,235

Commitments and contingencies

Redeemable noncontrolling interests	51,658	52,628	44,862	9,612	9,612

Alexandria Real Estate Equities, Inc.’s stockholders’ equity:
Common stock	1,710	1,709	1,709	1,707	1,626
Additional paid-in capital	18,651,185	18,812,318	18,902,821	18,991,492	17,639,434
Accumulated other comprehensive loss	(24,984)	(16,589)	(20,536)	(20,812)	(24,725)
Alexandria Real Estate Equities, Inc.’s stockholders’ equity	18,627,911	18,797,438	18,883,994	18,972,387	17,616,335
Noncontrolling interests	4,033,313	3,917,186	3,757,911	3,701,248	3,629,432
Total equity	22,661,224	22,714,624	22,641,905	22,673,635	21,245,767
Total liabilities, noncontrolling interests, and equity	$36,783,293	$36,659,257	$36,912,465	$35,523,399	$34,368,614

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2023	10

Funds From Operations and Funds From Operations per Share
September 30, 2023
(In thousands)

The following table presents a reconciliation of net income attributable to Alexandria’s common stockholders, the most directly comparable financial measure presented in accordance with U.S. generally accepted accounting principles (“GAAP”), including our share of amounts from consolidated and unconsolidated real estate joint ventures, to funds from operations attributable to Alexandria’s common stockholders – diluted, and funds from operations attributable to Alexandria’s common stockholders – diluted, as adjusted, for the periods below:

	Three Months Ended						Nine Months Ended
	9/30/23		6/30/23	3/31/23	12/31/22	9/30/22	9/30/23	9/30/22
Net income attributable to Alexandria’s common stockholders	$21,855		$87,260	$75,256	$51,793	$341,439	$184,371	$461,475
Depreciation and amortization of real estate assets	266,440		270,026	262,124	261,185	251,453	798,590	727,178
Noncontrolling share of depreciation and amortization from consolidated real estate JVs	(28,814)		(28,220)	(28,178)	(29,702)	(27,790)	(85,212)	(77,889)
Our share of depreciation and amortization from unconsolidated real estate JVs	910		855	859	982	795	2,624	2,684
Gain on sales of real estate	—		(214,810)	—	—	(323,699)	(214,810)	(537,918)
Impairment of real estate – rental properties	19,844	(1)	166,602	—	20,899	—	186,446	—
Allocation to unvested restricted stock awards	(838)		(872)	(1,359)	(953)	1,002	(3,050)	(81)
Funds from operations attributable to Alexandria’s common stockholders – diluted(2)	279,397		280,841	308,702	304,204	243,200	868,959	575,449
Unrealized losses on non-real estate investments	77,202		77,897	65,855	24,117	56,515	220,954	388,076
Impairment of non-real estate investments	28,503	(3)	22,953	—	20,512	—	51,456	—
Impairment of real estate	805		1,973	—	5,287	38,783	2,778	38,783
Loss on early extinguishment of debt	—		—	—	—	—	—	3,317
Acceleration of stock compensation expense due to executive officer resignation	1,859	(4)	—	—	—	7,185	1,859	7,185
Allocation to unvested restricted stock awards	(1,330)		(1,285)	(867)	(482)	(1,033)	(3,503)	(4,743)
Funds from operations attributable to Alexandria’s common stockholders – diluted, as adjusted	$386,436		$382,379	$373,690	$353,638	$344,650	$1,142,503	$1,008,067

(1)Primarily to reduce the carrying amounts of three non-laboratory properties classified as held for sale aggregating 230,704 RSF, located in our Greater Boston and Texas markets, to their respective estimated fair values less costs to sell. These assets represent non-core properties that are not integral to our mega campus strategy.
(2)Calculated in accordance with standards established by the Nareit Board of Governors.
(3)Primarily related to three non-real estate investments in privately held entities that do not report NAV.
(4)Refer to footnote 4 on page 4 in “Guidance” in this Earnings Press Release for additional information.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2023	11

Funds From Operations and Funds From Operations per Share (continued)
September 30, 2023
(In thousands, except per share amounts)

The following table presents a reconciliation of net income (loss) per share attributable to Alexandria’s common stockholders, the most directly comparable financial measure presented in accordance with GAAP, including our share of amounts from consolidated and unconsolidated real estate joint ventures, to funds from operations per share attributable to Alexandria’s common stockholders – diluted, and funds from operations per share attributable to Alexandria’s common stockholders – diluted, as adjusted, for the periods below. Per share amounts may not add due to rounding.

	Three Months Ended					Nine Months Ended
	9/30/23	6/30/23	3/31/23	12/31/22	9/30/22	9/30/23	9/30/22
Net income per share attributable to Alexandria’s common stockholders – diluted	$0.13	$0.51	$0.44	$0.31	$2.11	$1.08	$2.88
Depreciation and amortization of real estate assets	1.40	1.42	1.38	1.41	1.39	4.19	4.06
Gain on sales of real estate	—	(1.26)	—	—	(2.00)	(1.26)	(3.35)
Impairment of real estate – rental properties	0.12	0.98	—	0.13	—	1.09	—
Allocation to unvested restricted stock awards	(0.01)	(0.01)	(0.01)	(0.01)	0.01	(0.01)	—
Funds from operations per share attributable to Alexandria’s common stockholders – diluted	1.64	1.64	1.81	1.84	1.51	5.09	3.59
Unrealized losses on non-real estate investments	0.45	0.46	0.39	0.15	0.35	1.29	2.42
Impairment of non-real estate investments	0.17	0.13	—	0.12	—	0.30	—
Impairment of real estate	—	0.02	—	0.03	0.24	0.02	0.24
Loss on early extinguishment of debt	—	—	—	—	—	—	0.02
Acceleration of stock compensation expense due to executive officer resignation	0.01	—	—	—	0.04	0.01	0.04
Allocation to unvested restricted stock awards	(0.01)	(0.01)	(0.01)	—	(0.01)	(0.02)	(0.03)
Funds from operations per share attributable to Alexandria’s common stockholders – diluted, as adjusted	$2.26	$2.24	$2.19	$2.14	$2.13	$6.69	$6.28

Weighted-average shares of common stock outstanding – diluted	170,890	170,864	170,784	165,393	161,554	170,846	160,400

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2023	12

SUPPLEMENTAL
INFORMATION

Company Profile
September 30, 2023

Alexandria Real Estate Equities, Inc. (NYSE: ARE), an S&P 500® company, is a best-in-class, mission-driven life science REIT making a positive and lasting impact on the world. As the pioneer of the life science real estate niche since our founding in 1994, Alexandria is the preeminent and longest-tenured owner, operator, and developer of collaborative life science, agtech, and advanced technology mega campuses in AAA innovation cluster locations, including Greater Boston, the San Francisco Bay Area, New York City, San Diego, Seattle, Maryland, and Research Triangle. The trusted partner to over 800 tenants, Alexandria has a total market capitalization of $28.3 billion and an asset base in North America of 75.1 million SF as of September 30, 2023, which includes 41.5 million RSF of operating properties and 5.6 million RSF of Class A/A+ properties undergoing construction, 8.9 million RSF of near-term and intermediate-term development and redevelopment projects, and 19.1 million SF of future development projects. Alexandria has a longstanding and proven track record of developing Class A/A+ properties clustered in life science, agtech, and advanced technology mega campuses that provide our innovative tenants with highly dynamic and collaborative environments that enhance their ability to successfully recruit and retain world-class talent and inspire productivity, efficiency, creativity, and success. Alexandria also provides strategic capital to transformative life science, agrifoodtech, climate innovation, and technology companies through our venture capital platform. We believe our unique business model and diligent underwriting ensure a high-quality and diverse tenant base that results in higher occupancy levels, longer lease terms, higher rental income, higher returns, and greater long-term asset value. For additional information on Alexandria, please visit www.are.com.

Tenant base

Alexandria is known for our high-quality and diverse tenant base, with 49% of our total annual rental revenue being generated from tenants that are investment-grade rated or publicly traded large cap companies. The quality, diversity, breadth, and depth of our significant relationships with our tenants provide Alexandria with high-quality and stable cash flows. Alexandria’s underwriting team and long-term industry relationships positively distinguish us from all other publicly traded REITs and real estate companies.

Executive and senior management team

Alexandria’s executive and senior management team has unique experience and expertise in creating, owning, and operating highly dynamic and collaborative life science, agtech, and advanced technology campuses in key cluster locations to catalyze innovation. From design to development to the management of our high-quality, sustainable real estate, as well as our ongoing cultivation of collaborative environments with unique amenities and events, the Alexandria team has a best-in-class reputation of excellence in our niche. Alexandria’s highly experienced management team also includes regional market directors with leading reputations and longstanding relationships within the life science, agtech, and technology communities in their respective innovation clusters. We believe that our experience, expertise, reputation, and key relationships in the real estate, life science, agtech, and technology industries provide Alexandria significant competitive advantages in attracting new business opportunities.
Alexandria’s executive and senior management team consists of 63 individuals, averaging 24 years of real estate experience, including 13 years with Alexandria. Our executive management team alone averages 19 years with Alexandria.

EXECUTIVE MANAGEMENT TEAM

Joel S. Marcus	Peter M. Moglia
Executive Chairman & Founder	Chief Executive Officer & Chief Investment Officer

Daniel J. Ryan	Hunter L. Kass
Co-President & Regional Market Director – San Diego	Co-President & Regional Market Director – Greater Boston

Marc E. Binda	Vincent R. Ciruzzi
Chief Financial Officer & Treasurer	Chief Development Officer

Lawrence J. Diamond	Joseph Hakman
Co-Chief Operating Officer & Regional Market Director – Maryland	Co-Chief Operating Officer & Chief Strategic Transactions Officer

John H. Cunningham	Jackie B. Clem
Executive Vice President – Regional Market Director – New York City	General Counsel & Secretary

Andres R. Gavinet	Gary D. Dean
Chief Accounting Officer	Executive Vice President – Real Estate Legal Affairs

Onn C. Lee	Kristina A. Fukuzaki-Carlson
Executive Vice President – Accounting	Executive Vice President – Business Operations

Madeleine T. Alsbrook
Executive Vice President – Talent Management

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2023	14

Investor Information
September 30, 2023

Corporate Headquarters	New York Stock Exchange Trading Symbol	Information Requests
26 North Euclid Avenue	Common stock: ARE	Phone:	(626) 578-0777
Pasadena, California 91101		Email:	corporateinformation@are.com
		Website:	www.are.com

Equity Research Coverage

Alexandria is currently covered by the following research analysts. This list may be incomplete and is subject to change as firms initiate or discontinue coverage of our company. Please note that any opinions, estimates, or forecasts regarding our historical or predicted performance made by these analysts are theirs alone and do not represent opinions, estimates, or forecasts of Alexandria or our management. Alexandria does not by our reference or distribution of the information below imply our endorsement of or concurrence with any opinions, estimates, or forecasts of these analysts. Interested persons may obtain copies of analysts’ reports on their own as we do not distribute these reports. Several of these firms may, from time to time, own our stock and/or hold other long or short positions in our stock and may provide compensated services to us.

BNP Paribas Exane	Citigroup Global Markets Inc.	JMP Securities	RBC Capital Markets
Nate Crossett / Monir Koummal	Nicholas Joseph / Michael Griffin	Aaron Hecht	Michael Carroll / Aditi Balachandran
(646) 342-1588 / (646) 342-1554	(212) 816-1909 / (212) 816-5871	(415) 835-3963	(440) 715-2649 / (212) 428-6200

BofA Securities	Evercore ISI	J.P. Morgan Securities LLC	Robert W. Baird & Co. Incorporated
Jeff Spector / Joshua Dennerlein	Steve Sakwa / Jay Poskitt	Anthony Paolone / Ray Zhong	Wesley Golladay / Nicholas Thillman
(646) 855-1363 / (646) 855-1681	(212) 446-9462 / (212) 752-0886	(212) 622-6682 / (212) 622-5411	(216) 737-7510 / (414) 298-5053

BTIG, LLC	Green Street	Mizuho Securities USA LLC	Wedbush Securities
Tom Catherwood / John Nickodemus	Dylan Burzinski	Vikram Malhotra / Georgi Dinkov	Richard Anderson / Jay Kornreich
(212) 738-6140 / (212) 738-6050	(949) 640-8780	(212) 282-3827 / (617) 352-1721	(212) 931-7001 / (212) 938-9942

CFRA	Jefferies Research Services, LLC
Michael Elliott	Peter Abramowitz / Ahmed Mehri
(646) 517-5742	(212) 336-7241 / (212) 778-8456

Fixed Income Research Coverage		Rating Agencies
Barclays Capital Inc.	Stifel Financial Corp.	Moody’s Investors Service	S&P Global Ratings
Srinjoy Banerjee / Jeff Otieno	Thierry Perrein	(212) 553-0376	Michael Souers
(212) 526-3521 / (212) 526-6961	(646) 376-5303		(212) 438-2508

J.P. Morgan Securities LLC
Mark Streeter
(212) 834-5086

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2023	15

Financial and Asset Base Highlights
September 30, 2023
(Dollars in thousands, except per share amounts)

	Three Months Ended (unless stated otherwise)
	9/30/23		6/30/23	3/31/23	12/31/22	9/30/22
Selected financial data from consolidated financial statements and related information
Rental revenues	$526,352	(1)	$537,889	$518,302	$499,348	$496,146
Tenant recoveries	$181,179		$166,450	$169,647	$166,326	$160,707
General and administrative expenses	$45,987		$45,882	$48,196	$42,992	$49,958
General and administrative expenses as a percentage of net operating income – trailing 12 months	9.3%		9.7%	9.9%	9.8%	10.1%
Operating margin	70%		70%	70%	70%	70%
Adjusted EBITDA margin	69%		70%	69%	69%	69%
Adjusted EBITDA – quarter annualized	$1,971,440		$1,986,760	$1,936,884	$1,846,936	$1,810,764
Adjusted EBITDA – trailing 12 months	$1,935,505		$1,895,336	$1,848,018	$1,797,536	$1,743,613

Net debt at end of period	$10,713,620		$10,303,736	$10,321,752	$9,376,705	$9,736,627
Net debt and preferred stock to Adjusted EBITDA – quarter annualized	5.4x		5.2x	5.3x	5.1x	5.4x
Net debt and preferred stock to Adjusted EBITDA – trailing 12 months	5.5x		5.4x	5.6x	5.2x	5.6x

Total debt and preferred stock at end of period	$11,202,835		$11,183,363	$11,537,305	$10,159,762	$10,525,848
Gross assets at end of period	$41,639,729		$41,306,090	$41,474,319	$39,877,462	$38,516,844
Total debt and preferred stock to gross assets at end of period	27%		27%	28%	25%	27%

Fixed-charge coverage ratio – quarter annualized	4.8x		4.7x	5.0x	5.0x	4.9x
Fixed-charge coverage ratio – trailing 12 months	4.9x		4.9x	5.0x	5.0x	5.1x
Unencumbered net operating income as a percentage of total net operating income	100%		100%	100%	100%	100%

Closing stock price at end of period	$100.10		$113.49	$125.59	$145.67	$140.19
Common shares outstanding (in thousands) at end of period	170,997		170,870	170,860	170,748	162,620
Total equity capitalization at end of period	$17,116,784		$19,392,011	$21,458,270	$24,872,919	$22,797,633
Total market capitalization at end of period	$28,319,619		$30,575,374	$32,995,575	$35,032,681	$33,323,481

Dividend per share – quarter/annualized	$1.24/$4.96		$1.24/$4.96	$1.21/$4.84	$1.21/$4.84	$1.18/$4.72
Dividend payout ratio for the quarter	55%		55%	55%	58%	56%
Dividend yield – annualized	5.0%		4.4%	3.9%	3.3%	3.4%

Amounts related to operating leases:
Operating lease liabilities at end of period	$384,958		$386,545	$405,190	$406,700	$409,030
Rent expense	$8,317		$8,518	$8,536	$8,722	$8,502

Capitalized interest	$96,119		$91,674	$87,070	$79,491	$73,189
Weighted-average interest rate for capitalization of interest during the period	3.77%		3.77%	3.69%	3.65%	3.55%
(1)Rental revenues decreased temporarily in 3Q23 primarily due to dispositions of assets not integral to our mega campus strategy and the impact of temporary vacancy of certain spaces, which were partially offset by rents from recent development and redevelopment projects placed into service in 3Q23.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2023	16

Financial and Asset Base Highlights (continued)
September 30, 2023
(Dollars in thousands, except annual rental revenue per occupied RSF amounts)

	Three Months Ended (unless stated otherwise)
	9/30/23	6/30/23	3/31/23	12/31/22	9/30/22
Amounts included in funds from operations and non-revenue-enhancing capital expenditures
Straight-line rent revenue	$29,805	$29,335	$33,191	$24,185	$24,431
Amortization of acquired below-market leases	$23,222	$24,789	$21,636	$20,125	$23,546
Straight-line rent expense on ground leases	$372	$373	$369	$487	$583
Stock compensation expense	$16,288	$15,492	$16,486	$11,586	$17,786
Amortization of loan fees	$4,059	$3,729	$3,639	$3,975	$3,235
Amortization of debt discounts	$(306)	$(304)	$(288)	$(272)	$(269)
Non-revenue-enhancing capital expenditures:
Building improvements	$4,510	$4,376	$4,334	$4,128	$3,963
Tenant improvements and leasing commissions	$7,560	$38,587	$18,586	$25,049	$48,960
Funds from operations attributable to noncontrolling interests	$72,799	$71,988	$72,009	$70,651	$66,537

Operating statistics and related information (at end of period)
Number of properties – North America	419	414	433	432	431
RSF – North America (including development and redevelopment projects under construction)	47,089,826	46,408,793	47,443,194	47,371,259	46,690,943
Total square feet – North America	75,057,289	74,854,150	75,607,592	74,566,128	74,450,918
Annual rental revenue per occupied RSF – North America	$53.34	$53.09	$52.46	$51.75	$50.99
Occupancy of operating properties – North America	93.7%	93.6%	93.6%	94.8%	94.3%
Occupancy of operating and redevelopment properties – North America	89.4%	89.2%	88.5%	89.4%	88.6%
Weighted-average remaining lease term (in years)	7.0	7.2	7.2	7.1	7.2

Total leasing activity – RSF	867,582	1,325,326	1,223,427	2,000,322	1,662,069
Lease renewals and re-leasing of space – change in average new rental rates over expiring rates:
Rental rate increases	28.8%	16.6%	48.3%	26.0%	27.1%
Rental rate increases (cash basis)	19.7%	8.3%	24.2%	19.6%	22.6%
RSF (included in total leasing activity above)	396,334	1,052,872	1,120,038	1,494,345	1,094,821

Top 20 tenants:
Annual rental revenue	$655,990	$629,362	$634,461	$612,289	$604,443
Weighted-average remaining lease term (in years)	8.9	9.4	9.5	9.4	9.7

Same property – percentage change over comparable quarter from prior year:
Net operating income increases	3.1%	3.0%	3.7%	4.7%	5.1%
Net operating income increases (cash basis)	4.6%	4.9%	9.0%	10.9%	10.6%

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2023	17

High-Quality and Diverse Client Base
September 30, 2023

Long-Duration and Stable Cash Flows From
High-Quality and Diverse Tenants

REIT Industry-Leading Client Base
Investment-Grade or Publicly Traded Large Cap Tenants

91%		49%

of ARE’s Top 20 Tenants Annual Rental Revenue(1)		of ARE’s Total Annual Rental Revenue(1)

Long-Duration Lease Terms		Sustained Strength in Tenant Collections(3)

8.9 Years	7.0 Years	99.9%	99.7%

Top 20 Tenants	All Tenants

Weighted-Average Remaining Term(2)		3Q23	October 2023

Refer to “Annual rental revenue” in the “Definitions and reconciliations” of this Supplemental Information for additional details about our methodology of calculating annual rental revenue from unconsolidated real estate joint ventures.

(1)Represents annual rental revenue in effect as of September 30, 2023.
(2)Based on total annual rental revenue in effect as of September 30, 2023.
(3)Represents the portion of total receivables billed for each indicated period collected as of October 23, 2023.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2023	18

High-Quality and Diverse Client Base in AAA Locations
September 30, 2023

Industry Mix of Over 800 Tenants

Multinational Pharmaceutical
18%
Life Science Product, Service, and Device
22%
Public Biotechnology – Preclinical or Clinical Stage
10%
Private Biotechnology
9%
Other(3)
4%
Investment-Grade or Large Cap Tech
8%
Future Change in Use(2)
4%
Institutional (Academic/Medical, Non-Profit, and U.S. Government)
11%
Public Biotechnology – Approved or Marketed Product
14%

	Industry	Annual Rental Revenue(1) per RSF
	Life Science Product, Service, and Device	$43.34
	Multinational Pharmaceutical	$60.99
	Public Biotechnology – Approved or Marketed Product	$59.97
	Institutional (Academic/Medical, Non-Profit, and U.S. Government)	$58.28
	Public Biotechnology – Preclinical or Clinical Stage	$67.33
	Private Biotechnology	$81.36
	Future Change in Use(2)	$41.52
	Investment-Grade or Large Cap Tech	$32.06
	Other(3)	$34.02

Percentage of ARE’s Annual Rental Revenue(1)

Refer to “Annual rental revenue” in the “Definitions and reconciliations” of this Supplemental Information for additional details about our methodology of calculating annual rental revenue from unconsolidated real estate joint ventures.

(1)Represents annual rental revenue in effect as of September 30, 2023.
(2)Represents annual rental revenue currently generated from space that is targeted for a future change in use, including 1.1% of total annual rental revenue that is generated from covered land play projects for future development opportunities. The weighted-average remaining term of these leases is 4.1 years.
(3)Our “Other” tenants, which represent an aggregate of 4.0% of our annual rental revenue, comprise technology, professional services, finance, telecommunications, and construction/real estate companies, and (by less than 1.0% of our annual rental revenue) retail-related tenants.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2023	19

Occupancy
September 30, 2023

Solid Historical Occupancy of 96% Over Past 10 Years(1) From Historically Strong Demand for Our Class A/A+ Properties in AAA Locations

AAA Locations	Occupancy Across Key Locations

Percentage of ARE’s Annual Rental Revenue(4)

(1)Represents average occupancy of operating properties in North America as of each December 31 for the last 10 years and as of September 30, 2023.
(2)Refer to footnotes 1 and 2 in the “Summary of occupancy” subsection of “Summary of properties and occupancy” of our Supplemental Information for additional details.
(3)Acquired vacancy of 2.1% from properties recently acquired in 2021 and 2022 primarily representing lease-up opportunities. Excluding acquired vacancies, occupancy of operating properties in North America was 95.8% as of September 30, 2023.
(4)Represents annual rental revenue in effect as of September 30, 2023.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2023	20

Key Operating Metrics
September 30, 2023

Historical Same Property Net Operating Income Growth				Historical Rental Rate Growth: Renewed/Re-Leased Space

Margins(2)				Favorable Lease Structure(3)

Operating		Adjusted EBITDA		Strategic Lease Structure by Owner and Operator of Collaborative Life Science, Agtech, and Advanced Technology Mega Campuses
70%		69%		Increasing cash flows
				Percentage of leases containing annual rent escalations	96%
				Stable cash flows
Weighted-Average Lease Terms of Executed Leases				Percentage of triple net leases	92%

8.6	years	8.7	years	Lower capex burden
				Percentage of leases providing for the recapture of capital expenditures	93%
5 Years (2019–3Q23)		10 Years (2014–3Q23)
Refer to “Same property performance” and “Definitions and reconciliations” of this Supplemental Information for additional details. “Definitions and reconciliations” contains the definition of “Net operating income” and its reconciliation from the most directly comparable financial measure presented in accordance with GAAP.

(1)The 10-year average represents the average for the years ended December 31, 2013 through 2022.
(2)Represents percentages for the three months ended September 30, 2023.
(3)Percentages calculated based on annual rental revenue in effect as of September 30, 2023.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2023	21

Same Property Performance
September 30, 2023
(Dollars in thousands)

	September 30, 2023			September 30, 2023
Same Property Financial Data	Three Months Ended	Nine Months Ended	Same Property Statistical Data	Three Months Ended	Nine Months Ended
Percentage change over comparable period from prior year:			Number of same properties	336	301
Net operating income increase	3.1%	3.7%	Rentable square feet	33,934,050	30,168,779
Net operating income increase (cash basis)	4.6%	5.6%	Occupancy – current-period average	93.9%	94.4%
Operating margin	69%	70%	Occupancy – same-period prior-year average	95.3%	95.5%

	Three Months Ended September 30,				Nine Months Ended September 30,
	2023	2022	$ Change	% Change	2023	2022	$ Change	% Change
Income from rentals:
Same properties	$424,462	$412,354	$12,108	2.9%	$1,160,700	$1,116,410	$44,290	4.0%
Non-same properties	101,890	83,792	18,098	21.6	421,843	334,340	87,503	26.2
Rental revenues	526,352	496,146	30,206	6.1	1,582,543	1,450,750	131,793	9.1

Same properties	158,102	146,032	12,070	8.3	408,733	382,197	26,536	6.9
Non-same properties	23,077	14,675	8,402	57.3	108,543	77,419	31,124	40.2
Tenant recoveries	181,179	160,707	20,472	12.7	517,276	459,616	57,660	12.5

Income from rentals	707,531	656,853	50,678	7.7	2,099,819	1,910,366	189,453	9.9

Same properties	355	274	81	29.6	619	643	(24)	(3.7)
Non-same properties	5,902	2,725	3,177	116.6	28,045	7,672	20,373	265.6
Other income	6,257	2,999	3,258	108.6	28,664	8,315	20,349	244.7

Same properties	582,919	558,660	24,259	4.3	1,570,052	1,499,250	70,802	4.7
Non-same properties	130,869	101,192	29,677	29.3	558,431	419,431	139,000	33.1
Total revenues	713,788	659,852	53,936	8.2	2,128,483	1,918,681	209,802	10.9

Same properties	181,885	169,671	12,214	7.2	473,060	441,457	31,603	7.2
Non-same properties	35,802	31,518	4,284	13.6	163,394	137,344	26,050	19.0
Rental operations	217,687	201,189	16,498	8.2	636,454	578,801	57,653	10.0

Same properties	401,034	388,989	12,045	3.1	1,096,992	1,057,793	39,199	3.7
Non-same properties	95,067	69,674	25,393	36.4	395,037	282,087	112,950	40.0
Net operating income	$496,101	$458,663	$37,438	8.2%	$1,492,029	$1,339,880	$152,149	11.4%

Net operating income – same properties	$401,034	$388,989	$12,045	3.1%	$1,096,992	$1,057,793	$39,199	3.7%
Straight-line rent revenue	(18,488)	(17,194)	(1,294)	7.5	(56,099)	(59,102)	3,003	(5.1)
Amortization of acquired below-market leases	(6,742)	(12,567)	5,825	(46.4)	(17,987)	(29,888)	11,901	(39.8)
Net operating income – same properties (cash basis)	$375,804	$359,228	$16,576	4.6%	$1,022,906	$968,803	$54,103	5.6%

Refer to “Same property comparisons” in the “Definitions and reconciliations” of this Supplemental Information for a reconciliation of same properties to total properties. “Definitions and reconciliations” also contains definitions of “Tenant recoveries” and “Net operating income” and their respective reconciliations from the most directly comparable financial measures presented in accordance with GAAP.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2023	22

Leasing Activity
September 30, 2023
(Dollars per RSF)

	Three Months Ended		Nine Months Ended		Year Ended
	September 30, 2023		September 30, 2023		December 31, 2022
	Including Straight-Line Rent	Cash Basis	Including Straight-Line Rent	Cash Basis	Including Straight-Line Rent	Cash Basis
Leasing activity:
Renewed/re-leased space(1)
Rental rate changes	28.8%	19.7%	33.9%	18.1%	31.0%	22.1%
New rates	$59.80	$58.09	$51.86	$49.83	$50.37	$48.48
Expiring rates	$46.43	$48.53	$38.73	$42.21	$38.44	$39.69
RSF	396,334		2,569,244		4,540,325
Tenant improvements/leasing commissions	$18.55		$25.20		$27.83
Weighted-average lease term	7.6 years		9.2 years		5.0 years

Developed/redeveloped/previously vacant space leased(2)
New rates	$68.85	$60.80	$63.78	$58.13	$73.46	$64.04
RSF	471,248		847,091		3,865,262
Weighted-average lease term	14.4 years		13.2 years		11.8 years

Leasing activity summary (totals):
New rates	$65.08	$59.67	$54.91	$51.96	$60.98	$55.64
RSF	867,582		3,416,335		8,405,587
Weighted-average lease term	13.0 years		11.0 years		8.1 years

Lease expirations(1)
Expiring rates	$54.50	$55.43	$43.59	$44.53	$37.41	$38.06
RSF	786,656		4,319,951		6,572,286

Leasing activity includes 100% of results for properties in North America in which we have an investment.

(1)Excludes month-to-month leases aggregating 73,009 RSF and 266,292 RSF as of September 30, 2023 and December 31, 2022, respectively. During the trailing twelve months ended September 30, 2023, we granted free rent concessions averaging 0.6 months per annum.
(2)Refer to “New Class A/A+ development and redevelopment properties: summary of pipeline” of this Supplemental Information for additional details on total project costs.

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Contractual Lease Expirations
September 30, 2023

Year	RSF	Percentage of Occupied RSF	Annual Rental Revenue (per RSF)(1)	Percentage of Total Annual Rental Revenue
2023 (2)	617,560	1.6%	$36.30	1.1%
2024	3,632,359	9.4%	$53.26	9.6%
2025	3,589,722	9.3%	$48.10	8.5%
2026	2,764,167	7.2%	$51.18	7.0%
2027	2,808,450	7.3%	$54.85	7.6%
2028	4,702,594	12.2%	$51.41	12.0%
2029	2,515,073	6.5%	$51.57	6.4%
2030	2,516,747	6.5%	$51.16	6.4%
2031	3,512,917	9.1%	$55.71	9.7%
2032	1,180,541	3.1%	$57.22	3.3%
Thereafter	10,739,517	27.8%	$53.46	28.4%

Market	2023 Contractual Lease Expirations (in RSF)					Annual Rental Revenue (per RSF)(1)	2024 Contractual Lease Expirations (in RSF)						Annual Rental Revenue (per RSF)(1)
	Leased	Negotiating/ Anticipating	Targeted for Future Development/ Redevelopment	Remaining Expiring Leases(3)	Total(2)		Leased	Negotiating/ Anticipating	Targeted for Future Development/ Redevelopment(4)		Remaining Expiring Leases(3)	Total

Greater Boston	8,033	—	—	31,190	39,223	$89.15	86,532	15,049	412,946		660,668	1,175,195	$74.50
San Francisco Bay Area	11,000	104,804	—	136,447	252,251	36.58	43,496	15,478	107,250		571,880	738,104	61.10
New York City	—	—	—	200	200	N/A	—	—	—		363,018	363,018	N/A
San Diego	10,368	—	—	3,325	13,693	15.44	—	14,938	580,021	(5)	187,497	782,456	25.25
Seattle	113,073	—	—	73,519	186,592	31.55	6,748	—	50,552		186,140	243,440	24.81
Maryland	—	—	—	56,287	56,287	26.27	89,831	—	—		42,301	132,132	32.40
Research Triangle	34,790	—	—	21,203	55,993	29.67	72,078	—	—		97,941	170,019	51.02
Texas	—	—	—	—	—	—	—	—	—		—	—	—
Canada	13,321	—	—	—	13,321	28.11	—	6,786	—		—	6,786	23.42
Non-cluster/other markets	—	—	—	—	—	—	—	19,867	—		1,342	21,209	55.11
Total	190,585	104,804	—	322,171	617,560	$36.30	298,685	72,118	1,150,769		2,110,787	3,632,359	$53.26
Percentage of expiring leases	31%	17%	—%	52%	100%		8%	2%	32%		58%	100%

(1)Represents amounts in effect as of September 30, 2023.
(2)Excludes month-to-month leases aggregating 73,009 RSF as of September 30, 2023.
(3)The largest remaining contractual lease expirations for 2023 and 2024 are 55,751 RSF in our Mission Bay submarket and 349,947 RSF in our New York City submarket, respectively. Refer to footnote 5 on the next page for additional information related to the contractual lease expiration in our New York City submarket.
(4)Includes lease expirations primarily related to recently acquired properties, including (i) 466,248 RSF expiring in 2024, which is targeted for future redevelopment and expected to commence construction in the near-term, and (ii) 684,521 RSF expiring in 2024, which is targeted for future development and not expected to commence vertical construction in the near term. We expect to demolish these buildings, aggregating 684,521 RSF, which are related to land targeted for future development following lease expiration and commence pre-construction activities, including entitlements, permitting, design, site work, and other activities preceding commencement of construction of aboveground building improvements. Commencement of future development projects is subject to market conditions and leasing. The 2024 weighted-average contractual lease expiration date for all spaces targeted for redevelopment and development (weighted by annual rental revenue) is July 23, 2024. Refer to “Investments in real estate” in the “Definitions and reconciliations” of this Supplemental Information for additional details on value-creation square feet currently included in rental properties.
(5)Includes 495,192 RSF at the Campus Point by Alexandria mega campus in our University Town Center submarket, which is targeted for future development, pending market conditions and leasing.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2023	24

Top 20 Tenants
September 30, 2023
(Dollars in thousands, except average market cap amounts)

91% of Top 20 Tenants Annual Rental Revenue Is From Investment-Grade
or Publicly Traded Large Cap Tenants(1)

	Tenant	Remaining Lease Term(1) (in years)		Aggregate RSF	Annual Rental Revenue(1)	Percentage of Aggregate Annual Rental Revenue(1)	Investment-Grade Credit Ratings		Average Market Cap(1) (in billions)

							Moody’s	S&P
1	Bristol-Myers Squibb Company	6.5		908,581	$67,089	3.3%	A2	A+	$145.0
2	Eli Lilly and Company	5.2		820,987	56,771	2.8	A2	A+	$386.0
3	Moderna, Inc.	10.9		908,436	51,934	2.6	—	—	$55.2
4	Roche	6.6		770,279	45,811	2.3	Aa2	AA	$254.0
5	Takeda Pharmaceutical Company Limited	6.3		549,760	37,399	1.8	Baa2	BBB+	$48.9
6	Alphabet Inc.	3.2		654,423	36,809	1.8	Aa2	AA+	$1,394.3
7	Illumina, Inc.	6.9		890,389	36,204	1.8	Baa3	BBB	$31.6
8	2seventy bio, Inc.(2)	9.9		312,805	33,617	1.7	—	—	$0.5
9	Harvard University	6.3		389,233	31,865	1.6	Aaa	AAA	$—
10	Novartis AG	4.9		447,831	30,976	1.5	A1	AA-	$217.5
11	Cloud Software Group, Inc.	3.4	(3)	292,013	28,537	1.4	—	—	$—
12	Uber Technologies, Inc.	59.0	(4)	1,009,188	27,738	1.4	—	—	$71.5
13	AstraZeneca PLC	5.5		456,266	25,132	1.2	A3	A	$210.8
14	United States Government	7.0		340,238	22,704	1.1	Aaa	AA+	$—
15	Sanofi	7.3		267,278	21,444	1.1	A1	AA	$126.0
16	Pfizer Inc.	1.0	(5)	405,066	21,421	1.1	A1	A+	$233.3
17	New York University	8.4		218,983	21,056	1.0	Aa2	AA-	$—
18	Massachusetts Institute of Technology	5.6		246,725	20,504	1.0	Aaa	AAA	$—
19	Boston Children’s Hospital	13.1		266,857	20,066	1.0	Aa2	AA	$—
20	Merck & Co., Inc.	10.6		300,930	18,913	0.9	A1	A+	$273.9
	Total/weighted-average	8.9	(4)	10,456,268	$655,990	32.4%

(1)Based on total annual rental revenue in effect as of September 30, 2023. Refer to “Annual rental revenue” and “Investment-grade or publicly traded large cap tenants” in the “Definitions and reconciliations” of this Supplemental Information for additional details about our methodology of calculating annual rental revenue from unconsolidated real estate joint ventures and average market capitalization, respectively.
(2)As of June 30, 2023, 2seventy bio, Inc. held $282.8 million of cash, cash equivalents, and marketable securities. Additionally, 90.0% of the annual rental revenue generated by 2seventy bio, Inc. is guaranteed by another public biotechnology company (a party related to 2seventybio, Inc.).
(3)Includes one lease at a recently acquired property with future development and redevelopment opportunities. This lease with Cloud Software Group, Inc. (formerly known as TIBCO Software, Inc.) was in place when we acquired the properties.
(4)Includes (i) ground leases for land at 1455 and 1515 Third Street (two buildings aggregating 422,980 RSF) and (ii) leases at 1655 and 1725 Third Street (two buildings aggregating 586,208 RSF) in our Mission Bay submarket owned by our unconsolidated real estate joint venture in which we have an ownership interest of 10%. Annual rental revenue is presented using 100% of the annual rental revenue from our consolidated properties and our share of annual rental revenue from our unconsolidated real estate joint ventures. Refer to footnote 1 for additional details. Excluding the ground leases, the weighted-average remaining lease term for our top 20 tenants was 6.8 years as of September 30, 2023.
(5)Primarily relates to one office building in our New York City submarket aggregating 349,947 RSF with a contractual lease expiration in 3Q24, which is under consideration to be marketed for lease in its current condition or may be developed or redeveloped into laboratory space, subject to market conditions and leasing.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2023	25

Summary of Properties and Occupancy
September 30, 2023
(Dollars in thousands, except per RSF amounts)

Summary of properties

Market	RSF						Number of Properties	Annual Rental Revenue
	Operating	Development	Redevelopment		Total	% of Total		Total	% of Total	Per RSF
Greater Boston	10,510,001	1,435,071	1,242,400	(1)	13,187,472	28%	75	$728,668	36%	$74.41
San Francisco Bay Area	8,043,183	498,142	300,010		8,841,335	19	68	462,086	23	64.74
New York City	1,271,665	—	—		1,271,665	3	5	91,355	4	80.35
San Diego	7,905,785	760,869	—		8,666,654	17	93	312,855	15	43.53
Seattle	2,838,555	311,631	148,890		3,299,076	7	45	110,788	5	41.06
Maryland	3,586,532	510,601	—		4,097,133	9	51	123,652	6	36.08
Research Triangle	3,788,662	88,038	—		3,876,700	8	39	115,104	6	31.35
Texas	1,845,159	—	73,298		1,918,457	4	15	52,707	3	30.02
Canada	1,052,157	—	183,556		1,235,713	3	13	16,097	1	17.20
Non-cluster/other markets	382,961	—	—		382,961	1	11	16,291	1	52.85
Properties held for sale	312,660	—	—		312,660	1	4	845	—	N/A
North America	41,537,320	3,604,352	1,948,154		47,089,826	100%	419	$2,030,448	100%	$53.34
		5,552,506
(1)Primarily relates to our active redevelopment projects at 840 Winter Street and 40, 50, and 60 Sylvan Road, aggregating 654,953 RSF, which are 50% leased/negotiating on a combined basis. This mega campus project is expected to capture demand in our Route 128 submarket of Greater Boston.

Summary of occupancy

	Operating Properties				Operating and Redevelopment Properties
Market	9/30/23		6/30/23	9/30/22	9/30/23	6/30/23	9/30/22
Greater Boston	93.2%		92.5%	94.4%	83.3%	83.2%	84.7%
San Francisco Bay Area	95.3		95.5	96.2	91.9	91.9	92.8
New York City	89.4	(1)	88.9	96.5	89.4	88.9	92.3
San Diego	90.9	(2)	92.8	95.2	90.9	92.8	95.2
Seattle	95.1		95.1	97.1	90.3	89.5	90.2
Maryland	96.6		96.2	95.4	96.6	94.9	92.3
Research Triangle	96.9		94.3	93.5	96.9	94.3	84.5
Texas	95.1		95.1	78.4	91.5	91.0	69.9
Subtotal	93.9		93.8	94.5	89.9	89.8	88.9
Canada	88.9		87.3	93.0	75.7	69.2	78.5
Non-cluster/other markets	80.5		81.3	75.0	80.5	81.3	75.0
North America	93.7%		93.6%	94.3%	89.4%	89.2%	88.6%

(1)Vacancy primarily relates to our Alexandria Center® for Life Science – Long Island City property that is currently 41.7% occupied. In addition, our mega campus at Alexandria Center® for Life Science – New York City is currently 95.9% occupied.
(2)Includes temporary vacancy of 105,598 RSF at 6450 Sequence Drive and 65,280 RSF at 4767 Nexus Center Drive. These spaces are each fully leased with occupancy expected to commence over the next one to three quarters.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2023	26

Property Listing
September 30, 2023
(Dollars in thousands)

Mega Campuses Encompass 75% of Our Annual Rental Revenue(1)

Market / Submarket / Address	RSF				Number of Properties	Annual Rental Revenue	Occupancy Percentage

							Operating	Operating and Redevelopment
	Operating	Development	Redevelopment	Total

Greater Boston
Cambridge/Inner Suburbs
Mega Campus: Alexandria Center® at Kendall Square	2,853,222	—	—	2,853,222	11	$262,099	99.7%	99.7%
50(2), 60(2), 75/125(2), 100(2), and 225(2) Binney Street, 140 and 215 First Street, 150 Second Street, 300 Third Street(2), 11 Hurley Street, and 100 Edwin H. Land Boulevard
Mega Campus: Alexandria Center® at One Kendall Square	904,572	462,100	—	1,366,672	12	72,661	82.3	82.3
One Kendall Square (Buildings 100, 200, 300, 400, 500, 600/700, 1400, 1800, and 2000), 325 and 399 Binney Street, and One Hampshire Street
Mega Campus: Alexandria Technology Square®	1,185,284	—	—	1,185,284	7	116,257	99.9	99.9
100, 200, 300, 400, 500, 600, and 700 Technology Square
Mega Campus: The Arsenal on the Charles	873,038	248,018	—	1,121,056	13	51,813	96.3	96.3
311, 321, and 343 Arsenal Street, 300, 400, and 500 North Beacon Street, 1, 2, 3, and 4 Kingsbury Avenue, and 100, 200, and 400 Talcott Avenue
Mega Campus: 480 Arsenal Way and 446, 458, 500, and 550 Arsenal Street	533,327	—	—	533,327	5	27,114	97.0	97.0
99 Coolidge Avenue(2)	—	320,809	—	320,809	1	—	N/A	N/A
640 Memorial Drive	242,477	—	—	242,477	1	11,816	38.4	38.4
Cambridge/Inner Suburbs	6,591,920	1,030,927	—	7,622,847	50	541,760	94.4	94.4
Fenway
Mega Campus: Alexandria Center® for Life Science – Fenway	1,234,888	58,149	133,578	1,426,615	2	97,727	92.0	83.0
401 Park Drive and 201 Brookline Avenue(2)
Seaport Innovation District
5 and 15(2) Necco Street	95,400	345,995	—	441,395	2	2,790	—	—
Mega Campus: 380 and 420 E Street	195,506	—	—	195,506	2	4,948	100.0	100.0
Seaport Innovation District	290,906	345,995	—	636,901	4	7,738	67.2	67.2
Route 128
Mega Campus: 40, 50, and 60 Sylvan Road, 35 Gatehouse Drive, and 840 Winter Street	326,110	—	654,953	981,063	5	22,741	100.0	33.2
Mega Campus: One Moderna Way	706,988	—	—	706,988	4	29,059	100.0	100.0
19, 225, and 235 Presidential Way	585,226	—	—	585,226	3	14,150	100.0	100.0
100 Beaver Street	82,330	—	—	82,330	1	4,631	87.0	87.0
Route 128	1,700,654	—	654,953	2,355,607	13	70,581	99.4	71.7
Other	691,633	—	453,869	1,145,502	6	10,862	79.2	47.8
Greater Boston	10,510,001	1,435,071	1,242,400	13,187,472	75	$728,668	93.2%	83.3%

(1)Refer to “New Class A/A+ development and redevelopment properties: summary of pipeline” and to “Mega campus” in the “Definitions and reconciliations” of this Supplemental Information for additional details.
(2)We own a partial interest in this property through a real estate joint venture. Refer to “Joint venture financial information” of this Supplemental Information for additional details.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2023	27

Property Listing (continued)
September 30, 2023
(Dollars in thousands)

Market / Submarket / Address	RSF				Number of Properties	Annual Rental Revenue	Occupancy Percentage

							Operating	Operating and Redevelopment
	Operating	Development	Redevelopment	Total

San Francisco Bay Area
Mission Bay
Mega Campus: Alexandria Center® for Science and Technology – Mission Bay(1)	2,014,424	212,796	—	2,227,220	10	$96,630	98.0%	98.0%
1455(2), 1515(2), 1655, and 1725 Third Street, 409 and 499 Illinois Street, 1450, 1500, and 1700 Owens Street, and 455 Mission Bay Boulevard South
Mission Bay	2,014,424	212,796	—	2,227,220	10	96,630	98.0	98.0
South San Francisco
Mega Campus: Alexandria Technology Center® – Gateway(1)	1,341,359	—	300,010	1,641,369	12	74,417	88.2	72.1
600(2), 601, 611, 630(2), 650(2), 651, 681, 685, 701, 751, 901(2), and 951(2) Gateway Boulevard
Mega Campus: 213(1), 249, 259, 269, and 279 East Grand Avenue	919,704	—	—	919,704	5	57,055	100.0	100.0
Mega Campus: 1122 and 1150 El Camino Real	445,232	—	—	445,232	2	4,011	100.0	100.0
Alexandria Center® for Life Science – South San Francisco	504,551	—	—	504,551	3	33,590	89.9	89.9
201 Haskins Way and 400 and 450 East Jamie Court
Alexandria Center® for Life Science – Millbrae(1)	—	285,346	—	285,346	1	—	N/A	N/A
230 Harriet Tubman Way
500 Forbes Boulevard(1)	155,685	—	—	155,685	1	10,680	100.0	100.0
849/863 Mitten Road/866 Malcolm Road	103,857	—	—	103,857	1	4,646	92.7	92.7
South San Francisco	3,470,388	285,346	300,010	4,055,744	25	184,399	93.7	86.3
Greater Stanford
Mega Campus: Alexandria Center® for Life Science – San Carlos	736,632	—	—	736,632	9	44,464	100.0	100.0
825, 835, 960, and 1501-1599 Industrial Road
Alexandria Stanford Life Science District	703,570	—	—	703,570	9	66,009	99.4	99.4
3160, 3165, 3170, and 3181 Porter Drive and 3301, 3303, 3305, 3307, and 3330 Hillview Avenue
3875 Fabian Way	228,000	—	—	228,000	1	9,402	100.0	100.0
3412, 3420, 3440, 3450, and 3460 Hillview Avenue	338,751	—	—	338,751	5	21,838	75.9	75.9
2100, 2200, 2300, and 2400 Geng Road	196,276	—	—	196,276	4	11,878	82.8	82.8
2475 and 2625/2627/2631 Hanover Street and 1450 Page Mill Road	194,503	—	—	194,503	3	18,439	100.0	100.0
2425 Garcia Avenue/2400/2450 Bayshore Parkway	99,208	—	—	99,208	1	4,257	100.0	100.0
3350 West Bayshore Road	61,431	—	—	61,431	1	4,770	100.0	100.0
Greater Stanford	2,558,371	—	—	2,558,371	33	181,057	95.3	95.3
San Francisco Bay Area	8,043,183	498,142	300,010	8,841,335	68	462,086	95.3	91.9

New York City
New York City
Mega Campus: Alexandria Center® for Life Science – New York City	742,618	—	—	742,618	3	67,430	95.9	95.9
430 and 450 East 29th Street
219 East 42nd Street	349,947	—	—	349,947	1	18,638	100.0	100.0
Alexandria Center® for Life Science – Long Island City	179,100	—	—	179,100	1	5,287	41.7	41.7
30-02 48th Avenue
New York City	1,271,665	—	—	1,271,665	5	$91,355	89.4%	89.4%

Refer to “New Class A/A+ development and redevelopment properties: summary of pipeline” and to “Mega campus” in the “Definitions and reconciliations” of this Supplemental Information for additional details.

(1)We own a partial interest in this property through a real estate joint venture. Refer to “Joint venture financial information” of this Supplemental Information for additional details.
(2)We own 100% of this property.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2023	28

Property Listing (continued)
September 30, 2023
(Dollars in thousands)

Market / Submarket / Address	RSF				Number of Properties	Annual Rental Revenue	Occupancy Percentage

							Operating	Operating and Redevelopment
	Operating	Development	Redevelopment	Total

San Diego
Torrey Pines
Mega Campus: One Alexandria Square and One Alexandria North	833,589	334,996	—	1,168,585	12	$49,825	100.0%	100.0%

3115 and 3215(1) Merryfield Row, 3010, 3013, and 3033 Science Park Road, 10935, 10945, and 10955 Alexandria Way, 10975 North Torrey Pines Road, 10975, 10995, and 10996 Torreyana Road, and 3545 Cray Court

ARE Torrey Ridge	296,290	—	—	296,290	3	13,706	85.8	85.8
10578, 10618, and 10628 Science Center Drive
ARE Nautilus	213,900	—	—	213,900	4	8,411	82.3	82.3
3530 and 3550 John Hopkins Court and 3535 and 3565 General Atomics Court
Torrey Pines	1,343,779	334,996	—	1,678,775	19	71,942	94.1	94.1
University Town Center
Mega Campus: Campus Point by Alexandria(1)	1,662,342	171,102	—	1,833,444	12	76,608	97.9	97.9
9880(2), 10010(2), 10140(2), 10210, 10260, 10290, and 10300 Campus Point Drive and 4155, 4161, 4224, 4242, and 4275(2) Campus Point Court
Mega Campus: 5200 Illumina Way(1)	792,687	—	—	792,687	6	29,978	100.0	100.0
Mega Campus: University District	415,462	—	—	415,462	7	12,431	58.3	58.3
9625 Towne Centre Drive(1), 4755, 4757, and 4767 Nexus Center Drive, 4796 Executive Drive, 8505 Costa Verde Boulevard, and 4260 Nobel Drive
University Town Center	2,870,491	171,102	—	3,041,593	25	119,017	92.8	92.8
Sorrento Mesa
Mega Campus: SD Tech by Alexandria(1)	1,064,329	254,771	—	1,319,100	15	43,869	94.0	94.0
9605, 9645, 9675, 9685, 9725, 9735, 9808, 9855, and 9868 Scranton Road, 5505 Morehouse Drive(2), and 10055, 10065, 10075, 10121(2), and 10151(2) Barnes Canyon Road
Mega Campus: Sequence District by Alexandria	800,151	—	—	800,151	7	23,930	89.0	89.0
6260, 6290, 6310, 6340, 6350, 6420, and 6450 Sequence Drive
Pacific Technology Park(1)	544,352	—	—	544,352	5	8,898	89.1	89.1
9389, 9393, 9401, 9455, and 9477 Waples Street
Summers Ridge Science Park(1)	316,531	—	—	316,531	4	11,521	100.0	100.0
9965, 9975, 9985, and 9995 Summers Ridge Road
Scripps Science Park by Alexandria	144,113	—	—	144,113	1	8,202	100.0	100.0
10102 Hoyt Park Drive
ARE Portola	101,857	—	—	101,857	3	4,034	100.0	100.0
6175, 6225, and 6275 Nancy Ridge Drive
5810/5820 Nancy Ridge Drive	83,354	—	—	83,354	1	4,693	100.0	100.0
9877 Waples Street	63,774	—	—	63,774	1	2,680	100.0	100.0
5871 Oberlin Drive	33,842	—	—	33,842	1	1,799	100.0	100.0
Sorrento Mesa	3,152,303	254,771	—	3,407,074	38	$109,626	93.3%	93.3%

Refer to “New Class A/A+ development and redevelopment properties: summary of pipeline” and to “Mega campus” in the “Definitions and reconciliations” of this Supplemental Information for additional details.

(1)We own a partial interest in this property through a real estate joint venture. Refer to “Joint venture financial information” of this Supplemental Information for additional details.
(2)We own 100% of this property.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2023	29

Property Listing (continued)
September 30, 2023
(Dollars in thousands)

Market / Submarket / Address	RSF				Number of Properties	Annual Rental Revenue	Occupancy Percentage

							Operating	Operating and Redevelopment
	Operating	Development	Redevelopment	Total

San Diego (continued)
Sorrento Valley
3911, 3931, and 3985 Sorrento Valley Boulevard	108,812	—	—	108,812	3	$4,112	85.0%	85.0%
11025, 11035, 11045, 11055, 11065, and 11075 Roselle Street	121,880	—	—	121,880	6	3,236	70.2	70.2
Sorrento Valley	230,692	—	—	230,692	9	7,348	77.2	77.2
Other	308,520	—	—	308,520	2	4,922	45.7	45.7
San Diego	7,905,785	760,869	—	8,666,654	93	312,855	90.9	90.9

Seattle
Lake Union
Mega Campus: The Eastlake Life Science Campus by Alexandria	937,187	311,631	—	1,248,818	9	57,456	97.5	97.5
1150, 1165, 1201(1), 1208(1), 1551, and 1616 Eastlake Avenue East, 188 and 199(1) East Blaine Street, and 1600 Fairview Avenue East
Mega Campus: Alexandria Center® for Life Science – South Lake Union
400 Dexter Avenue North(1)	290,754	—	—	290,754	1	17,193	100.0	100.0
219 Terry Avenue North	30,705	—	—	30,705	1	961	48.4	48.4
Lake Union	1,258,646	311,631	—	1,570,277	11	75,610	96.9	96.9
SoDo
830 4th Avenue South	42,380	—	—	42,380	1	1,229	70.5	70.5
Elliott Bay
3000/3018 Western Avenue	47,746	—	—	47,746	1	3,147	100.0	100.0
410 West Harrison Street and 410 Elliott Avenue West	36,849	—	—	36,849	2	1,570	100.0	100.0
Elliott Bay	84,595	—	—	84,595	3	4,717	100.0	100.0
Bothell
Mega Campus: Alexandria Center® for Advanced Technologies – Canyon Park	1,060,720	—	—	1,060,720	22	22,308	92.6	92.6
22121 and 22125 17th Avenue Southeast, 22021, 22025, 22026, 22030, 22118, and 22122 20th Avenue Southeast, 22333, 22422, 22515, 22522, 22722, and 22745 29th Drive Southeast, 21540, 22213, and 22309 30th Drive Southeast, and 1629, 1631, 1725, 1916, and 1930 220th Street Southeast
Alexandria Center® for Advanced Technologies – Monte Villa Parkway	311,030	—	148,890	459,920	6	5,981	96.8	65.4
3301, 3303, 3305, 3307, 3555, and 3755 Monte Villa Parkway
Bothell	1,371,750	—	148,890	1,520,640	28	28,289	93.5	84.4
Other	81,184	—	—	81,184	2	943	100.0	100.0
Seattle	2,838,555	311,631	148,890	3,299,076	45	$110,788	95.1%	90.3%

Refer to “New Class A/A+ development and redevelopment properties: summary of pipeline” and to “Mega campus” in the “Definitions and reconciliations” of this Supplemental Information for additional details.

(1)We own a partial interest in this property through a real estate joint venture. Refer to “Joint venture financial information” of this Supplemental Information for additional details.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2023	30

Property Listing (continued)
September 30, 2023
(Dollars in thousands)

Market / Submarket / Address	RSF				Number of Properties	Annual Rental Revenue	Occupancy Percentage

							Operating	Operating and Redevelopment
	Operating	Development	Redevelopment	Total

Maryland
Rockville
Mega Campus: Alexandria Center® for Life Science – Shady Grove	1,176,744	510,601	—	1,687,345	20	$53,669	97.7%	97.7%
9601, 9603, 9605, 9704, 9708, 9712, 9714, 9800, 9804, 9808, 9900, and 9950 Medical Center Drive, 14920 and 15010 Broschart Road, 9920 Belward Campus Drive, and 9810 and 9820 Darnestown Road
1330 Piccard Drive	131,511	—	—	131,511	1	4,189	100.0	100.0
1405 and 1450(1) Research Boulevard	114,849	—	—	114,849	2	3,019	73.3	73.3
1500 and 1550 East Gude Drive	91,359	—	—	91,359	2	1,844	100.0	100.0
5 Research Place	63,852	—	—	63,852	1	3,037	100.0	100.0
5 Research Court	51,520	—	—	51,520	1	1,788	100.0	100.0
12301 Parklawn Drive	49,185	—	—	49,185	1	1,598	100.0	100.0
Rockville	1,679,020	510,601	—	2,189,621	28	69,144	96.5	96.5
Gaithersburg
Alexandria Technology Center® – Gaithersburg I	619,241	—	—	619,241	9	18,048	100.0	100.0
9, 25, 35, 45, 50, and 55 West Watkins Mill Road and 910, 930, and 940 Clopper Road
Alexandria Technology Center® – Gaithersburg II	490,668	—	—	490,668	7	18,265	97.8	97.8
700, 704, and 708 Quince Orchard Road and 19, 20, 21, and 22 Firstfield Road
20400 Century Boulevard	81,006	—	—	81,006	1	3,298	100.0	100.0
401 Professional Drive	63,154	—	—	63,154	1	2,123	100.0	100.0
950 Wind River Lane	50,000	—	—	50,000	1	1,234	100.0	100.0
620 Professional Drive	27,950	—	—	27,950	1	1,207	100.0	100.0
Gaithersburg	1,332,019	—	—	1,332,019	20	44,175	99.2	99.2
Beltsville
8000/9000/10000 Virginia Manor Road	191,884	—	—	191,884	1	3,021	100.0	100.0
101 West Dickman Street(1)	135,423	—	—	135,423	1	1,185	61.1	61.1
Beltsville	327,307	—	—	327,307	2	4,206	83.9	83.9
Northern Virginia
14225 Newbrook Drive	248,186	—	—	248,186	1	6,127	100.0	100.0
Maryland	3,586,532	510,601	—	4,097,133	51	$123,652	96.6%	96.6%

Refer to “New Class A/A+ development and redevelopment properties: summary of pipeline” and to “Mega campus” in the “Definitions and reconciliations” of this Supplemental Information for additional details.

(1)We own a partial interest in this property through a real estate joint venture. Refer to “Joint venture financial information” of this Supplemental Information for additional details.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2023	31

Property Listing (continued)
September 30, 2023
(Dollars in thousands)

Market / Submarket / Address	RSF				Number of Properties	Annual Rental Revenue	Occupancy Percentage

							Operating	Operating and Redevelopment
	Operating	Development	Redevelopment	Total

Research Triangle
Research Triangle
Mega Campus: Alexandria Center® for Life Science – Durham	2,155,252	—	—	2,155,252	15	$51,799	97.5%	97.5%
6, 8, 10, 12, 14, 40, 42, and 65 Moore Drive, 21, 25, 27, 29, and 31 Alexandria Way, 2400 Ellis Road, and 14 TW Alexander Drive
Mega Campus: Alexandria Center® for Advanced Technologies – Research Triangle	345,731	—	—	345,731	4	16,208	95.6	95.6
6, 8, 10, and 12 Davis Drive
Alexandria Center® for AgTech	345,467	—	—	345,467	2	16,528	97.2	97.2
5 and 9 Laboratory Drive
104, 108, 110, 112, and 114 TW Alexander Drive	228,123	—	—	228,123	5	8,419	99.7	99.7
Alexandria Technology Center® – Alston	186,971	—	—	186,971	3	4,019	82.0	82.0
100, 800, and 801 Capitola Drive
6040 George Watts Hill Drive	61,547	88,038	—	149,585	2	2,148	100.0	100.0
Alexandria Innovation Center® – Research Triangle	136,729	—	—	136,729	3	4,093	97.2	97.2
7010, 7020, and 7030 Kit Creek Road
7 Triangle Drive	104,531	—	—	104,531	1	4,422	100.0	100.0
2525 East NC Highway 54	82,996	—	—	82,996	1	3,651	100.0	100.0
601 Keystone Park Drive	77,595	—	—	77,595	1	2,128	100.0	100.0
5 Triangle Drive	32,120	—	—	32,120	1	930	100.0	100.0
6101 Quadrangle Drive	31,600	—	—	31,600	1	759	100.0	100.0
Research Triangle	3,788,662	88,038	—	3,876,700	39	115,104	96.9	96.9

Texas
Austin
Mega Campus: Intersection Campus	1,525,359	—	—	1,525,359	12	43,031	98.8	98.8
1001 Trinity Street and 1020 Red River Street	198,972	—	—	198,972	2	6,746	100.0	100.0
Austin	1,724,331	—	—	1,724,331	14	49,777	98.9	98.9
Greater Houston
Alexandria Center® for Advanced Technologies at The Woodlands	120,828	—	73,298	194,126	1	2,930	41.5	25.8
8800 Technology Forest Place
Texas	1,845,159	—	73,298	1,918,457	15	52,707	95.1	91.5

Canada	1,052,157	—	183,556	1,235,713	13	16,097	88.9	75.7

Non-cluster/other markets	382,961	—	—	382,961	11	16,291	80.5	80.5

North America, excluding properties held for sale	41,224,660	3,604,352	1,948,154	46,777,166	415	2,029,603	93.7%	89.4%

Properties held for sale	312,660	—	—	312,660	4	845	11.6%	11.6%

Total – North America	41,537,320	3,604,352	1,948,154	47,089,826	419	$2,030,448

Refer to “New Class A/A+ development and redevelopment properties: summary of pipeline” and to “Mega campus” in the “Definitions and reconciliations” of this Supplemental Information for additional details.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2023	32

Investments in Real Estate
September 30, 2023

Refer to “Net operating income” in the “Definitions and reconciliations” of this Supplemental Information for additional details and its reconciliation from the most directly comparable financial measures presented in accordance with GAAP.
(1)Our share of annual incremental net operating income primarily commencing from 4Q23 through 3Q26 is $491 million.
(2)Represents projects under construction aggregating 5.6 million RSF and two near-term projects aggregating 0.8 million RSF expected to commence construction during the next three quarters after September 30, 2023.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2023	33

Investments in Real Estate
September 30, 2023
(Dollars in thousands)

Investments in real estate

		Development and Redevelopment
		Active and Near-Term Construction		Future Opportunities Subject to Market Conditions and Leasing
	Operating	Under Construction 67% Leased/Negotiating	Committed Near Term 59% Leased(1)	Near Term	Intermediate Term	Future	Subtotal	Total
Square footage
Operating	41,537,320	—	—	—	—	—	—	41,537,320
New Class A/A+ development and redevelopment properties	—	5,552,506	818,938	3,007,032	6,038,906	22,254,380	37,671,762	37,671,762
Value-creation square feet currently included in rental properties(2)	—	—	—	(466,248)	(539,276)	(3,146,269)	(4,151,793)	(4,151,793)
Total square footage	41,537,320	5,552,506	818,938	2,540,784	5,499,630	19,108,111	33,519,969	75,057,289

Investments in real estate
Gross book value as of September 30, 2023(3)	$27,048,083	$4,498,324	$386,728	$749,507	$1,365,116	$2,517,253	$9,516,928	$36,565,011

(1)Represents near-term projects expected to commence construction during the next three quarters after September 30, 2023.
(2)Refer to “Investments in real estate” in the “Definitions and reconciliations” of this Supplemental Information for additional details on value-creation square feet currently included in rental properties.
(3)Balances exclude accumulated depreciation and our share of the cost basis associated with our properties held by our unconsolidated real estate joint ventures, which is classified as investments in unconsolidated real estate joint ventures in our consolidated balance sheets. Refer to “Investments in real estate” in the “Definitions and reconciliations” of this Supplemental Information for reconciliation detail of investments in real estate.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2023	34

New Class A/A+ Development and Redevelopment Properties: Recent Deliveries
September 30, 2023

201 Brookline Avenue	140 First Street	751 Gateway Boulevard	Alexandria Center® for Advanced Technologies – Monte Villa Parkway(1)
Greater Boston/Fenway	Greater Boston/Cambridge	San Francisco Bay Area/ South San Francisco	Seattle/Bothell
451,967 RSF	403,892 RSF	230,592 RSF	65,086 RSF
100% Occupancy	100% Occupancy	100% Occupancy	100% Occupancy

9808 Medical Center Drive	9601 and 9603 Medical Center Drive(2)	20400 Century Boulevard	2400 Ellis Road, 40 Moore Drive, and 14 TW Alexander Drive(3)	8800 Technology Forest Place
Maryland/Rockville	Maryland/Rockville	Maryland/Gaithersburg	Research Triangle/Research Triangle	Texas/Greater Houston
26,460 RSF	95,911 RSF	81,006 RSF	603,316 RSF	50,094 RSF
100% Occupancy	100% Occupancy	100% Occupancy	100% Occupancy	100% Occupancy

(1)Image represents 3755 Monte Villa Parkway.
(2)Image represents 9601 Medical Center Drive.
(3)Image represents 2400 Ellis Road on the Alexandria Center® for Life Science – Durham mega campus.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2023	35

New Class A/A+ Development and Redevelopment Properties: Recent Deliveries (continued)

September 30, 2023
(Dollars in thousands)

Annual Incremental Net Operating Income Generated From Deliveries Totals $120 Million
During YTD 3Q23, Including $39 Million From 3Q23

Property/Market/Submarket		Our Ownership Interest	RSF Placed in Service					Occupancy Percentage(2)	Total Project		Unlevered Yields
	3Q23 Delivery Date(1)		Prior to 1/1/23	1Q23	2Q23	3Q23	Total				Initial Stabilized	Initial Stabilized (Cash Basis)
									RSF	Investment
Development projects
201 Brookline Avenue/Greater Boston/Fenway	N/A	99.0%	340,073	107,174	4,720	—	451,967	100%	510,116	$775,000	7.2%	6.5%
751 Gateway Boulevard/San Francisco Bay Area/South San Francisco	9/1/23	51.0%	—	—	—	230,592	230,592	100%	230,592	246,000	7.0	7.5
9808 Medical Center Drive/Maryland/Rockville	9/13/23	100%	—	—	—	26,460	26,460	100%	95,061	113,000	5.5	5.5

Redevelopment projects
140 First Street/Greater Boston/Cambridge	8/6/23	100%	—	—	325,346	78,546	403,892	100%	408,259	1,248,000	5.6	4.7
Alexandria Center® for Advanced Technologies – Monte Villa Parkway/Seattle/Bothell	9/1/23	100%	—	35,847	—	29,239	65,086	100%	460,623	229,000	6.3	6.2
9601 and 9603 Medical Center Drive/Maryland/Rockville	9/30/23	100%	34,589	13,927	—	47,395	95,911	100%	95,911	63,000	8.0	6.8
20400 Century Boulevard/Maryland/Gaithersburg	N/A	100%	50,738	19,692	10,576	—	81,006	100%	81,006	35,000	9.5	9.3
2400 Ellis Road, 40 Moore Drive, and 14 TW Alexander Drive/Research Triangle/Research Triangle	N/A	100%	326,445	276,871	—	—	603,316	100%	603,316	241,000	8.1	6.8
8800 Technology Forest Place/Texas/Greater Houston	8/25/23	100%	—	—	46,434	3,660	50,094	100%	123,392	112,000	6.3	6.0
Canada	9/29/23	100%	—	—	—	34,242	34,242	100%	250,790	104,000	7.0	7.0
Weighted average/total	8/24/23		751,845	453,511	387,076	450,134	2,042,566		2,859,066	$3,166,000	6.5%	5.9%

Refer to “New Class A/A+ development and redevelopment properties: current projects” of this Supplemental Information for details on the RSF in service and under construction, if applicable.

(1)Represents the average delivery date for deliveries that occurred during the current quarter, weighted by annual rental revenue.
(2)Relates to total operating RSF placed in service as of the most recent delivery.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2023	36

New Class A/A+ Development and Redevelopment Properties: Current Projects
September 30, 2023

325 Binney Street	99 Coolidge Avenue	500 North Beacon Street and 4 Kingsbury Avenue(1)	201 Brookline Avenue	401 Park Drive
Greater Boston/Cambridge	Greater Boston/ Cambridge/Inner Suburbs	Greater Boston/ Cambridge/Inner Suburbs	Greater Boston/Fenway	Greater Boston/Fenway
462,100 RSF	320,809 RSF	248,018 RSF	58,149 RSF	133,578 RSF
100% Leased	36% Leased	85% Leased	98% Leased	17% Leased

15 Necco Street	40, 50, and 60 Sylvan Road(2)	1450 Owens Street(3)	651 Gateway Boulevard	230 Harriet Tubman Way
Greater Boston/ Seaport Innovation District	Greater Boston/Route 128	San Francisco Bay Area/ Mission Bay	San Francisco Bay Area/ South San Francisco	San Francisco Bay Area/ South San Francisco
345,995 RSF	515,273 RSF	212,796 RSF	300,010 RSF	285,346 RSF
97% Leased	36% Leased/Negotiating	—% Leased/Negotiating	22% Leased	100% Leased

(1)Image represents 500 North Beacon Street on the Arsenal on the Charles mega campus.
(2)Image represents 50 Sylvan Road. This mega campus project is expected to capture demand in our Route 128 submarket. We have executed a letter of intent with a multinational pharmaceutical company for 36% of the entire project.
(3)Image represents a single- or multi-tenant project expanding our existing mega campus, which will be 100% funded by our joint venture partner. We are currently marketing the space for lease and have initial interest from publicly traded biotechnology and institutional tenants.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2023	37

New Class A/A+ Development and Redevelopment Properties: Current Projects (continued)
September 30, 2023

10935, 10945, and 10955 Alexandria Way(1)	4155 Campus Point Court	10075 Barnes Canyon Road	1150 Eastlake Avenue East	Alexandria Center® for Advanced Technologies – Monte Villa Parkway(2)
San Diego/Torrey Pines	San Diego/ University Town Center	San Diego/Sorrento Mesa	Seattle/Lake Union	Seattle/Bothell
334,996 RSF	171,102 RSF	254,771 RSF	311,631 RSF	148,890 RSF
75% Leased	100% Leased	17% Leased/Negotiating	100% Leased	82% Leased

9810 and 9820 Darnestown Road	9808 Medical Center Drive	6040 George Watts Hill Drive, Phase II	8800 Technology Forest Place
Maryland/Rockville	Maryland/Rockville	Research Triangle/Research Triangle	Texas/Greater Houston
442,000 RSF	68,601 RSF	88,038 RSF	73,298 RSF
100% Leased	60% Leased	100% Leased	41% Leased

(1)Formerly known as 10931 and 10933 North Torrey Pines Road.
(2)Image represents 3755 Monte Villa Parkway.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2023	38

New Class A/A+ Development and Redevelopment Properties: Current Projects (continued)
September 30, 2023

Property/Market/Submarket		Square Footage			Percentage			Occupancy(1)
	Dev/Redev	In Service	CIP	Total	Leased	Leased/Negotiating		Initial	Stabilized
Under construction
2023 stabilization
325 Binney Street/Greater Boston/Cambridge	Dev	—	462,100	462,100	100%	100%		4Q23	4Q23
15 Necco Street/Greater Boston/Seaport Innovation District	Dev	—	345,995	345,995	97	97		4Q23	4Q23
		—	808,095	808,095	99	99
2024 stabilization
201 Brookline Avenue/Greater Boston/Fenway	Dev	451,967	58,149	510,116	98	98		3Q22	2024
840 Winter Street/Greater Boston/Route 128	Redev	28,534	139,680	168,214	100	100		2024	2024
230 Harriet Tubman Way/San Francisco Bay Area/South San Francisco	Dev	—	285,346	285,346	100	100		2024	2024
4155 Campus Point Court/San Diego/University Town Center	Dev	—	171,102	171,102	100	100		2024	2024
1150 Eastlake Avenue East/Seattle/Lake Union	Dev	—	311,631	311,631	100	100		4Q23	2024
Alexandria Center® for Advanced Technologies – Monte Villa Parkway/Seattle/Bothell	Redev	311,733	148,890	460,623	82	82		1Q23	2024
9820 Darnestown Road/Maryland/Rockville	Dev	—	250,000	250,000	100	100		2024	2024
9810 Darnestown Road/Maryland/Rockville	Dev	—	192,000	192,000	100	100		2024	2024
9808 Medical Center Drive/Maryland/Rockville	Dev	26,460	68,601	95,061	60	60		3Q23	2024
6040 George Watts Hill Drive, Phase II/Research Triangle/Research Triangle	Dev	—	88,038	88,038	100	100		2024	2024
8800 Technology Forest Place/Texas/Greater Houston	Redev	50,094	73,298	123,392	41	41		2Q23	2024
		868,788	1,786,735	2,655,523	92	92
		868,788	2,594,830	3,463,618	94	94
2025 and beyond stabilization
99 Coolidge Avenue/Greater Boston/Cambridge/Inner Suburbs	Dev	—	320,809	320,809	36	36		2024	2025
500 North Beacon Street and 4 Kingsbury Avenue/Greater Boston/ Cambridge/Inner Suburbs	Dev	—	248,018	248,018	85	85		2024	2025
401 Park Drive/Greater Boston/Fenway	Redev	—	133,578	133,578	17	17		2024	2026
40, 50, and 60 Sylvan Road/Greater Boston/Route 128	Redev	—	515,273	515,273	—	36		2024	2026
Other/Greater Boston	Redev	—	453,869	453,869	—	—		2025	2026
1450 Owens Street/San Francisco Bay Area/Mission Bay	Dev	—	212,796	212,796	—	—	(2)	2024	2025
651 Gateway Boulevard/San Francisco Bay Area/South San Francisco	Redev	—	300,010	300,010	22	22		2024	2025
10935, 10945, and 10955 Alexandria Way/San Diego/Torrey Pines	Dev	—	334,996	334,996	75	75	(3)	2025	2026
10075 Barnes Canyon Road/San Diego/Sorrento Mesa	Dev	—	254,771	254,771	—	17		2024	2025
Canada	Redev	67,234	183,556	250,790	73	73		3Q23	2025
		67,234	2,957,676	3,024,910	28	36	(4)

		936,022	5,552,506	6,488,528	63%	67%
(1)Initial occupancy dates are subject to leasing and/or market conditions. Stabilized occupancy may vary depending on single tenancy versus multi-tenancy. Multi-tenant projects may increase in occupancy over a period of time.
(2)Represents a single- or multi-tenant project expanding our existing mega campus, which will be 100% funded by our joint venture partner. We are currently marketing the space for lease and have initial interest from publicly traded biotechnology and institutional tenants.
(3)We terminated a lease at our development project located at 10935 and 10945 Alexandria Way (formerly known as 10931 and 10933 North Torrey Pines Road) to allow this tenant to remain and extend the lease term in its existing space at one of our operating properties. In addition, we re-leased a majority of this development project by relocating a high-credit tenant for higher rents and a longer lease term from our near-term project at 11255 and 11355 North Torrey Pines Road.
(4)These projects are focused on demand from our existing tenants in our adjacent properties/campuses and will also address demand from other non-Alexandria properties/campuses.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2023	39

New Class A/A+ Development and Redevelopment Properties: Current Projects (continued)

September 30, 2023

Property/Market/Submarket		Square Footage			Percentage
	Dev/Redev	In Service	CIP	Total	Leased	Leased/Negotiating
Near-term projects expected to commence construction in the next three quarters
2025 and beyond stabilization
421 Park Drive/Greater Boston/Fenway	Dev	—	392,011	392,011	13%	13%
4135 Campus Point Court/San Diego/University Town Center	Dev	—	426,927	426,927	100	100
		—	818,938	818,938	59	59
Total		936,022	6,371,444	7,307,466	63%	66%

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2023	40

New Class A/A+ Development and Redevelopment Properties: Current Projects (continued)

September 30, 2023
(Dollars in thousands)

	Our Ownership Interest	At 100%						Unlevered Yields
Property/Market/Submarket		In Service	CIP	Cost to Complete		Total at Completion		Initial Stabilized	Initial Stabilized (Cash Basis)

Under construction
2023 stabilization
325 Binney Street/Greater Boston/Cambridge	100%	$—	$700,331	$190,669		$891,000		8.5%	7.2%
15 Necco Street/Greater Boston/Seaport Innovation District	60.3%	—	477,880	89,120		567,000		6.7%	5.5%
		—	1,178,211
2024 stabilization
201 Brookline Avenue/Greater Boston/Fenway	99.0%	659,954	74,331	40,715		775,000		7.2%	6.5%
840 Winter Street/Greater Boston/Route 128	100%	13,648	125,004	69,348		208,000		7.5%	6.5%
230 Harriet Tubman Way/San Francisco Bay Area/South San Francisco	46.7%	—	205,164	207,836		413,000		7.4%	6.2%
4155 Campus Point Court/San Diego/University Town Center	55.0%	—	74,816	98,184		173,000		7.4%	6.5%
1150 Eastlake Avenue East/Seattle/Lake Union	100%	—	361,659	43,341		405,000		6.4%	6.2%
Alexandria Center® for Advanced Technologies – Monte Villa Parkway/Seattle/Bothell	100%	92,509	88,709	47,782		229,000		6.3%	6.2%
9820 Darnestown Road/Maryland/Rockville	100%	—	120,933	56,067		177,000		6.3%	5.6%
9810 Darnestown Road/Maryland/Rockville	100%	—	102,125	30,875		133,000		6.9%	6.2%
9808 Medical Center Drive/Maryland/Rockville	100%	34,551	50,805	27,644		113,000		5.5%	5.5%
6040 George Watts Hill Drive, Phase II/Research Triangle/Research Triangle	100%	—	58,730	5,270		64,000		8.0%	7.0%
8800 Technology Forest Place/Texas/Greater Houston	100%	43,009	54,185	14,806		112,000		6.3%	6.0%
		843,671	1,316,461
2025 and beyond stabilization(1)
99 Coolidge Avenue/Greater Boston/Cambridge/Inner Suburbs	75.0%	—	273,700	TBD
500 North Beacon Street and 4 Kingsbury Avenue/Greater Boston/ Cambridge/Inner Suburbs	100%	—	302,560	124,440		427,000		6.2%	5.5%
401 Park Drive/Greater Boston/Fenway	100%	—	138,130	TBD
40, 50, and 60 Sylvan Road/Greater Boston/Route 128	100%	—	384,730
Other/Greater Boston	100%	—	138,361
1450 Owens Street/San Francisco Bay Area/Mission Bay	42.8%	—	197,406
651 Gateway Boulevard/San Francisco Bay Area/South San Francisco	50.0%	—	280,604
10935, 10945, and 10955 Alexandria Way/San Diego/Torrey Pines	100%	—	142,404	360,596		503,000		6.2%	5.8%
10075 Barnes Canyon Road/San Diego/Sorrento Mesa	50.0%	—	103,700	TBD
Canada	100%	21,729	42,057	40,214		104,000		7.0%	7.0%
		21,729	2,003,652

		$865,400	$4,498,324	$2,850,000	(2)	$8,210,000	(2)
(1)We expect to provide total estimated costs and related yields for each project with estimated stabilization in 2025 and beyond over the next several quarters.
(2)Amounts are rounded to the nearest $10 million and include preliminary estimated amounts for projects listed as TBD.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2023	41

New Class A/A+ Development and Redevelopment Properties: Current Projects (continued)

September 30, 2023
(Dollars in thousands)

	Our Ownership Interest	At 100%
Property/Market/Submarket		In Service	CIP		Cost to Complete		Total at Completion

Near-term projects expected to commence construction in the next three quarters
2025 and beyond stabilization					TBD
421 Park Drive/Greater Boston/Fenway	99.6%	$—	$276,096
4135 Campus Point Court/San Diego/University Town Center	55.0%	—	110,632

		—	386,728		$890,000	(1)	$1,280,000	(1)
Total		$865,400	$4,885,052		$3,740,000	(1)	$9,490,000	(1)

Our share of investment(2)			$4,160,000	(1)	$3,130,000	(1)	$8,150,000	(1)

(1)Amounts are rounded to the nearest $10 million and include preliminary estimated amounts for projects listed as TBD.
(2)Represents our share of investment based on our ownership percentages at the completion of development or redevelopment projects.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2023	42

New Class A/A+ Development and Redevelopment Properties: Summary of Pipeline
September 30, 2023
(Dollars in thousands)

Market Property/Submarket	Our Ownership Interest	Book Value	Square Footage
			Development and Redevelopment
			Active and Near-Term Construction		Future Opportunities Subject to Market Conditions and Leasing
			Under Construction	Committed Near Term	Near Term	Intermediate Term	Future	Total(1)

Greater Boston
Mega Campus: Alexandria Center® at One Kendall Square/Cambridge	100%	$700,331	462,100	—	—	—	—	462,100
325 Binney Street
99 Coolidge Avenue/Cambridge/Inner Suburbs	75.0%	273,700	320,809	—	—	—	—	320,809
Mega Campus: The Arsenal on the Charles/Cambridge/Inner Suburbs	100%	313,688	248,018	—	308,446	—	34,157	590,621
311 Arsenal Street, 500 North Beacon Street, and 4 Kingsbury Avenue
Mega Campus: Alexandria Center® for Life Science – Fenway/Fenway	(2)	488,557	191,727	392,011	—	—	—	583,738
201 Brookline Avenue and 401 and 421 Park Drive
15 Necco Street/Seaport Innovation District	60.3%	477,880	345,995	—	—	—	—	345,995
Mega Campus: 40, 50, and 60 Sylvan Road, 35 Gatehouse Drive, and 840 Winter Street/Route 128	100%	568,893	654,953	—	—	—	515,000	1,169,953
Mega Campus: Alexandria Center® at Kendall Square/Cambridge	100%	107,045	—	—	—	174,500	41,955	216,455
100 Edwin H. Land Boulevard
Mega Campus: 480 Arsenal Way and 446, 458, 500, and 550 Arsenal Street/Cambridge/Inner Suburbs	100%	82,056	—	—	—	—	902,000	902,000
446, 458, 500, and 550 Arsenal Street
Mega Campus: Alexandria Technology Square®/Cambridge	100%	7,881	—	—	—	—	100,000	100,000
Mega Campus: 380 and 420 E Street/Seaport Innovation District	100%	129,485	—	—	—	—	1,000,000	1,000,000
99 A Street/Seaport Innovation District	100%	51,705	—	—	—	—	235,000	235,000
10 Necco Street/Seaport Innovation District	100%	102,024	—	—	—	—	175,000	175,000
Mega Campus: One Moderna Way/Route 128	100%	25,747	—	—	—	—	1,100,000	1,100,000
215 Presidential Way/Route 128	100%	6,813	—	—	—	—	112,000	112,000
Other value-creation projects	(3)	286,788	453,869	—	190,992	—	1,132,549	1,777,410
		$3,622,593	2,677,471	392,011	499,438	174,500	5,347,661	9,091,081

Refer to “Mega campus” in the “Definitions and reconciliations” of this Supplemental Information for additional details.

(1)Represents total square footage upon completion of development or redevelopment of one or more new Class A/A+ properties. Square footage presented includes RSF of buildings currently in operation at properties that also have inherent future development or redevelopment opportunities. Upon expiration of existing in-place leases, we have the intent to demolish or redevelop the existing property. Refer to “Investments in real estate” in the “Definitions and reconciliations” of this Supplemental Information for additional details on value-creation square feet currently included in rental properties.
(2)We have a 99.0% interest in 201 Brookline Avenue aggregating 58,149 RSF and a 100% interest in 401 Park Drive aggregating 133,578 RSF, which are currently under construction, and a 99.6% interest in the near-term development project at 421 Park Drive aggregating 392,011 RSF. Refer to “Dispositions and sales of partial interests” in our Earnings Press Release for additional details on our sale of 268,023 RSF at 421 Park Drive.
(3)Includes a property in which we own a partial interest through a real estate joint venture. Refer to “Joint venture financial information” of this Supplemental Information for additional details.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2023	43

New Class A/A+ Development and Redevelopment Properties: Summary of Pipeline (continued)
September 30, 2023
(Dollars in thousands)

Market Property/Submarket	Our Ownership Interest	Book Value	Square Footage
			Development and Redevelopment
			Active and Near-Term Construction		Future Opportunities Subject to Market Conditions and Leasing
			Under Construction	Committed Near Term	Near Term	Intermediate Term		Future	Total(1)
San Francisco Bay Area
Mega Campus: Alexandria Center® for Science and Technology – Mission Bay/Mission Bay	42.8%	$197,406	212,796	—	—	—		—	212,796
1450 Owens Street
Mega Campus: Alexandria Technology Center® – Gateway/ South San Francisco	50.0%	306,472	300,010	—	—	—		291,000	591,010
651 Gateway Boulevard
Alexandria Center® for Life Science – Millbrae/South San Francisco	46.7%	352,963	285,346	—	198,188	150,213		—	633,747
230 Harriet Tubman Way, 201 and 231 Adrian Road, and 6 and 30 Rollins Road
Mega Campus: 211(2), 213(2), 249, 259, 269, and 279 East Grand Avenue/South San Francisco	100%	6,655	—	—	107,250	—		90,000	197,250
211 and 269 East Grand Avenue
Mega Campus: Alexandria Center® for Life Science – San Carlos/Greater Stanford	100%	416,234	—	—	105,000	700,000		692,830	1,497,830
960 Industrial Road, 987 and 1075 Commercial Street, and 888 Bransten Road
901 California Avenue/Greater Stanford	100%	15,159	—	—	56,924	—		—	56,924
3825 and 3875 Fabian Way/Greater Stanford	100%	144,308	—	—	—	250,000		228,000	478,000
Mega Campus: 88 Bluxome Street/SoMa	100%	373,527	—	—	—	1,070,925		—	1,070,925
Mega Campus: 1122, 1150, and 1178 El Camino Real/South San Francisco	100%	371,668	—	—	—	—		1,930,000	1,930,000
Other value-creation projects	100%	—	—	—	—	—		25,000	25,000
		2,184,392	798,152	—	467,362	2,171,138		3,256,830	6,693,482
New York City
Mega Campus: Alexandria Center® for Life Science – New York City/New York City	100%	147,370	—	—	—	550,000	(3)	—	550,000
219 East 42nd Street/New York City	100%	—	—	—	—	579,947		—	579,947
		$147,370	—	—	—	1,129,947		—	1,129,947

Refer to “Mega campus” in the “Definitions and reconciliations” of this Supplemental Information for additional details.

(1)Represents total square footage upon completion of development or redevelopment of one or more new Class A/A+ properties. Square footage presented includes RSF of buildings currently in operation at properties that also have inherent future development or redevelopment opportunities. Upon expiration of existing in-place leases, we have the intent to demolish or redevelop the existing property. Refer to “Investments in real estate” in the “Definitions and reconciliations” of this Supplemental Information for additional details on value-creation square feet currently included in rental properties.
(2)We own a partial interest in this property through a real estate joint venture. Refer to “Joint venture financial information” of this Supplemental Information for additional details.
(3)Pursuant to an option agreement, we are currently negotiating a long-term ground lease with the City of New York for the future site of a new building of approximately 550,000 SF.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2023	44

New Class A/A+ Development and Redevelopment Properties: Summary of Pipeline (continued)
September 30, 2023
(Dollars in thousands)

Market Property/Submarket	Our Ownership Interest	Book Value	Square Footage
			Development and Redevelopment
			Active and Near-Term Construction		Future Opportunities Subject to Market Conditions and Leasing
			Under Construction	Committed Near Term	Near Term		Intermediate Term	Future	Total(1)
San Diego
Mega Campus: One Alexandria Square and One Alexandria North/Torrey Pines	100%	$338,173	334,996	—	309,094	(2)	125,280	—	769,370
10935, 10945, and 10955 Alexandria Way(3), 11255 and 11355 North Torrey Pines Road, and 10975 and 10995 Torreyana Road
Mega Campus: Campus Point by Alexandria/University Town Center	55.0%	369,692	171,102	426,927	—		—	1,074,445	1,672,474
10010(4), 10140(4), and 10260 Campus Point Drive and 4110, 4135, 4155, 4161, and 4275(4) Campus Point Court
Mega Campus: SD Tech by Alexandria/Sorrento Mesa	50.0%	204,829	254,771	—	—		160,000	333,845	748,616
9805 Scranton Road and 10065 and 10075 Barnes Canyon Road
Mega Campus: Sequence District by Alexandria/Sorrento Mesa	100%	44,780	—	—	200,000		509,000	1,089,915	1,798,915
6260, 6290, 6310, 6340, 6350, and 6450 Sequence Drive
Scripps Science Park by Alexandria/Sorrento Mesa	100%	112,826	—	—	105,000		175,041	318,308	598,349
10048, 10219, 10256, and 10260 Meanley Drive, and 10277 Scripps Ranch Boulevard
Mega Campus: University District/University Town Center	100%	156,097	—	—	—		937,000	100,000	1,037,000
9363, 9373, 9393, and 9625(5) Towne Centre Drive, 8410-8750 Genesee Avenue, and 4282 Esplanade Court
Pacific Technology Park/Sorrento Mesa	50.0%	23,210	—	—	—		149,000	—	149,000
9444 Waples Street
Mega Campus: 5200 Illumina Way/University Town Center	51.0%	17,418	—	—	—		—	451,832	451,832
4025, 4031, 4045, and 4075 Sorrento Valley Boulevard/Sorrento Valley	100%	38,510	—	—	—		—	247,000	247,000
Other value-creation projects	100%	71,545	—	—	—		—	475,000	475,000
		$1,377,080	760,869	426,927	614,094		2,055,321	4,090,345	7,947,556

Refer to “Mega campus” in the “Definitions and reconciliations” of this Supplemental Information for additional details.

(1)Represents total square footage upon completion of development or redevelopment of one or more new Class A/A+ properties. Square footage presented includes RSF of buildings currently in operation at properties that also have inherent future development or redevelopment opportunities. Upon expiration of existing in-place leases, we have the intent to demolish or redevelop the existing property. Refer to “Investments in real estate” in the “Definitions and reconciliations” of this Supplemental Information for additional details on value-creation square feet currently included in rental properties.
(2)Represents our near-term project at 11255 and 11355 North Torrey Pines Road, which vertical construction is subject to future market conditions and leasing.
(3)Formerly known as 10931 and 10933 North Torrey Pines Road. Refer to “New Class A/A+ development and redevelopment properties: current projects” of this Supplemental Information for additional details.
(4)We have a 100% interest in this property.
(5)We own a partial interest in this property through a real estate joint venture. Refer to “Joint venture financial information” of this Supplemental Information for additional details.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2023	45

New Class A/A+ Development and Redevelopment Properties: Summary of Pipeline (continued)
September 30, 2023
(Dollars in thousands)

Market Property/Submarket	Our Ownership Interest	Book Value	Square Footage
			Development and Redevelopment
			Active and Near-Term Construction		Future Opportunities Subject to Market Conditions and Leasing
			Under Construction	Committed Near Term	Near Term	Intermediate Term	Future	Total(1)
Seattle
Mega Campus: The Eastlake Life Science Campus by Alexandria/Lake Union	100%	$361,659	311,631	—	—	—	—	311,631
1150 Eastlake Avenue East
Alexandria Center® for Advanced Technologies – Monte Villa Parkway/Bothell	100%	88,709	148,890	—	50,552	—	—	199,442
3301, 3555, and 3755 Monte Villa Parkway
Mega Campus: Alexandria Center® for Life Science – South Lake Union/Lake Union	(2)	423,069	—	—	1,095,586	—	188,400	1,283,986
601 and 701 Dexter Avenue North and 800 Mercer Street
830 and 1010 4th Avenue South/SoDo	100%	56,587	—	—	—	—	597,313	597,313
Mega Campus: Alexandria Center® for Advanced Technologies – Canyon Park/Bothell	100%	15,452	—	—	—	—	230,000	230,000
21660 20th Avenue Southeast
Other value-creation projects	100%	97,620	—	—	—	—	691,000	691,000
		1,043,096	460,521	—	1,146,138	—	1,706,713	3,313,372
Maryland
Mega Campus: Alexandria Center® for Life Science – Shady Grove/Rockville	100%	293,837	510,601	—	—	258,000	38,000	806,601
9808 Medical Center Drive and 9810, 9820, and 9830 Darnestown Road
		$293,837	510,601	—	—	258,000	38,000	806,601

Refer to “Mega campus” in the “Definitions and reconciliations” of this Supplemental Information for additional details.

(1)Represents total square footage upon completion of development or redevelopment of one or more new Class A/A+ properties. Square footage presented includes RSF of buildings currently in operation at properties that also have inherent future development or redevelopment opportunities. Upon expiration of existing in-place leases, we have the intent to demolish or redevelop the existing property. Refer to “Investments in real estate” in the “Definitions and reconciliations” of this Supplemental Information for additional details on value-creation square feet currently included in rental properties.
(2)We have a 100% interest in 601 and 701 Dexter Avenue North aggregating 414,986 SF and a 60% interest in the near-term development project at 800 Mercer Street aggregating 869,000 SF.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2023	46

New Class A/A+ Development and Redevelopment Properties: Summary of Pipeline (continued)
September 30, 2023
(Dollars in thousands)

Market Property/Submarket	Our Ownership Interest	Book Value		Square Footage
				Development and Redevelopment
				Active and Near-Term Construction		Future Opportunities Subject to Market Conditions and Leasing
				Under Construction	Committed Near Term	Near Term	Intermediate Term	Future	Total(1)
Research Triangle
6040 George Watts Hill Drive, Phase II/Research Triangle	100%	$58,730		88,038	—	—	—	—	88,038
Mega Campus: Alexandria Center® for Advanced Technologies – Research Triangle/Research Triangle	100%	95,789		—	—	180,000	—	990,000	1,170,000
4 and 12 Davis Drive
Mega Campus: Alexandria Center® for NextGen Medicines/ Research Triangle	100%	103,482		—	—	100,000	100,000	855,000	1,055,000
3029 East Cornwallis Road
Mega Campus: Alexandria Center® for Life Science – Durham/Research Triangle	100%	173,454		—	—	—	150,000	2,060,000	2,210,000
41 Moore Drive
120 TW Alexander Drive, 2752 East NC Highway 54, and 10 South Triangle Drive/Research Triangle	100%	52,598		—	—	—	—	750,000	750,000
Other value-creation projects	100%	4,185		—	—	—	—	76,262	76,262
		488,238		88,038	—	280,000	250,000	4,731,262	5,349,300
Texas
Alexandria Center® for Advanced Technologies at The Woodlands/Greater Houston	100%	72,443		73,298	—	—	—	116,405	189,703
8800 Technology Forest Place
1020 Red River Street/Austin	100%	9,327		—	—	—	—	177,072	177,072
Other value-creation projects	100%	133,084		—	—	—	—	1,694,000	1,694,000
		214,854		73,298	—	—	—	1,987,477	2,060,775

Canada	100%	42,057		183,556	—	—	—	371,743	555,299
Other value-creation projects	100%	103,411		—	—	—	—	724,349	724,349
Total pipeline as of September 30, 2023		$9,516,928	(2)	5,552,506	818,938	3,007,032	6,038,906	22,254,380	37,671,762

Refer to “Mega campus” in the “Definitions and reconciliations” of this Supplemental Information for additional details.

(1)Total square footage includes 4,151,793 RSF of buildings currently in operation that we intend to demolish or redevelop and commence future construction. Refer to “Investments in real estate” in the “Definitions and reconciliations” of this Supplemental Information for additional details on value-creation square feet currently included in rental properties.
(2)Total book value includes $4.5 billion of projects currently under construction that are 67% leased/negotiating. We also expect to commence construction on two near-term projects aggregating $386.7 million, which are 59% leased, in the next three quarters after September 30, 2023.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2023	47

Construction Spending and Capitalization of Interest
September 30, 2023
(Dollars In thousands)

68% of RSF in Our Value-Creation Pipeline Is Within Our Existing Mega Campuses

	Upon Completion of Construction
	Additional Operating RSF	Growth in Operating RSF

Under construction and committed near-term projects(1)	6,371,444	81%
Value-add pre-construction: primarily mega campus entitlement, permitting, design, and site work	27,148,525
Value-creation pipeline: developments and redevelopments	33,519,969

Key Categories of Interest Capitalized During YTD 3Q23	Percentage of Total Capitalized Interest
Value-creation pipeline: developments and redevelopments	88%
Smaller redevelopments and repositioning capital projects	12
100%

	Nine Months Ended September 30, 2023	Projected Midpoint for the Year Ending December 31, 2023
Construction Spending
Construction spending(2)	$2,775,816	$3,471,000	(3)
Contributions from partners in our existing consolidated real estate joint ventures	(358,808)	(536,000)
Total construction spending	$2,417,008	$2,935,000
Guidance range		$2,785,000 – $3,085,000

Contributions From Partners in Our Existing Consolidated Real Estate Joint Ventures
Projected Timing	Amount(4)
4Q23	$177,000
2024 through 2026	1,054,000
Total	$1,231,000

(1)Represents projects under construction aggregating 5.6 million RSF and two near-term projects aggregating 0.8 million RSF expected to commence construction during the next three quarters after September 30, 2023, which are 66% leased/negotiating and are expected to generate $580 million in annual incremental net operating income from 4Q23 through 3Q26.
(2)Includes our contributions in unconsolidated real estate joint ventures related to construction.
(3)Includes projected revenue-enhancing/repositioning capital expenditures and non-revenue-enhancing capital expenditures of $147 million and $60 million, respectively.
(4)Amounts represent reductions to our consolidated construction spending.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2023	48

Joint Venture Financial Information
September 30, 2023

Consolidated Real Estate Joint Ventures
Property	Market	Submarket	Noncontrolling Interest Share(1)		Operating RSF at 100%
50 and 60 Binney Street	Greater Boston	Cambridge/Inner Suburbs	66.0%		532,395
75/125 Binney Street	Greater Boston	Cambridge/Inner Suburbs	60.0%		388,270
100 and 225 Binney Street and 300 Third Street	Greater Boston	Cambridge/Inner Suburbs	70.0%		870,106
99 Coolidge Avenue	Greater Boston	Cambridge/Inner Suburbs	25.0%		—	(2)
15 Necco Street	Greater Boston	Seaport Innovation District	39.7%	(3)	—	(2)
Other joint venture	Greater Boston	–	39.0%		—	(2)
Alexandria Center® for Science and Technology – Mission Bay(4)	San Francisco Bay Area	Mission Bay	75.0%		1,005,236
1450 Owens Street	San Francisco Bay Area	Mission Bay	57.2%	(5)	—	(2)
601, 611, 651(2), 681, 685, and 701 Gateway Boulevard	San Francisco Bay Area	South San Francisco	50.0%		785,444
751 Gateway Boulevard	San Francisco Bay Area	South San Francisco	49.0%		230,592
211(2) and 213 East Grand Avenue	San Francisco Bay Area	South San Francisco	70.0%		300,930
500 Forbes Boulevard	San Francisco Bay Area	South San Francisco	90.0%		155,685
Alexandria Center® for Life Science – Millbrae	San Francisco Bay Area	South San Francisco	53.3%		—	(2)
3215 Merryfield Row	San Diego	Torrey Pines	70.0%		170,523
Campus Point by Alexandria(6)	San Diego	University Town Center	45.0%		1,337,916
5200 Illumina Way	San Diego	University Town Center	49.0%		792,687
9625 Towne Centre Drive	San Diego	University Town Center	70.0%		163,648
SD Tech by Alexandria(7)	San Diego	Sorrento Mesa	50.0%		881,992
Pacific Technology Park	San Diego	Sorrento Mesa	50.0%		544,352
Summers Ridge Science Park(8)	San Diego	Sorrento Mesa	70.0%		316,531
1201 and 1208 Eastlake Avenue East and 199 East Blaine Street	Seattle	Lake Union	70.0%		321,115
400 Dexter Avenue North	Seattle	Lake Union	70.0%		290,754
800 Mercer Street	Seattle	Lake Union	40.0%		—	(2)

Unconsolidated Real Estate Joint Ventures
Property	Market	Submarket	Our Ownership Share(9)		Operating RSF at 100%
1655 and 1725 Third Street	San Francisco Bay Area	Mission Bay	10.0%		586,208
1401/1413 Research Boulevard	Maryland	Rockville	65.0%	(10)	(11)
1450 Research Boulevard	Maryland	Rockville	73.2%	(10)	42,679
101 West Dickman Street	Maryland	Beltsville	57.9%	(10)	135,423

(1)In addition to the consolidated real estate joint ventures listed, various joint venture partners hold insignificant noncontrolling interests in three other real estate joint ventures in North America.
(2)Represents a property currently under construction or in our value-creation pipeline. Refer to the sections under “New Class A/A+ development and redevelopment properties” for additional details.
(3)The noncontrolling interest share is expected to increase to 43% as one of our joint venture partners contributes the remaining costs to complete the project over time.
(4)Includes 409 and 499 Illinois Street, 1500 and 1700 Owens Street, and 455 Mission Bay Boulevard South.
(5)The noncontrolling interest share of our joint venture partner is anticipated to increase to 75% as our partner contributes the remaining cost to complete the project over time.
(6)Includes 10210, 10260, 10290, and 10300 Campus Point Drive and 4110, 4135, 4155, 4161, 4224, and 4242 Campus Point Court.
(7)Includes 9605, 9645, 9675, 9685, 9725, 9735, 9805, 9808, 9855, and 9868 Scranton Road and 10055, 10065, and 10075 Barnes Canyon Road.
(8)Includes 9965, 9975, 9985, and 9995 Summers Ridge Road.
(9)In addition to the unconsolidated real estate joint ventures listed, we hold an interest in one other insignificant unconsolidated real estate joint venture in North America.
(10)Represents a joint venture with a local real estate operator in which our joint venture partner manages the day-to-day activities that significantly affect the economic performance of the joint venture.
(11)Represents a joint venture with a distinguished retail real estate developer for a retail shopping center aggregating 84,837 RSF.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2023	49

Joint Venture Financial Information (continued)
September 30, 2023
(In thousands)

	As of September 30, 2023
	Noncontrolling Interest Share of Consolidated Real Estate JVs	Our Share of Unconsolidated Real Estate JVs
Investments in real estate	$3,829,663	$119,693
Cash, cash equivalents, and restricted cash	147,573	5,438
Other assets	403,541	11,886
Secured notes payable (refer to page 54)	(27,123)	(92,096)
Other liabilities	(268,683)	(7,226)
Redeemable noncontrolling interests	(51,658)	—
	$4,033,313	$37,695

	Noncontrolling Interest Share of Consolidated Real Estate JVs		Our Share of Unconsolidated Real Estate JVs
	September 30, 2023		September 30, 2023
	Three Months Ended	Nine Months Ended	Three Months Ended	Nine Months Ended
Total revenues	$105,610	$308,922	$2,837	$8,236
Rental operations	(32,384)	(91,274)	(822)	(2,372)
	73,226	217,648	2,015	5,864
General and administrative	(624)	(1,441)	(5)	(71)
Interest	(5)	(15)	(858)	(2,552)
Depreciation and amortization of real estate assets	(28,814)	(85,212)	(910)	(2,624)
Fixed returns allocated to redeemable noncontrolling interests(1)	202	604	—	—
	$43,985	$131,584	$242	$617

Straight-line rent and below-market lease revenue	$4,154	$12,988	$329	$912
Funds from operations(2)	$72,799	$216,796	$1,152	$3,241

(1)Represents an allocation of joint venture earnings to redeemable noncontrolling interests primarily in one property in our South San Francisco submarket. These redeemable noncontrolling interests earn a fixed return on their investment rather than participate in the operating results of the property.
(2)Refer to “Funds from operations and funds from operations per share” in our Earnings Press Release and “Funds from operations and funds from operations, as adjusted, attributable to Alexandria’s common stockholders” in the “Definitions and reconciliations” of this Supplemental Information for the definition and its reconciliation from the most directly comparable financial measure presented in accordance with GAAP.

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Investments
September 30, 2023
(Dollars in thousands)

We hold investments in publicly traded companies and privately held entities primarily involved in the life science, agtech, and technology industries. The tables below summarize components of our investment income (loss) and non-real estate investments (in thousands). For additional details, refer to “Investments” in the “Definitions and reconciliations” of this Supplemental Information.

	September 30, 2023				Year Ended December 31, 2022
	Three Months Ended		Nine Months Ended
Realized (losses) gains	$(3,470)	(1)	$16,903	(1)	$80,435
Unrealized losses	(77,202)	(2)	(220,954)	(2)	(412,193)	(3)
Investment loss	$(80,672)		$(204,051)		$(331,758)

	September 30, 2023					December 31, 2022
Investments	Cost		Unrealized Gains	Unrealized Losses	Carrying Amount	Carrying Amount

Publicly traded companies	$197,822		$41,225	$(109,461)	$129,586	$207,139
Entities that report NAV	492,151		191,378	(24,740)	658,789	759,752
Entities that do not report NAV:
Entities with observable price changes	104,105		78,845	(1,224)	181,726	193,784
Entities without observable price changes	387,755		—	—	387,755	388,940
Investments accounted for under the equity method	N/A		N/A	N/A	73,910	65,459
September 30, 2023	$1,181,833	(4)	$311,448	$(135,425)	$1,431,766	$1,615,074

December 31, 2022	$1,152,613		$506,404	$(109,402)	$1,615,074

Public/Private Mix (Cost)	Tenant/Non-Tenant Mix (Cost)

(1)Consists of realized gains of $25.0 million and $68.4 million, offset by impairment charges of $28.5 million and $51.5 million during the three and nine months ended September 30, 2023, respectively.
(2)Consists of unrealized losses of $58.1 million and $145.9 million primarily resulting from the decrease in the fair value of our investments in privately held entities that report NAV, and $19.1 million and $75.1 million of accounting reclassifications of unrealized gains recognized in prior periods into realized gains upon our sales of investments during the three and nine months ended September 30, 2023, respectively.
(3)Consists of unrealized losses of $274.2 million primarily resulting from the decrease in the fair value of our investments in publicly traded companies, and $138.0 million of accounting reclassifications of unrealized gains recognized in prior periods into realized gains upon our sales of investments, during the year ended December 31, 2022.
(4)Represents 2.8% of gross assets as of September 30, 2023.

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Key Credit Metrics
September 30, 2023

Liquidity		Minimal Outstanding Borrowings and Significant Availability on Unsecured Senior Line of Credit
		(in millions)
$5.9B

(in millions)
Availability under our unsecured senior line of credit, net of amounts outstanding under our commercial paper program	$5,000
Outstanding forward equity sales agreements(1)	103
Cash, cash equivalents, and restricted cash	568
Remaining construction loan commitments	86
Investments in publicly traded companies	130
Liquidity as of September 30, 2023	$5,887

Net Debt and Preferred Stock to Adjusted EBITDA(2)		Fixed-Charge Coverage Ratio(2)

(1)Represents expected net proceeds from the future settlement of 699 thousand shares of common stock under forward equity sales agreements after underwriter discounts.
(2)Quarter annualized. Refer to “Fixed-charge coverage ratio” and “Net debt and preferred stock to Adjusted EBITDA” in the “Definitions and reconciliations” of this Supplemental Information for additional details.

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Summary of Debt
September 30, 2023
(In millions)

Weighted-Average Remaining Term of 13.1 Years

(1)Refer to footnotes 2 through 4 on the next page under “Fixed-rate and variable-rate debt” for additional details.

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Summary of Debt (continued)
September 30, 2023
(Dollars in thousands)

Fixed-rate and variable-rate debt	Fixed-Rate Debt	Variable-Rate Debt	Total	Percentage	Weighted-Average
					Interest Rate(1)	Remaining Term (in years)

Secured notes payable	$619	$108,491	$109,110	1.0%	8.35%	3.2
Unsecured senior notes payable	11,093,725	—	11,093,725	99.0	3.65	13.2
Unsecured senior line of credit(2) and commercial paper program(3)	—	—	—	—	N/A	4.3	(4)
Total/weighted average	$11,094,344	$108,491	$11,202,835	100.0%	3.70%	13.1	(4)
Percentage of total debt	99.0%	1.0%	100.0%

(1)Represents the weighted-average interest rate as of the end of the applicable period, including expense/income related to the amortization of loan fees, amortization of debt premiums (discounts), and other bank fees.
(2)As of September 30, 2023, we had no outstanding balance on our unsecured senior line of credit.
(3)In July 2023, we increased the aggregate amount we may issue from time to time under our commercial paper program to $2.5 billion from $2.0 billion. The commercial paper program provides us with the ability to issue commercial paper notes that bear interest at short-term fixed rates and can generally be issued with a maturity of 30 days or less and with a maximum maturity of 397 days from the date of issuance. Borrowings under the program are used to fund short-term capital needs and are backed by our unsecured senior line of credit. In the event we are unable to issue commercial paper notes or refinance outstanding borrowings under terms equal to or more favorable than those under our unsecured senior line of credit, we expect to borrow under the unsecured senior line of credit at SOFR+0.835%. As of September 30, 2023, we had no commercial paper notes outstanding.
(4)We calculate the weighted-average remaining term of our commercial paper notes by using the maturity date of our unsecured senior line of credit. Using the maturity date of our outstanding commercial paper notes, the consolidated weighted-average maturity of our debt is 13.1 years. The commercial paper notes sold during the nine months ended September 30, 2023 were issued at a weighted-average yield to maturity of 5.15% and had a weighted-average maturity term of 13 days.

Average debt outstanding and weighted-average interest rate	Average Debt Outstanding		Weighted-Average Interest Rate
	September 30, 2023		September 30, 2023
	Three Months Ended	Nine Months Ended	Three Months Ended	Nine Months Ended
Long-term fixed-rate debt	$11,171,888	$11,005,567	3.64%	3.61%
Short-term variable-rate unsecured senior line of credit and commercial paper program debt	—	88,353	N/A	5.53
Blended average interest rate	11,171,888	11,093,920	3.64	3.63
Loan fee amortization and annual facility fee related to unsecured senior line of credit	N/A	N/A	0.13	0.12
Total/weighted average	$11,171,888	$11,093,920	3.77%	3.75%

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Summary of Debt (continued)
September 30, 2023
(Dollars in thousands)

Debt covenants	Unsecured Senior Notes Payable		Unsecured Senior Line of Credit
Debt Covenant Ratios(1)	Requirement	September 30, 2023	Requirement	September 30, 2023
Total Debt to Total Assets	≤ 60%	28%	≤ 60.0%	27.3%
Secured Debt to Total Assets	≤ 40%	0.3%	≤ 45.0%	0.2%
Consolidated EBITDA to Interest Expense	≥ 1.5x	22.4x	≥ 1.50x	4.22x
Unencumbered Total Asset Value to Unsecured Debt	≥ 150%	348%	N/A	N/A
Unsecured Interest Coverage Ratio	N/A	N/A	≥ 1.75x	36.96x

(1)All covenant ratio titles utilize terms as defined in the respective debt and credit agreements. The calculation of consolidated EBITDA is based on the definitions contained in our loan agreements and is not directly comparable to the computation of EBITDA as described in Exchange Act Release No. 47226.

Unconsolidated real estate joint ventures’ debt					At 100%
Unconsolidated Joint Venture	Maturity Date	Stated Rate		Interest Rate(1)	Aggregate Commitment	Debt Balance(2)	Our Share
1401/1413 Research Boulevard	12/23/24	2.70%		3.31%	$28,500	$28,288	65.0%
1655 and 1725 Third Street	3/10/25	4.50%		4.57%	600,000	599,399	10.0%
101 West Dickman Street	11/10/26	SOFR+1.95%	(3)	7.37%	26,750	13,949	57.9%
1450 Research Boulevard	12/10/26	SOFR+1.95%	(3)	7.43%	13,000	7,765	73.2%
					$668,250	$649,401

(1)Includes interest expense and amortization of loan fees.
(2)Represents outstanding principal, net of unamortized deferred financing costs, as of September 30, 2023.
(3)This loan is subject to a fixed SOFR floor rate of 0.75%.

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Summary of Debt (continued)
September 30, 2023
(Dollars in thousands)

Debt	Stated Rate	Interest Rate(1)		Maturity Date(2)		Principal Payments Remaining for the Periods Ending December 31,							Principal	Unamortized (Deferred Financing Cost), (Discount)/Premium	Total
						2023	2024	2025	2026	2027	Thereafter
Secured notes payable
Greater Boston(3)	SOFR+2.70%	8.36%		11/19/26		$—	$—	$—	$109,295	$—	$—		$109,295	$(804)	$108,491
San Francisco Bay Area	6.50%	6.50		7/1/36		—	32	34	36	38	479		619	—	619
Secured debt weighted-average interest rate/subtotal		8.35				—	32	34	109,331	38	479		109,914	(804)	109,110

Unsecured senior line of credit and commercial paper program(4)	(4)	N/A	(4)	1/22/28	(4)	(4)	—	—	—	—	—	(4)	—	—	—
Unsecured senior notes payable	3.45%	3.62		4/30/25		—	—	600,000	—	—	—		600,000	(1,402)	598,598
Unsecured senior notes payable	4.30%	4.50		1/15/26		—	—	—	300,000	—	—		300,000	(1,144)	298,856
Unsecured senior notes payable – green bond	3.80%	3.96		4/15/26		—	—	—	350,000	—	—		350,000	(1,265)	348,735
Unsecured senior notes payable	3.95%	4.13		1/15/27		—	—	—	—	350,000	—		350,000	(1,699)	348,301
Unsecured senior notes payable	3.95%	4.07		1/15/28		—	—	—	—	—	425,000		425,000	(1,838)	423,162
Unsecured senior notes payable	4.50%	4.60		7/30/29		—	—	—	—	—	300,000		300,000	(1,304)	298,696
Unsecured senior notes payable	2.75%	2.87		12/15/29		—	—	—	—	—	400,000		400,000	(2,574)	397,426
Unsecured senior notes payable	4.70%	4.81		7/1/30		—	—	—	—	—	450,000		450,000	(2,518)	447,482
Unsecured senior notes payable	4.90%	5.05		12/15/30		—	—	—	—	—	700,000		700,000	(5,706)	694,294
Unsecured senior notes payable	3.375%	3.48		8/15/31		—	—	—	—	—	750,000		750,000	(5,149)	744,851
Unsecured senior notes payable – green bond	2.00%	2.12		5/18/32		—	—	—	—	—	900,000		900,000	(8,116)	891,884
Unsecured senior notes payable	1.875%	1.97		2/1/33		—	—	—	—	—	1,000,000		1,000,000	(8,192)	991,808
Unsecured senior notes payable – green bond	2.95%	3.07		3/15/34		—	—	—	—	—	800,000		800,000	(8,177)	791,823
Unsecured senior notes payable – green bond	4.75%	4.88		4/15/35		—	—	—	—	—	500,000		500,000	(5,524)	494,476
Unsecured senior notes payable	4.85%	4.93		4/15/49		—	—	—	—	—	300,000		300,000	(3,016)	296,984
Unsecured senior notes payable	4.00%	3.91		2/1/50		—	—	—	—	—	700,000		700,000	10,140	710,140
Unsecured senior notes payable	3.00%	3.08		5/18/51		—	—	—	—	—	850,000		850,000	(11,703)	838,297
Unsecured senior notes payable	3.55%	3.63		3/15/52		—	—	—	—	—	1,000,000		1,000,000	(14,221)	985,779
Unsecured senior notes payable	5.15%	5.26		4/15/53		—	—	—	—	—	500,000		500,000	(7,867)	492,133
Unsecured debt weighted average/subtotal		3.65				—	—	600,000	650,000	350,000	9,575,000		11,175,000	(81,275)	11,093,725
Weighted-average interest rate/total		3.70%				$—	$32	$600,034	$759,331	$350,038	$9,575,479		$11,284,914	$(82,079)	$11,202,835

Balloon payments						$—	$—	$600,000	$759,295	$350,000	$9,575,068		$11,284,363	$—	$11,284,363
Principal amortization						—	32	34	36	38	411		551	(82,079)	(81,528)
Total debt						$—	$32	$600,034	$759,331	$350,038	$9,575,479		$11,284,914	$(82,079)	$11,202,835

Fixed-rate debt						$—	$32	$600,034	$650,036	$350,038	$9,575,479		$11,175,619	$(81,275)	$11,094,344
Variable-rate debt						—	—	—	109,295	—	—		109,295	(804)	108,491
Total debt						$—	$32	$600,034	$759,331	$350,038	$9,575,479		$11,284,914	$(82,079)	$11,202,835

Weighted-average stated rate on maturing debt						N/A	N/A	3.45%	3.84%	3.95%	3.50%

(1)Represents the weighted-average interest rate as of the end of the applicable period, including amortization of loan fees, amortization of debt premiums (discounts), and other bank fees.
(2)Reflects any extension options that we control.
(3)Represents a secured construction loan held by our consolidated real estate joint venture at 99 Coolidge Avenue, of which we have a 75.0% interest. As of September 30, 2023, this joint venture has $86.0 million available under existing lender commitments. The interest rate shall be reduced from SOFR+2.70% to SOFR+2.10% over time upon the completion of certain leasing, construction, and financial covenant milestones.
(4)Refer to footnotes 2 through 4 under the “Fixed-rate and variable-rate debt” subsection of this “Summary of Debt.”

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Definitions and Reconciliations
September 30, 2023

This section contains additional details for sections throughout this Supplemental Information and the accompanying Earnings Press Release, as well as explanations and reconciliations of certain non-GAAP financial measures and the reasons why we use these supplemental measures of performance and believe they provide useful information to investors. Additional detail can be found in our most recent annual report on Form 10-K and subsequent quarterly reports on Form 10-Q, as well as other documents filed with or furnished to the SEC from time to time.

Adjusted EBITDA and Adjusted EBITDA margin

The following table reconciles net income (loss), the most directly comparable financial measure calculated and presented in accordance with GAAP, to Adjusted EBITDA and calculates the Adjusted EBITDA margin:

	Three Months Ended
(Dollars in thousands)	9/30/23	6/30/23	3/31/23	12/31/22	9/30/22
Net income	$68,254	$133,705	$121,693	$95,268	$383,443
Interest expense	11,411	17,072	13,754	17,522	22,984
Income taxes	1,183	2,251	1,131	2,063	1,950
Depreciation and amortization	269,370	273,555	265,302	264,480	254,929
Stock compensation expense	16,288	15,492	16,486	11,586	17,786
Gain on sales of real estate	—	(214,810)	—	—	(323,699)
Unrealized losses on non-real estate investments	77,202	77,897	65,855	24,117	56,515
Impairment of real estate	20,649	168,575	—	26,186	38,783
Impairment of non-real estate investments	28,503	22,953	—	20,512	—
Adjusted EBITDA	$492,860	$496,690	$484,221	$461,734	$452,691

Total revenues	$713,788	$713,900	$700,795	$670,281	$659,852

Adjusted EBITDA margin	69%	70%	69%	69%	69%

We use Adjusted EBITDA as a supplemental performance measure of our operations, for financial and operational decision-making, and as a supplemental means of evaluating period-to-period comparisons on a consistent basis. Adjusted EBITDA is calculated as earnings before interest, taxes, depreciation, and amortization (“EBITDA”), excluding stock compensation expense, gains or losses on early extinguishment of debt, gains or losses on sales of real estate, impairments of real estate, and significant termination fees. Adjusted EBITDA also excludes unrealized gains or losses and significant realized gains or losses and impairments that result from our non-real estate investments. These non-real estate investment amounts are classified in our consolidated statements of operations outside of total revenues.

We believe Adjusted EBITDA provides investors with relevant and useful information as it allows investors to evaluate the operating performance of our business activities without having to account for differences recognized because of investing and financing decisions related to our real estate and non-real estate investments, our capital structure, capital market transactions, and variances resulting from the volatility of market conditions outside of our control. For example, we exclude gains or losses on the early extinguishment of debt to allow investors to measure our performance independent of our indebtedness and capital structure. We believe that adjusting for the effects of impairments and gains or losses on sales of real estate, significant impairments and realized gains or losses on non-real estate investments, and significant termination fees allows investors to evaluate performance from period to period on a consistent basis without having to account for differences recognized because of investing and financing decisions related to our real estate and non-real estate investments or other corporate activities that may not be representative of the operating performance of our properties.

In addition, we believe that excluding charges related to stock compensation and unrealized gains or losses facilitates for investors a comparison of our business activities across periods without the volatility resulting from market forces outside of our control. Adjusted EBITDA has limitations as a measure of our performance. Adjusted EBITDA does not reflect our historical expenditures or future requirements for capital expenditures or contractual commitments. While Adjusted EBITDA is a relevant measure of performance, it does not represent net income (loss) or cash flows from operations calculated and presented in accordance with GAAP, and it should not be considered as an alternative to those indicators in evaluating performance or liquidity.

In order to calculate the Adjusted EBITDA margin, we divide Adjusted EBITDA by total revenues as presented in our consolidated statements of operations. We believe that this supplemental performance measure provides investors with additional useful information regarding the profitability of our operating activities.

Annual rental revenue

Annual rental revenue represents the annualized fixed base rental obligations, calculated in accordance with GAAP, for leases in effect as of the end of the period, related to our operating RSF. Annual rental revenue is presented using 100% of the annual rental revenue from our consolidated properties and our share of annual rental revenue for our unconsolidated real estate joint ventures. Annual rental revenue per RSF is computed by dividing annual rental revenue by the sum of 100% of the RSF of our consolidated properties and our share of the RSF of properties held in unconsolidated real estate joint ventures. As of September 30, 2023, approximately 92% of our leases (on an annual rental revenue basis) were triple net leases, which require tenants to pay substantially all real estate taxes, insurance, utilities, repairs and maintenance, common area expenses, and other operating expenses (including increases thereto) in addition to base rent. Annual rental revenue excludes these operating expenses recovered from our tenants. Amounts recovered from our tenants related to these operating expenses, along with base rent, are classified in income from rentals in our consolidated statements of operations.

Capitalization rates

Capitalization rates are calculated based on net operating income and net operating income (cash basis) annualized, excluding lease termination fees, for the quarter preceding the date on which the property is sold, or near-term prospective net operating income.

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Definitions and Reconciliations (continued)
September 30, 2023

Capitalized interest

We capitalize interest cost as a cost of a project during periods for which activities necessary to develop or redevelop a project for its intended use are ongoing, provided that expenditures for the asset have been made and interest cost has been incurred. Activities necessary to develop or redevelop a project include pre-construction activities such as entitlements, permitting, design, site work, and other activities preceding commencement of construction of aboveground building improvements. The advancement of pre-construction efforts is focused on reducing the time required to deliver projects to prospective tenants. These critical activities add significant value for future ground-up development and are required for the vertical construction of buildings. If we cease activities necessary to prepare a project for its intended use, interest costs related to such project are expensed as incurred.

Cash interest

Cash interest is equal to interest expense calculated in accordance with GAAP plus capitalized interest, less amortization of loan fees and debt premiums (discounts). Refer to the definition of fixed-charge coverage ratio for a reconciliation of interest expense, the most directly comparable financial measure calculated and presented in accordance with GAAP, to cash interest.

Class A/A+ properties and AAA locations

Class A/A+ properties are properties clustered in AAA locations that provide innovative tenants with highly dynamic and collaborative environments that enhance their ability to successfully recruit and retain world-class talent and inspire productivity, efficiency, creativity, and success. Class A/A+ properties generally command higher annual rental rates than other classes of similar properties.

AAA locations are in close proximity to concentrations of specialized skills, knowledge, institutions, and related businesses. Such locations are generally characterized by high barriers to entry for new landlords, high barriers to exit for tenants, and a limited supply of available space.

Competitive supply

Represents the total rentable square footage of laboratory space under development or redevelopment that is both: (i) available for direct lease, and (ii) we believe is competitive with our laboratory space within a given submarket. Total competitive supply excludes owner user space.

Development, redevelopment, and pre-construction

A key component of our business model is our disciplined allocation of capital to the development and redevelopment of new Class A/A+ properties, and property enhancements identified during the underwriting of certain acquired properties, located in collaborative life science, agtech, and advanced technology mega campuses in AAA innovation clusters. These projects are generally focused on providing high-quality, generic, and reusable spaces that meet the real estate requirements of, and are reusable by, a wide range of tenants. Upon completion, each value-creation project is expected to generate increases in rental income, net operating income, and cash flows. Our development and redevelopment projects are generally in locations that are highly desirable to high-quality entities, which we believe results in higher occupancy levels, longer lease terms, higher rental income, higher returns, and greater long-term asset value.

Development projects generally consist of the ground-up development of generic and reusable facilities. Redevelopment projects consist of the permanent change in use of office, warehouse, and shell space into laboratory, agtech, or tech space. We generally will not commence new development projects for aboveground construction of new Class A/A+ laboratory, agtech, and tech space without first securing significant pre-leasing for such space, except when there is solid market demand for high-quality Class A/A+ properties.

Pre-construction activities include entitlements, permitting, design, site work, and other activities preceding commencement of construction of aboveground building improvements. The advancement of pre-construction efforts is focused on reducing the time required to deliver projects to prospective tenants. These critical activities add significant value for future ground-up development and are required for the vertical construction of buildings. Ultimately, these projects will provide high-quality facilities and are expected to generate significant revenue and cash flows.

Development, redevelopment, and pre-construction spending also includes the following costs: (i) amounts to bring certain acquired properties up to market standard and/or other costs identified during the acquisition process (generally within two years of acquisition) and (ii) permanent conversion of space for highly flexible, move-in-ready laboratory space to foster the growth of promising early- and growth-stage life science companies.

Revenue-enhancing and repositioning capital expenditures represent spending to reposition or significantly change the use of a property, including through improvement in the asset quality from Class B to Class A/A+.

Non-revenue-enhancing capital expenditures represent costs required to maintain the current revenues of a stabilized property, including the associated costs for renewed and re-leased space.

Dividend payout ratio (common stock)

Dividend payout ratio (common stock) is the ratio of the absolute dollar amount of dividends on our common stock (shares of common stock outstanding on the respective record dates multiplied by the related dividend per share) to funds from operations attributable to Alexandria’s common stockholders – diluted, as adjusted.

Dividend yield

Dividend yield for the quarter represents the annualized quarter dividend divided by the closing common stock price at the end of the quarter.

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Definitions and Reconciliations (continued)
September 30, 2023

Fixed-charge coverage ratio

Fixed-charge coverage ratio is a non-GAAP financial measure representing the ratio of Adjusted EBITDA to fixed charges. We believe that this ratio is useful to investors as a supplemental measure of our ability to satisfy fixed financing obligations and preferred stock dividends. Cash interest is equal to interest expense calculated in accordance with GAAP plus capitalized interest, less amortization of loan fees and debt premiums (discounts).

The following table reconciles interest expense, the most directly comparable financial measure calculated and presented in accordance with GAAP, to cash interest and computes fixed-charge coverage ratio:

	Three Months Ended
(Dollars in thousands)	9/30/23	6/30/23	3/31/23	12/31/22	9/30/22
Adjusted EBITDA	$492,860	$496,690	$484,221	$461,734	$452,691

Interest expense	$11,411	$17,072	$13,754	$17,522	$22,984
Capitalized interest	96,119	91,674	87,070	79,491	73,189
Amortization of loan fees	(4,059)	(3,729)	(3,639)	(3,975)	(3,235)
Amortization of debt discounts	(306)	(304)	(288)	(272)	(269)
Cash interest and fixed charges	$103,165	$104,713	$96,897	$92,766	$92,669

Fixed-charge coverage ratio:
– quarter annualized	4.8x	4.7x	5.0x	5.0x	4.9x
– trailing 12 months	4.9x	4.9x	5.0x	5.0x	5.1x

Funds from operations and funds from operations, as adjusted, attributable to Alexandria’s common stockholders

GAAP-basis accounting for real estate assets utilizes historical cost accounting and assumes that real estate values diminish over time. In an effort to overcome the difference between real estate values and historical cost accounting for real estate assets, the Nareit Board of Governors established funds from operations as an improved measurement tool. Since its introduction, funds from operations has become a widely used non-GAAP financial measure among equity REITs. We believe that funds from operations is helpful to investors as an additional measure of the performance of an equity REIT. Moreover, we believe that funds from operations, as adjusted, allows investors to compare our performance to the performance of other real estate companies on a consistent basis, without having to account for differences recognized because of real estate acquisition and disposition decisions, financing decisions, capital structure, capital market transactions, variances resulting from the volatility of market conditions outside of our control, or other corporate activities that may not be representative of the operating performance of our properties.

The 2018 White Paper published by the Nareit Board of Governors (the “Nareit White Paper”) defines funds from operations as net income (computed in accordance with GAAP), excluding gains or losses on sales of real estate, and impairments of real estate, plus depreciation and amortization of operating real estate assets, and after adjustments for our share of consolidated and unconsolidated partnerships and real estate joint ventures. Impairments represent the write-down of assets when fair value over the recoverability period is less than the carrying value due to changes in general market conditions and do not necessarily reflect the operating performance of the properties during the corresponding period.

We compute funds from operations, as adjusted, as funds from operations calculated in accordance with the Nareit White Paper, excluding significant gains, losses, and impairments realized on non-real estate investments, unrealized gains or losses on non-real estate investments, gains or losses on early extinguishment of debt, significant termination fees, acceleration of stock compensation expense due to the resignation of an executive officer, deal costs, the income tax effect related to such items, and the amount of such items that is allocable to our unvested restricted stock awards. We compute the amount that is allocable to our unvested restricted stock awards using the two-class method. Under the two-class method, we allocate net income (after amounts attributable to noncontrolling interests) to common stockholders and to unvested restricted stock awards by applying the respective weighted-average shares outstanding during each quarter-to-date and year-to-date period. This may result in a difference of the summation of the quarter-to-date and year-to-date amounts. Neither funds from operations nor funds from operations, as adjusted, should be considered as alternatives to net income (determined in accordance with GAAP) as indications of financial performance, or to cash flows from operating activities (determined in accordance with GAAP) as measures of liquidity, nor are they indicative of the availability of funds for our cash needs, including our ability to make distributions.

The following table reconciles net income to funds from operations for the share of consolidated real estate joint ventures attributable to noncontrolling interests and our share of unconsolidated real estate joint ventures:

	Noncontrolling Interest Share of Consolidated Real Estate JVs		Our Share of Unconsolidated Real Estate JVs
	September 30, 2023		September 30, 2023
(In thousands)	Three Months Ended	Nine Months Ended	Three Months Ended	Nine Months Ended
Net income	$43,985	$131,584	$242	$617
Depreciation and amortization of real estate assets	28,814	85,212	910	2,624
Funds from operations	$72,799	$216,796	$1,152	$3,241

Gross assets

Gross assets are calculated as total assets plus accumulated depreciation:

(In thousands)	9/30/23	6/30/23	3/31/23	12/31/22	9/30/22
Total assets	$36,783,293	$36,659,257	$36,912,465	$35,523,399	$34,368,614
Accumulated depreciation	4,856,436	4,646,833	4,561,854	4,354,063	4,148,230
Gross assets	$41,639,729	$41,306,090	$41,474,319	$39,877,462	$38,516,844

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Definitions and Reconciliations (continued)
September 30, 2023

Initial stabilized yield (unlevered)

Initial stabilized yield is calculated as the estimated amounts of net operating income at stabilization divided by our investment in the property. Our initial stabilized yield excludes the benefit of leverage. Our cash rents related to our value-creation projects are generally expected to increase over time due to contractual annual rent escalations. Our estimates for initial stabilized yields, initial stabilized yields (cash basis), and total costs at completion represent our initial estimates at the commencement of the project. We expect to update this information upon completion of the project, or sooner if there are significant changes to the expected project yields or costs.
•Initial stabilized yield reflects rental income, including contractual rent escalations and any rent concessions over the term(s) of the lease(s), calculated on a straight-line basis.
•Initial stabilized yield (cash basis) reflects cash rents at the stabilization date after initial rental concessions, if any, have elapsed and our total cash investment in the property.

Investment-grade or publicly traded large cap tenants

Investment-grade or publicly traded large cap tenants represent tenants that are investment-grade rated or publicly traded companies with an average daily market capitalization greater than $10 billion for the twelve months ended September 30, 2023, as reported by Bloomberg Professional Services. Credit ratings from Moody’s Investors Service and S&P Global Ratings reflect credit ratings of the tenant’s parent entity, and there can be no assurance that a tenant’s parent entity will satisfy the tenant’s lease obligation upon such tenant’s default. We monitor the credit quality and related material changes of our tenants. Material changes that cause a tenant’s market capitalization to decrease below $10 billion, which are not immediately reflected in the twelve-month average, may result in their exclusion from this measure.

Space Intentionally Blank

Investments

We hold investments in publicly traded companies and privately held entities primarily involved in the life science, agtech, and technology industries. We recognize, measure, present, and disclose these investments as follows:

Statements of Operations
	Balance Sheet	Gains and Losses
	Carrying Amount	Unrealized	Realized

Difference between proceeds received upon disposition and historical cost
Publicly traded companies	Fair value	Changes in fair value
Privately held entities without readily determinable fair values that:
Report NAV	Fair value, using NAV as a practical expedient	Changes in NAV, as a practical expedient to fair value

Do not report NAV	Cost, adjusted for observable price changes and impairments(1)	Observable price changes(1)	Impairments to reduce costs to fair value, which result in an adjusted cost basis and the differences between proceeds received upon disposition and adjusted or historical cost

Equity method investments	Contributions, adjusted for our share of the investee’s earnings or losses, less distributions received, reduced by other-than-temporary impairments	Our share of unrealized gains or losses reported by the investee	Our share of realized gains or losses reported by the investee, and other-than-temporary impairments

(1)An observable price is a price observed in an orderly transaction for an identical or similar investment of the same issuer. Observable price changes result from, among other things, equity transactions for the same issuer with similar rights and obligations executed during the reporting period, including subsequent equity offerings or other reported equity transactions related to the same issuer.

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Definitions and Reconciliations (continued)
September 30, 2023

Investments in real estate

The following table reconciles our investments in real estate as of September 30, 2023:

(In thousands)	Investments in Real Estate
Gross investments in real estate – North America	$36,565,011
Less: accumulated depreciation – North America	(4,852,280)
Net investments in real estate – North America	31,712,731
Net investments in real estate – Asia	—
Investments in real estate	$31,712,731

The following table presents our value-creation pipeline of new Class A/A+ development and redevelopment projects as a percentage of gross assets as of September 30, 2023:

Percentage of Gross Assets
Under construction projects 67% leased/negotiating	11%
Near-term projects expected to commence construction in the next three quarters 59% leased	1%
Income-producing/potential cash flows/covered land play(1)	8%
Land	3%

(1)Includes projects with existing buildings that are generating or can generate operating cash flows. Also includes development rights associated with existing operating campuses. These projects aggregated 1.1% of total annual rental revenue as of September 30, 2023 and are included in our industry mix chart as targeted for a future change in use. Refer to “High-quality and diverse client base in AAA locations” of this Supplemental Information.

Space Intentionally Blank
The square footage presented in the table below is classified as operating as of September 30, 2023. These lease expirations or vacant space at recently acquired properties represent future opportunities for which we have the intent, subject to market conditions and leasing, to commence first-time conversion from non-laboratory space to laboratory space, or to commence future ground-up development:

	Dev/ Redev	RSF of Lease Expirations Targeted for Development and Redevelopment
Property/Submarket		2023	2024	Thereafter(1)	Total
Near-term projects:
311 Arsenal Street/Cambridge/Inner Suburbs	Redev	—	308,446	—	308,446
269 East Grand Avenue/South San Francisco	Redev	—	107,250	—	107,250
3301 Monte Villa Parkway/Bothell	Redev	—	50,552	—	50,552
		—	466,248	—	466,248
Intermediate-term projects:
100 Edwin H. Land Boulevard/Cambridge	Dev	—	104,500	—	104,500
219 East 42nd Street/New York City	Dev	—	—	349,947	349,947
10975 and 10995 Torreyana Road/Torrey Pines	Dev	—	84,829	—	84,829
		—	189,329	349,947	539,276
Future projects:
446, 458, 500, and 550 Arsenal Street/Cambridge/Inner Suburbs	Dev	—	—	392,583	392,583
380 and 420 E Street/Seaport Innovation District	Dev	—	—	195,506	195,506
Other/Greater Boston	Redev	—	—	167,549	167,549
1122 and 1150 El Camino Real/South San Francisco	Dev	—	—	375,232	375,232
3875 Fabian Way/Greater Stanford	Dev	—	—	228,000	228,000
960 Industrial Road/Greater Stanford	Dev	—	—	110,000	110,000
Campus Point by Alexandria/University Town Center	Dev	—	495,192	—	495,192
Sequence District by Alexandria/Sorrento Mesa	Dev/Redev	—	—	684,866	684,866
830 4th Avenue South/SoDo	Dev	—	—	42,380	42,380
Other/Seattle	Dev	—	—	81,184	81,184
1020 Red River Street/Austin	Redev	—	—	126,034	126,034
Canada	Redev	—	—	247,743	247,743
		—	495,192	2,651,077	3,146,269
		—	1,150,769	3,001,024	4,151,793

(1)Includes vacant square footage as of September 30, 2023.

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Definitions and Reconciliations (continued)
September 30, 2023

Joint venture financial information

We present components of balance sheet and operating results information related to our real estate joint ventures, which are not presented, or intended to be presented, in accordance with GAAP. We present the proportionate share of certain financial line items as follows: (i) for each real estate joint venture that we consolidate in our financial statements, which are controlled by us through contractual rights or majority voting rights, but of which we own less than 100%, we apply the noncontrolling interest economic ownership percentage to each financial item to arrive at the amount of such cumulative noncontrolling interest share of each component presented; and (ii) for each real estate joint venture that we do not control and do not consolidate, and are instead controlled jointly or by our joint venture partners through contractual rights or majority voting rights, we apply our economic ownership percentage to each financial item to arrive at our proportionate share of each component presented.

The components of balance sheet and operating results information related to our real estate joint ventures do not represent our legal claim to those items. For each entity that we do not wholly own, the joint venture agreement generally determines what equity holders can receive upon capital events, such as sales or refinancing, or in the event of a liquidation. Equity holders are normally entitled to their respective legal ownership of any residual cash from a joint venture only after all liabilities, priority distributions, and claims have been repaid or satisfied.

We believe that this information can help investors estimate the balance sheet and operating results information related to our partially owned entities. Presenting this information provides a perspective not immediately available from consolidated financial statements and one that can supplement an understanding of the joint venture assets, liabilities, revenues, and expenses included in our consolidated results.

The components of balance sheet and operating results information related to our real estate joint ventures are limited as an analytical tool as the overall economic ownership interest does not represent our legal claim to each of our joint ventures’ assets, liabilities, or results of operations. In addition, joint venture financial information may include financial information related to the unconsolidated real estate joint ventures that we do not control. We believe that in order to facilitate for investors a clear understanding of our operating results and our total assets and liabilities, joint venture financial information should be examined in conjunction with our consolidated statements of operations and balance sheets. Joint venture financial information should not be considered an alternative to our consolidated financial statements, which are presented and prepared in accordance with GAAP.

Key items included in net income attributable to Alexandria’s common stockholders

We present a tabular comparison of items, whether gain or loss, that may facilitate a high-level understanding of our results and provide context for the disclosures included in this Supplemental Information, our most recent annual report on Form 10-K, and our subsequent quarterly reports on Form 10-Q. We believe that such tabular presentation promotes a better understanding for investors of the corporate-level decisions made and activities performed that significantly affect comparison of our operating results from period to period. We also believe that this tabular presentation will supplement for investors an understanding of our disclosures and real estate operating results. Gains or losses on sales of real estate and impairments of held for sale assets are related to corporate-level decisions to dispose of real estate. Gains or losses on early extinguishment of debt are related to corporate-level financing decisions focused on our capital structure strategy. Significant realized and unrealized gains or losses on non-real estate investments, impairments of real estate and non-real estate investments, and acceleration of stock compensation expense due to the resignation of an executive officer are not related to the operating performance of our real estate assets as they result from strategic, corporate-level non-real estate investment decisions and external market conditions. Impairments of non-real estate investments are not related to the operating performance of our real estate as they represent the write-down of non-real estate investments when their fair values decrease below their respective carrying values due to changes in general market or other conditions outside of our control. Significant items, whether a gain or loss, included in the tabular disclosure for current periods are described in further detail in this Supplemental Information and accompanying Earnings Press Release.

Mega campus

Mega campuses are cluster campuses that consist of approximately 1 million RSF or more, including operating, active development/redevelopment, and land RSF less operating RSF expected to be demolished. The following table reconciles our annual rental revenue and value-creation pipeline RSF as of September 30, 2023 (dollars in thousands):

	Annual Rental Revenue	Value-Creation Pipeline RSF
Mega campus	$1,526,731	25,720,103
Non-mega campus	503,717	11,951,659
Total	$2,030,448	37,671,762

Mega campus as a percentage of total annual rental revenue/total value-creation pipeline RSF	75%	68%

Net cash provided by operating activities after dividends

Net cash provided by operating activities after dividends includes the deduction for distributions to noncontrolling interests. For purposes of this calculation, changes in operating assets and liabilities are excluded as they represent timing differences.

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Definitions and Reconciliations (continued)
September 30, 2023

Net debt and preferred stock to Adjusted EBITDA

Net debt and preferred stock to Adjusted EBITDA is a non-GAAP financial measure that we believe is useful to investors as a supplemental measure of evaluating our balance sheet leverage. Net debt and preferred stock is equal to the sum of total consolidated debt less cash, cash equivalents, and restricted cash, plus preferred stock outstanding as of the end of the period. Refer to the definition of Adjusted EBITDA and Adjusted EBITDA margin for further information on the calculation of Adjusted EBITDA.

The following table reconciles debt to net debt and preferred stock and computes the ratio to Adjusted EBITDA:

(Dollars in thousands)	9/30/23		6/30/23		3/31/23		12/31/22		9/30/22
Secured notes payable	$109,110		$91,939		$73,645		$59,045		$40,594
Unsecured senior notes payable	11,093,725		11,091,424		11,089,124		10,100,717		10,098,588
Unsecured senior line of credit and commercial paper	—		—		374,536		—		386,666
Unamortized deferred financing costs	78,496		80,663		82,831		74,918		76,947
Cash and cash equivalents	(532,390)		(924,370)		(1,263,452)		(825,193)		(533,824)
Restricted cash	(35,321)		(35,920)		(34,932)		(32,782)		(332,344)
Preferred stock	—		—		—		—		—
Net debt and preferred stock	$10,713,620		$10,303,736		$10,321,752		$9,376,705		$9,736,627

Adjusted EBITDA:
– quarter annualized	$1,971,440		$1,986,760		$1,936,884		$1,846,936		$1,810,764
– trailing 12 months	$1,935,505		$1,895,336		$1,848,018		$1,797,536		$1,743,613

Net debt and preferred stock to Adjusted EBITDA:
– quarter annualized	5.4	x	5.2	x	5.3	x	5.1	x	5.4	x
– trailing 12 months	5.5	x	5.4	x	5.6	x	5.2	x	5.6	x

Net operating income, net operating income (cash basis), and operating margin

The following table reconciles net income to net operating income and net operating income (cash basis) and computes operating margin:

	Three Months Ended		Nine Months Ended
(Dollars in thousands)	9/30/23	9/30/22	9/30/23	9/30/22
Net income	$68,254	$383,443	$323,652	$575,433

Equity in earnings of unconsolidated real estate joint ventures	(242)	(40)	(617)	(473)
General and administrative expenses	45,987	49,958	140,065	134,286
Interest expense	11,411	22,984	42,237	76,681
Depreciation and amortization	269,370	254,929	808,227	737,666
Impairment of real estate	20,649	38,783	189,224	38,783
Loss on early extinguishment of debt	—	—	—	3,317
Gain on sales of real estate	—	(323,699)	(214,810)	(537,918)
Investment loss	80,672	32,305	204,051	312,105
Net operating income	496,101	458,663	1,492,029	1,339,880
Straight-line rent revenue	(29,805)	(24,431)	(92,331)	(93,818)
Amortization of acquired below-market leases	(23,222)	(23,546)	(69,647)	(54,221)
Net operating income (cash basis)	$443,074	$410,686	$1,330,051	$1,191,841

Net operating income (cash basis) – annualized	$1,772,296	$1,642,744	$1,773,401	$1,589,121

Net operating income (from above)	$496,101	$458,663	$1,492,029	$1,339,880
Total revenues	$713,788	$659,852	$2,128,483	$1,918,681
Operating margin	70%	70%	70%	70%

Net operating income is a non-GAAP financial measure calculated as net income, the most directly comparable financial measure calculated and presented in accordance with GAAP, excluding equity in the earnings of our unconsolidated real estate joint ventures, general and administrative expenses, interest expense, depreciation and amortization, impairments of real estate, gains or losses on early extinguishment of debt, gains or losses on sales of real estate, and investment income or loss. We believe net operating income provides useful information to investors regarding our financial condition and results of operations because it primarily reflects those income and expense items that are incurred at the property level. Therefore, we believe net operating income is a useful measure for investors to evaluate the operating performance of our consolidated real estate assets. Net operating income on a cash basis is net operating income adjusted to exclude the effect of straight-line rent and amortization of acquired above- and below-market lease revenue adjustments required by GAAP. We believe that net operating income on a cash basis is helpful to investors as an additional measure of operating performance because it eliminates straight-line rent revenue and the amortization of acquired above- and below-market leases.

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September 30, 2023

Furthermore, we believe net operating income is useful to investors as a performance measure of our consolidated properties because, when compared across periods, net operating income reflects trends in occupancy rates, rental rates, and operating costs, which provide a perspective not immediately apparent from net income or loss. Net operating income can be used to measure the initial stabilized yields of our properties by calculating net operating income generated by a property divided by our investment in the property. Net operating income excludes certain components from net income in order to provide results that are more closely related to the results of operations of our properties. For example, interest expense is not necessarily linked to the operating performance of a real estate asset and is often incurred at the corporate level rather than at the property level. In addition, depreciation and amortization, because of historical cost accounting and useful life estimates, may distort comparability of operating performance at the property level. Impairments of real estate have been excluded in deriving net operating income because we do not consider impairments of real estate to be property-level operating expenses. Impairments of real estate relate to changes in the values of our assets and do not reflect the current operating performance with respect to related revenues or expenses. Our impairments of real estate represent the write-down in the value of the assets to the estimated fair value less cost to sell. These impairments result from investing decisions or a deterioration in market conditions. We also exclude realized and unrealized investment gain or loss, which results from investment decisions that occur at the corporate level related to non-real estate investments in publicly traded companies and certain privately held entities. Therefore, we do not consider these activities to be an indication of operating performance of our real estate assets at the property level. Our calculation of net operating income also excludes charges incurred from changes in certain financing decisions, such as losses on early extinguishment of debt, as these charges often relate to corporate strategy. Property operating expenses included in determining net operating income primarily consist of costs that are related to our operating properties, such as utilities, repairs, and maintenance; rental expense related to ground leases; contracted services, such as janitorial, engineering, and landscaping; property taxes and insurance; and property-level salaries. General and administrative expenses consist primarily of accounting and corporate compensation, corporate insurance, professional fees, office rent, and office supplies that are incurred as part of corporate office management. We calculate operating margin as net operating income divided by total revenues.

We believe that in order to facilitate for investors a clear understanding of our operating results, net operating income should be examined in conjunction with net income or loss as presented in our consolidated statements of operations. Net operating income should not be considered as an alternative to net income or loss as an indication of our performance, nor as an alternative to cash flows as a measure of our liquidity or our ability to make distributions.

Operating statistics

We present certain operating statistics related to our properties, including number of properties, RSF, occupancy percentage, leasing activity, and contractual lease expirations as of the end of the period. We believe these measures are useful to investors because they facilitate an understanding of certain trends for our properties. We compute the number of properties, RSF, occupancy percentage, leasing activity, and contractual lease expirations at 100% for all properties in which we have an investment, including properties owned by our consolidated and unconsolidated real estate joint ventures. For operating metrics based on annual rental revenue, refer to the definition of annual rental revenue herein.

Same property comparisons

As a result of changes within our total property portfolio during the comparative periods presented, including changes from assets acquired or sold, properties placed into development or redevelopment, and development or redevelopment properties recently placed into service, the consolidated total income from rentals, as well as rental operating expenses in our operating results, can show significant changes from period to period. In order to supplement an evaluation of our results of operations over a given quarterly or annual period, we analyze the operating performance for all consolidated properties that were fully operating for the entirety of the comparative periods presented, referred to as same properties. We separately present quarterly and year-to-date same property results to align with the interim financial information required by the SEC in our management’s discussion and analysis of our financial condition and results of operations. These same properties are analyzed separately from properties acquired subsequent to the first day in the earliest comparable quarterly or year-to-date period presented, properties that underwent development or redevelopment at any time during the comparative periods, unconsolidated real estate joint ventures, properties classified as held for sale, and corporate entities (legal entities performing general and administrative functions), which are excluded from same property results. Additionally, termination fees, if any, are excluded from the results of same properties.

Space Intentionally Blank

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September 30, 2023

The following table reconciles the number of same properties to total properties for the nine months ended September 30, 2023:

		Redevelopment – placed into
Development – under construction	Properties	service after January 1, 2022	Properties
201 Brookline Avenue	1	3160 Porter Drive	1
15 Necco Street	1	5505 Morehouse Drive	1
325 Binney Street	1	The Arsenal on the Charles	11
1150 Eastlake Avenue East	1	30-02 48th Avenue	1
9810 and 9820 Darnestown Road	2	2400 Ellis Road, 40 Moore Drive, and 14 TW Alexander Drive	3
99 Coolidge Avenue	1
500 North Beacon Street and 4 Kingsbury Avenue	2	20400 Century Boulevard	1
		140 First Street	1
		9601 and 9603 Medical Center Drive	2
9808 Medical Center Drive	1		21
6040 George Watts Hill Drive	1	Acquisitions after January 1, 2022	Properties
1450 Owens Street	1	3301, 3303, 3305, and 3307 Hillview Avenue	4
230 Harriet Tubman Way	1
4155 Campus Point Court	1	8505 Costa Verde Boulevard and 4260 Nobel Drive	2
10935, 10945, and 10955 Alexandria Way	3
		225 and 235 Presidential Way	2
10075 Barnes Canyon Road	1	104 TW Alexander Drive	4
	18	One Hampshire Street	1
Development – placed into		Intersection Campus	9
service after January 1, 2022	Properties	100 Edwin H. Land Boulevard	1
825 and 835 Industrial Road	2	10010 and 10140 Campus Point Drive and 4275 Campus Point Court	3
9950 Medical Center Drive	1
3115 Merryfield Row	1	446 and 458 Arsenal Street	2
8 and 10 Davis Drive	2	35 Gatehouse Drive	1
5 and 9 Laboratory Drive	2	1001 Trinity Street and 1020 Red River Street	2
10055 Barnes Canyon Road	1
10102 Hoyt Park Drive	1	Other	10
751 Gateway Boulevard	1		41
	11	Unconsolidated real estate JVs	4
Redevelopment – under construction	Properties	Properties held for sale	4
840 Winter Street	1	Total properties excluded from same properties	118
40, 50, and 60 Sylvan Road	3
Alexandria Center® for Advanced Technologies – Monte Villa Parkway	6	Same properties	301
		Total properties in North America as of September 30, 2023	419
651 Gateway Boulevard	1
401 Park Drive	1
8800 Technology Forest Place	1
Canada	4
Other	2
	19
Stabilized occupancy date

The stabilized occupancy date represents the estimated date on which the project is expected to reach occupancy of 95% or greater.

Tenant recoveries

Tenant recoveries represent revenues comprising reimbursement of real estate taxes, insurance, utilities, repairs and maintenance, common area expenses, and other operating expenses and earned in the period during which the applicable expenses are incurred and the tenant’s obligation to reimburse us arises.

We classify rental revenues and tenant recoveries generated through the leasing of real estate assets within revenues in income from rentals in our consolidated statements of operations. We provide investors with a separate presentation of rental revenues and tenant recoveries in “Same Property Performance” of this Supplemental Information because we believe it promotes investors’ understanding of our operating results. We believe that the presentation of tenant recoveries is useful to investors as a supplemental measure of our ability to recover operating expenses under our triple net leases, including recoveries of utilities, repairs and maintenance, insurance, property taxes, common area expenses, and other operating expenses, and of our ability to mitigate the effect to net income for any significant variability to components of our operating expenses.

The following table reconciles income from rentals to tenant recoveries:

	Three Months Ended					Nine Months Ended
(In thousands)	9/30/23	6/30/23	3/31/23	12/31/22	9/30/22	9/30/23	9/30/22
Income from rentals	$707,531	$704,339	$687,949	$665,674	$656,853	$2,099,819	$1,910,366
Rental revenues	(526,352)	(537,889)	(518,302)	(499,348)	(496,146)	(1,582,543)	(1,450,750)
Tenant recoveries	$181,179	$166,450	$169,647	$166,326	$160,707	$517,276	$459,616

Total equity capitalization

Total equity capitalization is equal to the outstanding shares of common stock multiplied by the closing price on the last trading day at the end of each period presented.

Total market capitalization

Total market capitalization is equal to the sum of total equity capitalization and total debt.

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Definitions and Reconciliations (continued)
September 30, 2023

Unencumbered net operating income as a percentage of total net operating income

Unencumbered net operating income as a percentage of total net operating income is a non-GAAP financial measure that we believe is useful to investors as a performance measure of the results of operations of our unencumbered real estate assets as it reflects those income and expense items that are incurred at the unencumbered property level. Unencumbered net operating income is derived from assets classified in continuing operations, which are not subject to any mortgage, deed of trust, lien, or other security interest, as of the period for which income is presented.

The following table summarizes unencumbered net operating income as a percentage of total net operating income:

	Three Months Ended
(Dollars in thousands)	9/30/23	6/30/23	3/31/23	12/31/22	9/30/22
Unencumbered net operating income	$495,012	$500,923	$492,860	$464,944	$457,656
Encumbered net operating income	1,089	1,143	1,002	985	1,007
Total net operating income	$496,101	$502,066	$493,862	$465,929	$458,663
Unencumbered net operating income as a percentage of total net operating income	100%	100%	100%	100%	100%

Weighted-average interest rate for capitalization of interest

The weighted-average interest rate required for calculating capitalization of interest pursuant to GAAP represents a weighted-average rate as of the end of the applicable period, based on the rates applicable to borrowings outstanding during the period, including expense/income related to interest rate hedge agreements, amortization of loan fees, amortization of debt premiums (discounts), and other bank fees. A separate calculation is performed to determine our weighted-average interest rate for capitalization for each month. The rate will vary each month due to changes in variable interest rates, outstanding debt balances, the proportion of variable-rate debt to fixed-rate debt, the amount and terms of interest rate hedge agreements, and the amount of loan fee and premium (discount) amortization.

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Weighted-average shares of common stock outstanding – diluted

From time to time, we enter into capital market transactions, including forward equity sales agreements (“Forward Agreements”), to fund acquisitions, to fund construction of our highly leased development and redevelopment projects, and for general working capital purposes. We are required to consider the potential dilutive effect of our Forward Agreements under the treasury stock method while the Forward Agreements are outstanding. As of September 30, 2023, we had Forward Agreements outstanding to sell an aggregate of 699 thousand shares of common stock.

The weighted-average shares of common stock outstanding used in calculating EPS – diluted, FFO per share – diluted, and FFO per share – diluted, as adjusted, during each period are calculated as follows. Also shown are the weighted-average unvested shares associated with restricted stock awards used in calculating amounts allocable to unvested stock award holders for each of the respective periods presented below:

	Three Months Ended					Nine Months Ended
(In thousands)	9/30/23	6/30/23	3/31/23	12/31/22	9/30/22	9/30/23	9/30/22
Basic shares for earnings per share	170,890	170,864	170,784	165,393	161,554	170,846	160,400
Forward Agreements	—	—	—	—	—	—	—
Diluted shares for earnings per share	170,890	170,864	170,784	165,393	161,554	170,846	160,400

Basic shares for funds from operations per share and funds from operations per share, as adjusted	170,890	170,864	170,784	165,393	161,554	170,846	160,400
Forward Agreements	—	—	—	—	—	—	—
Diluted shares for funds from operations per share and funds from operations per share, as adjusted	170,890	170,864	170,784	165,393	161,554	170,846	160,400

Weighted-average unvested restricted shares used in the allocations of net income, funds from operations, and funds from operations, as adjusted	2,124	2,163	2,277	1,614	1,648	2,187	1,759

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